Cathay Merchant Group, Inc.
3604 Tower 1, Kerry Everbright City
218 Tian Mu Road West, Shanghai
P.R. China 200070

TO THE SHAREHOLDERS OF CATHAY MERCHANT GROUP, INC.

We have called an annual and special meeting of our shareholders to be held at 3604 Tower 1, Kerry Everbright City, 218 Tian Mu Road West, Shanghai, People’s Republic of China 200070, on June 15, 2005 at 9:00 a.m. (local time). At the meeting, our shareholders of record on the record date, determined by our board of directors to be the close of business on May 6, 2005, will be asked:

(1)	To elect Michael J. Smith, Jelena Djordjevic-Lausevic, Mirjana Lausevic-Zdravkovic and Silke Brossmann as the directors of our company to hold office until the next annual meeting of our shareholders;

(2)	To appoint Peterson Sullivan PLLC, certified public accountants, as independent accountant of our company for the year ending July 31, 2005, and to authorize our board of directors to fix the remuneration of the independent accountant;

(3)	To consider, and if thought fit, to approve a resolution by shareholders holding at least a majority of shares of our common stock entitled to be voted at the meeting, to carry out a merger of our company with and into Cathay Merchant Group (Wyoming), Inc., a Wyoming corporation and wholly-owned subsidiary of our company which was incorporated for the sole purpose of effecting the merger, with Cathay Merchant Group (Wyoming) as the surviving corporation, the terms and conditions of which are set out in an Agreement and Plan of Merger dated March 11, 2005, between our company and Cathay Merchant Group (Wyoming);

(4)	Subject to the consummation of the merger, to consider, and if thought fit, to approve a resolution by shareholders holding at least two-thirds of the shares entitled to be voted at the meeting, to carry out a continuance of our merged company, a Wyoming corporation, from the jurisdiction of the State of Wyoming, United States, to the Turks and Caicos Islands; and

(5)	To transact any other business that may properly be brought before the meeting or any adjournment or postponement thereof.

Further information about the continuance and the meeting is contained in the accompanying proxy statement-prospectus. We encourage you to read the proxy statement-prospectus in its entirety.

ADDITIONAL INFORMATION

A copy of our 2004 Annual Report on Form 10-KSB for the fiscal year ended July 31, 2004 and our Quarterly Report on Form 10-QSB for the fiscal quarter ended January 31, 2005, which have been filed with the Securities and Exchange Commission, including the financial statements, will be provided without charge to any shareholder or beneficial owner of our common stock upon written or oral request to our Chief Financial Officer, Michael J. Smith at Cathay Merchant Group, Inc., 3604 Tower 1, Kerry Everbright City, 218 Tian Mu Road West, Shanghai, People’s Republic of China 200070, telephone: (86)-21-6353-0012, fax: (86)-21-6354-9929. In order to obtain timely delivery, you must request the information no later than five business days before the date of the meeting.

SEE “RISK FACTORS” BEGINNING ON PAGE 7 OF THIS PROXY STATEMENT-PROSPECTUS FOR A DISCUSSION OF CERTAIN FACTORS THAT YOU SHOULD CONSIDER AS A SHAREHOLDER OF OUR COMPANY IN REGARDS TO THE MERGER, THE CONTINUANCE AND THE MEETING.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROXY STATEMENT-PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENCE.

The date of this proxy statement-prospectus is May 9, 2005.

Cathay Merchant Group, Inc.
3604 Tower 1, Kerry Everbright City
218 Tian Mu Road West, Shanghai
P.R. China 200070

NOTICE OF AN ANNUAL AND SPECIAL MEETING OF SHAREHOLDERS
TO BE HELD JUNE 15, 2005 at 9:00 A.M.

TO THE SHAREHOLDERS OF CATHAY MERCHANT GROUP, INC.:

NOTICE IS HEREBY GIVEN that an annual and special meeting of our company will be held at 3604 Tower 1, Kerry Everbright City, 218 Tian Mu Road West, Shanghai, People’s Republic of China 200070, on June 15, 2005 at 9:00 a.m. (local time) for the following purposes:

At the meeting, our shareholders of record on the record date will be asked to vote on the following matters:

(1)	To elect Michael J. Smith, Jelena Djordjevic-Lausevic, Mirjana Lausevic-Zdravkovic and Silke Brossmann as the directors of our company to hold office until the next annual meeting of our shareholders;

(2)	To appoint Peterson Sullivan PLLC, as independent accountant of our company for the year ending July 31, 2005, and to authorize our board of directors to fix the remuneration of the independent accountant;

(3)	Having received a directors’ resolution recommending the approval by our shareholders of the merger of our company with and into our wholly-owned Wyoming subsidiary, Cathay Merchant Group (Wyoming), Inc., to consider and approve the following resolutions, by shareholders holding at least a majority of shares of our common stock entitled to be voted at the meeting, having the effect of approving the merger:

“ BE IT RESOLVED that:

(a)	A merger of our company with and into Cathay Merchant Group (Wyoming), Inc., a Wyoming corporation and wholly-owned subsidiary of our company, with Cathay Merchant Group (Wyoming) carrying on as the surviving corporation under the corporate name of ‘Cathay Merchant Group, Inc.’, in accordance with the terms and conditions set out in the Agreement and Plan of Merger dated March 11, 2005, between our company and Cathay Merchant Group (Wyoming) be and is hereby approved, and our company be and is hereby authorized to apply to the Secretary of State of the State of Delaware and the Secretary of State of the State of Wyoming to carry out the merger pursuant to section 253 of the General Corporation Law of the State of Delaware and section 1107 of the Wyoming Business Corporation Act of the State of Wyoming;

(b)	The Certificate of Merger, to be provided to the Secretary of State of the State of Delaware and the Articles of Merger to be provided to the Secretary of State of the State of Wyoming to merge our company with and into Cathay Merchant Group (Wyoming), with Cathay Merchant Group (Wyoming) carrying on as the surviving corporation, in the form presented to our shareholders at the meeting, be and are hereby approved;

(c)	The board of directors of our company may elect not to file the certificate of merger or the articles of merger or consummate the merger if the board of directors of our company determines that, in the circumstances, it would not be in the best interest of our company to proceed with the merger; and

(ii)

(d)	The directors and officers of our company are hereby authorized and directed to do such things and to execute such documents as may be necessary or desirable in order to effect the merger;"

(4)	Having received a directors’ resolution recommending approval by our shareholders of the continuance of our merged company to the Turks and Caicos Islands, to consider and approve the following resolutions by shareholders holding at least two-thirds of the shares of our common stock entitled to be voted at the meeting, having the effect of approving the continuance:

“BE IT RESOLVED that:

(a)	Subject to the consummation of the merger of our company with and into Cathay Merchant Group (Wyoming), the continuance of our merged company from the State of Wyoming, United States, to the Turks and Caicos Islands be and is hereby approved, and our merged company be and is hereby authorized to apply to the Secretary of State of the State of Wyoming and the Registrar of Companies of the Turks and Caicos Islands for authorization to continue our company into the jurisdiction of the Turks and Caicos Islands under section 1720 of the Wyoming Business Corporation Act of the State of Wyoming and section 205 of the Companies Ordinance 1981 (as amended) of the Turks and Caicos Islands, as if our company had been incorporated as an exempted company pursuant to section 181 of the Companies Ordinance 1981 (as amended) of the Turks and Caicos Islands;

(b)	The Certificate of Transfer, to be provided to the Secretary of State of the State of Wyoming to transfer our company out of the jurisdiction of the State of Wyoming, and the Memorandum of Association and Articles of Association, to be provided to the Registrar of Companies of the Turks and Caicos Islands with the application to effect a continuance of our company into the jurisdiction of the Turks and Caicos Islands, in the form presented to our shareholders at the meeting, be and are hereby approved;

(c)	Subject to the acceptance of the Certificate of Transfer by the Secretary of State of the State of Wyoming and the issuance of the permit by the Registrar of Companies of the Turks and Caicos Islands for the registration of our company as an exempted company in the Turks and Caicos Islands, the Memorandum of Association and the Articles of Association, in the form presented to our shareholders at the meeting, are adopted in substitution of the existing organizational documents of our company;

(d)	The board of directors of our company may elect not to file the Certificate of Transfer or the application to register the company in the Turks and Caicos islands, with the supporting Memorandum of Association and Articles of Association, or consummate the continuance if the board of directors of our company determines that, in the circumstances, it would not be in the best interests of our company to proceed with the continuance; and

(e)	The officers and directors of our company are hereby authorized and directed to do such things and to execute such documents as may be necessary or desirable in order to effect the continuance;” and

(5)	To transact any other business that may properly be brought before the meeting or any adjournment or postponement thereof.

Our board of directors has fixed the record date of May 6, 2005 to determine the shareholders of our company who are entitled to receive notice of, and to vote at, the meeting or any adjournment or postponement of the meeting. Each holder of shares of our common stock on the record date will be entitled to one vote per share of common stock held on each matter properly brought before the meeting.

(iii)

The merger of our company with and into our wholly-owned subsidiary, Cathay Merchant Group (Wyoming), will have the effect of re-domiciling our merged company in the State of Wyoming as an intermediate step to changing our corporate jurisdiction to the Turks and Caicos Islands. The General Corporation Law of the State of Delaware requires unanimous shareholder approval to effect a direct continuance of our company to the Turks and Caicos Islands. As we are a publicly traded company with a large shareholder base, the requirement for unanimous shareholder approval makes the continuance directly from the State of Delaware to the Turks and Caicos Islands highly improbable. An abstention or a broker non-vote from only one of our shareholders holding one share in our company at the meeting would thus prevent the requisite level of shareholder approval required to carry out the continuance.

The General Corporation Law of the State of Delaware permits our company to merge with and into a corporation existing under the laws of another state with the approval of shareholders holding at least a majority of shares of our common stock entitled to be voted at the meeting. The Wyoming Business Corporation Act will permit a merger of our company with and into a Wyoming corporation, with the Wyoming corporation as the surviving corporation, with shareholder approval from shareholders holding at least a majority of shares entitled to be voted at the meeting. Accordingly, we have formed Cathay Merchant Group (Wyoming) as our wholly-owned subsidiary in Wyoming to facilitate the transaction. Once the merger has been effected, the Wyoming Business Corporation Act will permit our merged company to continue from the State of Wyoming to the Turks and Caicos Islands with the approval of shareholders holding at least two-thirds, or 66.7%, of shares entitled to be voted at the meeting. The resolution to approve the continuance is dependent and conditional upon the consummation of the merger.

The merger, followed by the continuance, will result in a change in our company’s jurisdiction from the State of Delaware, United States, to the Turks and Caicos Islands, and will also result in the adoption of a new certificate of continuance for our company, which will govern us in accordance with the provisions of the Companies Ordinance 1981 (as amended) of the Turks and Caicos Islands. If approved by our shareholders and regulatory authorities, it is anticipated that the continuance will become effective on or about July 30, 2005, or as soon as practicable after the approval of the merger and the continuance at the meeting. Upon the effectiveness of our continuance to the Turks and Caicos Islands, each of our 18,796,829 shares of our common stock issued and outstanding will be registered as shares of Cathay Merchant Group, Inc., a company continued under the Companies Ordinance 1981 (as amended) of the Turks and Caicos Islands.

Our board of directors is currently comprised of Michael J. Smith, Jelena Djordjevic-Lausevic, Mirjana Lausevic-Zdravkovic and Silke Brossmann. Such persons, subject to their re-election at the meeting, will continue to serve as directors of our merged company and our continued company.

Your attention is directed to the accompanying proxy statement-prospectus which summarizes the items to be voted upon. Shareholders who do not expect to attend the meeting in person and who are entitled to vote are requested to date, sign and return the enclosed proxy as promptly as possible in the enclosed envelope.

THE VOTE OF EACH SHAREHOLDER IS IMPORTANT. YOU CAN VOTE YOUR SHARES BY ATTENDING THE MEETING OR BY COMPLETING AND RETURNING THE PROXY CARD SENT TO YOU. PLEASE SUBMIT A PROXY AS SOON AS POSSIBLE SO THAT YOUR SHARES CAN BE VOTED AT THE MEETING IN ACCORDANCE WITH YOUR INSTRUCTIONS. FOR SPECIFIC INSTRUCTIONS ON VOTING, PLEASE REFER TO THE INSTRUCTIONS ON THE PROXY CARD OR THE INFORMATION FORWARDED BY YOUR BROKER, BANK OR OTHER HOLDER OF RECORD. EVEN IF YOU HAVE VOTED YOUR PROXY, YOU MAY STILL VOTE IN PERSON IF YOU ATTEND THE MEETING. PLEASE NOTE, HOWEVER, THAT IF YOUR SHARES ARE HELD OF RECORD BY A BROKER, BANK OR OTHER NOMINEE AND YOU WISH TO VOTE IN PERSON AT THE MEETING, YOU MUST OBTAIN FROM SUCH BROKER, BANK OR OTHER NOMINEE, A PROXY ISSUED IN YOUR NAME.

BY ORDER OF THE BOARD OF DIRECTORS By: /s/ Michael J. Smith MICHAEL J. SMITH, Chief Executive Officer
Dated: May 9, 2005

TABLE OF CONTENTS

PROXY STATEMENT-PROSPECTUS	1
INFORMATION CONCERNING VOTING	1
REVOCABILITY OF PROXIES	1
SOLICITATION OF PROXIES	2
SUMMARY OF BUSINESS MATTERS TO BE VOTED UPON	2
NOTE REGARDING FORWARD LOOKING STATEMENTS	2
PROPOSAL 1: ELECTION OF DIRECTORS	2
PROPOSAL 2: APPOINTMENT OF INDEPENDENT ACCOUNTANT	3
PROPOSAL 3: THE MERGER	3
PROPOSAL 4: THE CONTINUANCE	3
INCOME TAX CONSEQUENCES	4
EXCHANGE OF STOCK CERTIFICATES	4
DIVIDENDS	4
MARKET PRICE DATA	5
SECURITY OWNERSHIP BY DIRECTORS, EXECUTIVE OFFICERS AND THEIR AFFILIATES	5
BOARD OF DIRECTORS	7
RISK FACTORS	7
RISKS RELATED TO OUR COMPANY	7
RISKS OF DOING BUSINESS IN CHINA	9
RISKS RELATED TO OUR PROPOSED WIND FARM BUSINESS	10
EMPLOYMENT RISKS	11
RISKS OF ENFORCEMENT	12
SECURITIES RISKS	12
TAX RISKS	13
NOMINATION AND ELECTION OF DIRECTORS	14
NOMINEES FOR ELECTION	14
MANAGEMENT	15
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	15
COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT	17
COMMITTEES OF THE BOARD OF DIRECTORS	17
VOTING SECURITIES AND OWNERSHIP OF VOTING SECURITIES BY CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	19
INTERESTS OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON	21
EXECUTIVE COMPENSATION	21
LONG-TERM INCENTIVE PLANS - AWARDS IN MOST RECENTLY COMPLETED FISCAL YEAR	23
OPTIONS AND WARRANTS	23
OPTIONS GRANTS IN THE LAST FISCAL YEAR	23
AGGREGATED OPTIONS EXERCISED IN THE LAST FISCAL YEAR AND FISCAL YEAR END OPTION VALUES	23
TERMINATION OF EMPLOYMENT, CHANGE IN RESPONSIBILITIES AND EMPLOYMENT CONTRACTS	24
REPRICING OF OPTIONS/SARS	24
COMPENSATION OF DIRECTORS	24
MANAGEMENT CONTRACTS	24
EXECUTIVE EMPLOYMENT AGREEMENTS	25
APPOINTMENT OF INDEPENDENT ACCOUNTANT	25
THE MERGER	27
GENERAL OVERVIEW OF THE MERGER	27
CORPORATE LAW REQUIREMENTS	28
REASONS FOR THE MERGER	28
DESCRIPTION OF OUR CAPITAL STOCK PRIOR TO THE PROPOSED MERGER AND CONTINUANCE	29
DESCRIPTION OF OUR CAPITAL STOCK AFTER THE PROPOSED MERGER AND CONTINUANCE	29
ACCOUNTING TREATMENT OF THE MERGER	29
WHAT OUR SHAREHOLDERS WILL RECEIVE IN THE MERGER	30
CERTAIN TERMS OF THE MERGER AGREEMENT	30
APPRAISAL RIGHTS OF THE MERGER	30
THE CONTINUANCE	31
GENERAL OVERVIEW OF THE CONTINUANCE	31
CORPORATE LAW REQUIREMENTS	31
SHARES BEING REGISTERED	32
REASONS AND RECOMMENDATION FOR THE CONTINUANCE	33
MATERIAL DIFFERENCES OF THE RIGHTS OF OUR SHAREHOLDERS AFTER THE CONTINUANCE	33
SHARE CERTIFICATES	39
AMERICAN STOCK EXCHANGE LISTING	39
CERTAIN UNITED STATES FEDERAL SECURITIES LAW CONSEQUENCES	40
MATERIAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES OF THE CONTINUANCE	40
MATERIAL TURKS AND CAICOS TAX CONSEQUENCES OF THE CONTINUANCE	41
DISSENT RIGHTS OF THE CONTINUANCE	42
DESCRIPTION OF OUR BUSINESS	42
NAME AND INCORPORATION	42
HISTORY OF OUR BUSINESS	43
GENERAL INFORMATION ON DOING BUSINESS IN CHINA	47
GENERAL INFORMATION ON WIND ENERGY IN CHINA	48
PROPERTY	49
COMPETITION	50
DESCRIPTION OF PROPERTIES	51
LEGAL PROCEEDINGS	51
MARKET FOR COMMON EQUITY AND RELATED SHAREHOLDER MATTERS	51
PRINCIPAL MARKET AND SALES PRICES FOR OUR COMMON STOCK	51
APPROXIMATE NUMBER OF HOLDERS OF OUR COMMON STOCK	52
DIVIDENDS	52
RECENT SALES OF UNREGISTERED SECURITIES	52
SELECTED FINANCIAL DATA	54
SUPPLEMENTARY FINANCIAL INFORMATION	55
MANAGEMENT'S DISCUSSION AND ANALYSIS	55
CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE	62
QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK	62
LEGAL MATTERS	62
INTEREST OF NAMED EXPERTS AND COUNSEL	62
WHERE YOU CAN FIND MORE INFORMATION	63
CATHAY MERCHANT GROUP, INC. CONSOLIDATED AUDITED FINANCIAL REPORTS JULY 31, 2004	64
CATHAY MERCHANT GROUP, INC. UNAUDITED CONSOLIDATED FINANCIAL REPORTS JANUARY 31, 2005	79

Cathay Merchant Group, Inc.
3604 Tower 1, Kerry Everbright City
218 Tian Mu Road West, Shanghai
P.R. China 200070

PROXY STATEMENT-PROSPECTUS

INFORMATION CONCERNING VOTING

This proxy statement-prospectus is being furnished to our shareholders on behalf of our board of directors in connection with the annual and special meeting of our shareholders to be held on June 15, 2005 at 9:00 a.m. (local time) or at any continuance, postponement or adjournment thereof. Proxies are solicited to give all shareholders of record an opportunity to vote on matters properly presented at the meeting. We intend to mail this proxy statement-prospectus and accompanying proxy card on or about May 9, 2005 to all shareholders entitled to vote at the meeting. The meeting will be held at 3604 Tower 1, Kerry Everbright City, 218 Tian Mu Road West, Shanghai, People’s Republic of China 200070.

You are entitled to vote if you were a holder of record of shares of our common stock as of the record date of May 6, 2005. Your shares can be voted at the meeting only if you are present in person or represented by a valid proxy. Each holder on the record date is entitled to one vote for each share of common stock held on all matters to be voted upon at the meeting.

On the record date, there were 18,796,829 shares of common stock issued and outstanding. In order to carry on the business of the meeting, we must have a quorum at the meeting. Under our bylaws, a quorum is constituted for a meeting of our shareholders if our shareholders who collectively own at least a majority of our common stock are present in person or are represented by duly appointed proxies at the meeting. Our company’s directors are elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote. The appointment of our independent accountant and the proposed merger will be approved if the majority of shares present in person or represented by proxy at the meeting and entitled to vote are voted in favor of the appointment of our independent accountant and in favor of the merger. The proposed continuance will be approved if at least two-thirds, or 66.7%, of the shares present in person or represented by proxy at the meeting and entitled to vote are voted in favor of the continuance.

If a shareholder of our company fails to submit a proxy or vote at the meeting, the shareholder’s votes will not be counted as present for the purposes of determining a quorum and, except for the proposal to re-elect our directors, will have the same effect as a vote against the matters to be voted upon at the meeting. If a shareholder of our company submits a properly signed proxy card and affirmatively elects to abstain from voting, the proxy will be counted as present for the purpose of determining a quorum but will not be voted at the meeting. Consequently, an abstention will have the same effect as a vote against the proposals to be voted upon at the meeting. If a shareholder’s shares are held by a broker, custodian bank or other nominee, the shareholder must contact such persons to vote the shares on the shareholder’s behalf. Such persons cannot vote a shareholder’s shares without receiving instructions from the shareholder.

You may vote in person or by completing and mailing the enclosed proxy card. All shares entitled to vote and represented by properly executed proxies received before the polls are closed at the meeting, and not revoked or superseded, will be voted at the meeting in accordance with the instructions indicated on those proxies. In voting, please specify your choices by marking the appropriate spaces on the enclosed proxy card, signing and dating the proxy card and returning it in the accompanying envelope.

REVOCABILITY OF PROXIES

Any shareholder giving a proxy has the power to revoke the proxy at any time before the proxy is voted. In addition to revocation in any other manner permitted by law, a proxy may be revoked by an instrument in writing executed by the shareholder or by his attorney authorized in writing, or, if the shareholder is a corporation, under its corporate seal or by an officer or attorney thereof duly authorized, and deposited at our principal business office in Shanghai, at any time up to and including the last business day preceding the day of the meeting, or any adjournment thereof, or with the chairman of the meeting on the day of the meeting. Attendance at the meeting will not in and of itself constitute revocation of a proxy.

SOLICITATION OF PROXIES

We will bear the entire cost of solicitation of proxies, including preparation, assembly and mailing of this proxy statement-prospectus, the proxy and any additional information furnished to our company’s shareholders. Copies of solicitation materials will be furnished to banks, brokerage houses, depositories, fiduciaries and custodians holding shares of our common stock in their names that are beneficially owned by others to forward to these beneficial owners. We may reimburse persons representing beneficial owners for their costs of forwarding the solicitation material to the beneficial owners of our common stock. Original solicitation of proxies by mail may be supplemented by telephone, facsimile, electronic mail or personal solicitation by our directors, officers or other regular employees. No additional compensation will be paid to directors, officers or other regular employees for such services. We do not presently intend to employ any other party to assist in the solicitation process. We have not incurred any costs to date in connection with the solicitation of proxies from our shareholders, but we estimate that the total costs will be approximately $9,000.

SUMMARY OF BUSINESS MATTERS TO BE VOTED UPON

This section highlights selected information in this proxy statement-prospectus. The summary may not contain all of the information important to you. To understand our proposals to be voted upon at the meeting, you should read this entire document carefully, including the exhibits.

All figures in this proxy statement-prospectus are in United States dollars unless otherwise stated and all financial statements are prepared in accordance with United States generally accepted accounting principles.

NOTE REGARDING FORWARD LOOKING STATEMENTS

This proxy statement-prospectus includes or is based upon estimates, projections or other “forward-looking statements”. Such forward-looking statements include any projections or estimates made by us and our management in connection with our business operations. Such forward-looking statements are based on the beliefs of our company. When used in this proxy statement-prospectus, the words “anticipate,” “believe,” “estimate,” “expect,” “intends” and similar expressions, as they relate to us, are intended to identify forward-looking statements, which include statements relating to, among other things, the ability of our company to continue to successfully compete in the wind energy business. While these forward-looking statements, and any assumptions upon which they are based, are made in good faith and reflect our current information and judgment regarding the direction of our business, actual results will almost always vary, sometimes materially, from any estimates, predictions, projections, assumptions or other future performance suggested herein.

Such estimates, projections or other “forward-looking statements” involve various risks and uncertainties as outlined in this proxy statement-prospectus commencing on page 7 under “Risk Factors”. We caution the reader that important factors in some cases have affected and, in the future, could materially affect actual results and cause actual results to differ materially from the results expressed in any such estimates, projections or other “forward-looking statements”.

PROPOSAL 1: ELECTION OF DIRECTORS

Our board of directors is elected annually by our shareholders at the annual meeting. Our board of directors has selected the following four nominees who are eligible for election as directors based on their ability and experience and all of which are currently serving as directors of our company: Michael J. Smith, Jelena Djordjevic-Lausevic, Mirjana Lausevic-Zdravkovic and Silke Brossmann. Our company’s directors are elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote. Shares represented by proxies which are marked “Withhold” with respect to the election of each director will be counted for determination of a quorum, but will not be counted as either an affirmative vote for or a negative vote against such election.

Our board of directors recommends that you vote FOR each of the nominees.

PROPOSAL 2: APPOINTMENT OF INDEPENDENT ACCOUNTANT

Our company is seeking approval from our shareholders to appoint Peterson Sullivan PLLC, certified public accountants, to serve as independent accountant of our company for our company’s fiscal year ending July 31, 2005. The appointment of Peterson Sullivan PLLC will be approved if the affirmative vote of the majority of shares present in person or represented by proxy at the meeting and entitled to vote are voted in favor of the appointment. Shares represented by proxies which are marked “Withhold” with respect to the appointment of the independent accountant will be counted for the determination of a quorum, but will not be counted as either an affirmative vote for or a negative vote against such appointment.

Peterson Sullivan PLLC was first appointed as independent accountant of our company on November 19, 2003. Representatives of Peterson Sullivan PLLC are invited to the meeting where such representatives, if present, will be provided with an opportunity to make a statement. Representatives of Peterson Sullivan PLLC, if they elect to attend the meeting, will have the option of making a statement and answering appropriate questions from our shareholders. Peterson Sullivan PLLC provided audit and other services during our fiscal year ended July 31, 2004 for fees totaling $24,303.

Our board of directors recommends that
you vote FOR the appointment of Peterson Sullivan PLLC
as independent accountant of our company and the authorization for our board of directors to fix the remuneration of our company’s independent accountant.

PROPOSAL 3: THE MERGER

Our company has signed, and our board of directors has approved, a merger agreement dated March 11, 2005, between our company and our wholly-owned subsidiary Cathay Merchant Group (Wyoming) whereby, subject to the approval of the shareholders of our company and Cathay Merchant Group (Wyoming), and subject to regulatory approval, our company will merge with and into Cathay Merchant Group (Wyoming), with Cathay Merchant Group (Wyoming) continuing on as the surviving corporation under the name Cathay Merchant Group, Inc. A copy of the merger agreement is attached to this proxy statement-prospectus as Exhibit 2.

We anticipate that, as promptly as practicable after obtaining the requisite number of votes of our shareholders at the meeting, our company will cause the merger to be consummated by filing: (i) a certificate of merger with the Secretary of State of the State of Delaware, in such form as required by, and executed in accordance with, the relevant sections of the General Corporation Law of the State of Delaware; and (ii) articles of merger with the Secretary of State of the State of Wyoming, in such form as required by, and executed in accordance with, the relevant sections of the Wyoming Business Corporation Law of the State of Wyoming. It is anticipated that the effective time of the merger will be as soon as practicable after the merger agreement is approved and adopted at the meeting, and all other conditions to the merger have been satisfied or waived, or such other date that our company determines and is permitted under the respective laws of the State of Delaware and the State of Wyoming.

A copy of the proposed form of certificate of merger that we intend to file with the Secretary of State of the State of Delaware is attached to this proxy statement-prospectus as Exhibit 99.2 and a copy of the proposed form of articles of merger that we intend to file with the Secretary of State of the State of Wyoming is attached to this proxy statement-prospectus as Exhibit 3.1.10.

Pursuant to the terms of the merger agreement, and upon the effective time of the merger, each share in the capital of our company outstanding immediately prior to the effective date shall be automatically converted into an equal number of shares in the capital of our merged company, a Wyoming corporation.

At any time before the effective date of the merger, the merger agreement may be terminated and the merger may be abandoned for any reason whatsoever by the board of directors of our company or Cathay Merchant Group (Wyoming).

Our board of directors recommends that you vote FOR the merger.

PROPOSAL 4: THE CONTINUANCE

Upon the consummation of the merger, our merged company will seek to change our corporate jurisdiction from the State of Wyoming to the Turks and Caicos Islands. Subject to our company obtaining approval from our shareholders holding at least two-thirds, or 66.7%, of shares entitled to be voted at the meeting, the continuance will be effective upon the filing of an application, together with the Memorandum of Association and Articles of Association of our merged company, with the Registrar of Companies of the Turks and Caicos Islands and upon the acceptance of an application for a certificate of transfer which our merged company intends to file with the Secretary of State of the State of Wyoming. The application requires our company to pay a special toll, or departure tax, for carrying out the continuance which is charged on the net actual value of our merged company’s assets, wherever located. The net actual assets of our company are determined as our total assets less liabilities, not including contingent liabilities, as determined by our company and verified by an auditor in accordance with generally accepted accounting principles. Based upon the calculation of our company’s net actual value as of January 31, 2005, as set out in the Wyoming Business Corporation Act, our company must pay approximately $56,028 in order to obtain a certificate of transfer from the Secretary of State of the State of Wyoming and be permitted to proceed with the continuance.

A copy of the proposed form of Memorandum of Association that we intend to file with the Registrar of Companies of the Turks and Caicos Islands is attached to this proxy statement-prospectus as Exhibit 3.1.11 and a copy of the proposed application for a certificate of transfer that we intend to file with the Secretary of State of the State of Wyoming is attached to this proxy statement-prospectus as Exhibit 99.3. Upon the effectiveness of the continuance: (i) we will be deemed thereafter to be an exempted company incorporated under the Companies Ordinance 1981 (as amended) and domiciled in the jurisdiction of the Turks and Caicos Islands; and (ii) we will be discontinued in the jurisdiction of the State of Wyoming, with our shareholders being subject to the rights and privileges afforded under the Companies Ordinance 1981 (as amended) of the Turks and Caicos Islands.

Our board of directors recommends that you vote FOR the continuance.

INCOME TAX CONSEQUENCES

Some of the transactions described in this proxy statement-prospectus will have income tax consequences for our company and our shareholders. Please refer to the discussion commencing on page 40 for more information regarding the tax consequences in regards to the merger and continuance.

EXCHANGE OF STOCK CERTIFICATES

No certificates representing our merged company’s common stock will be prepared or delivered to our shareholders upon consummation of the merger, prior to the continuance. Upon the effectiveness of the continuance, our continued company will mail a letter of transmittal with instructions to each holder of record of our company’s common stock outstanding immediately before the effective time of the merger for use in exchanging certificates formerly representing shares of our company’s common stock for certificates representing shares of our continued company. Certificates should not be surrendered by the holder thereof until they have received the letter of transmittal from our continued company. See page 39 for a more complete discussion regarding the exchange of stock certificates.

DIVIDENDS

No cash dividends have been paid by our company on our common stock. We anticipate that our company’s future earnings will be retained to finance the continuing development of our business. The payment of any future dividends will be at the discretion of our company’s board of directors and will depend upon, among other things, future earnings, any contractual restrictions, the success of business activity, regulatory and corporate law requirements and the general financial condition of our company.

MARKET PRICE DATA

Our company’s common stock is listed on the American Stock Exchange under the symbol “CMQ”. On April 15, 2005, the closing price for our company’s common stock on the American Stock Exchange was $0.51.

	High	Low
FISCAL YEAR ENDED JULY 31, 2003
First Quarter	$0.66	$0.27
Second Quarter	$0.50	$0.27
Third Quarter	$0.66	$0.31
Fourth Quarter	$0.52	$0.36
FISCAL YEAR ENDED JULY 31, 2004
First Quarter	$0.64	$0.45
Second Quarter	$0.71	$0.50
Third Quarter	$0.77	$0.55
Fourth Quarter	$0.75	$0.51
FISCAL YEAR ENDING JULY 31, 2005
First Quarter	$0.53	$0.46
Second Quarter	$0.84	$0.42

SECURITY OWNERSHIP BY DIRECTORS, EXECUTIVE OFFICERS AND THEIR AFFILIATES

The following table sets out the percentage of outstanding shares owned by our company’s directors, executive officers and their affiliates that are entitled to vote on each matter properly brought before the meeting. As stated in the table, our company’s directors and executive officers as a group own 27.8% or 5,224,144 shares of common stock of our company out of the 18,796,829 shares of our common stock issued and outstanding as of April 15, 2005. To elect the proposed directors and appoint the proposed independent accountant, our company requires that a majority of the votes cast at the meeting are voted in support of such proposals. In order to consummate the merger and conduct any other business that may properly be brought before the meeting, other than the vote in regards to the continuance, our company requires that a majority of the shares entitled to vote at the meeting are voted in support of such proposals. To consummate the continuance, our company requires that two-thirds, or 66.7%, of the shares entitled to vote at the meeting are voted in support of the special resolution to approve the continuance.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percentage of Class(1)
MFC Bancorp Ltd. 8th Floor, Dina House Ruttonjee Centre 11 Duddell Street Central, Hong Kong SAR China	5,224,144(2)(3)	27.8%
Michael J. Smith 8th Floor, Dina House Ruttonjee Centre 11 Duddell Street Central, Hong Kong SAR China	5,224,144(2)(3)	27.8%
Jelena Djordjevic-Lausevic III Bulevar 124 Beograd, Serbia, 11070	Nil	Nil%
Mirjana Lausevic-Zdravkovic Cara Lazara 7 Belgrade, Serbia, 11000	Nil	Nil%
Silke Brossmann c/o Floor 21, Millennium Tower Handelskai 94-96 Vienna, Austria, 1200	5,224,144(2)(3)	27.8%
Directors and Executive Officers as a Group	5,224,144	27.8%

(1)	Based on 18,796,829 shares of common stock issued and outstanding as of April 15, 2005. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Except as otherwise indicated, we believe that the beneficial owners of the common stock listed above, based on information furnished by such owners, have sole investment and voting power with respect to such shares, subject to community property laws where applicable.

(2)	This number consists of 680,000 shares, or 3.6%, held directly by MFC Bancorp, 806,100 shares, or 4.3%, held by MFC Merchant Bank S.A., a bank organized under the laws of Switzerland, and a wholly-owned subsidiary of MFC Bancorp, and 3,738,044 shares, or 19.9%, held by Sutton Park International Limited, a corporation organized under the laws of Barbados and a wholly-owned subsidiary of MFC Bancorp. Michael J. Smith is the president, chief executive officer, secretary and a director of MFC Bancorp Ltd.; the president, secretary and a director of Sutton Park International; and the chairman of the board of directors of MFC Merchant Bank. Silke Brossmann is a director of MFC Bancorp.

(3)	This number does not include the number of shares that can be acquired by MFC Merchant Bank upon conversion of the balance amount under a credit facility agreement dated April 26, 2004, between our company and MFC Merchant Bank. As part of MFC Merchant Bank’s compensation for services to be performed by it under the credit facility agreement, MFC Merchant Bank may at any time and from time to time during the term of the agreement, convert the balance of the credit facility or any portion thereof into shares of our common stock. The rate of exchange for the purposes of calculating the number of shares of our company to be exchanged for the balance, or portion thereof, of the credit facility is: (amount of credit facility to be converted) divided by (the applicable ten day average of the closing price of the stock of the company).

On September 16, 2004, at a special meeting of our shareholders, our shareholders approved the right of MFC Merchant Bank to convert the remaining amount of the credit facility into shares of our company. If MFC Merchant Bank exercises its conversion rights under our credit facility, the event will result in a change of control of our company. Based on our ten-day average of the closing price of our common stock as of and including April 15, 2005, of $18,425,000, the remainder of the credit facility may be converted into 34,764,150 shares of our common stock, or 64.9% of our outstanding stock as of such date. As a result, MFC Bancorp, its subsidiaries and affiliates would be beneficial owner, in the aggregate, of 39,998,294 shares of our common stock, or 74.6% of our outstanding common stock as of such date.

BOARD OF DIRECTORS

Our board of directors is currently comprised of Michael J. Smith, Jelena Djordjevic-Lausevic, Mirjana Lausevic-Zdravkovic and Silke Brossmann. Such persons, subject to their re-election at the meeting, will continue to serve as directors of our merged company upon the consummation of the merger and our continued company upon the consummation of the continuance.

RISK FACTORS

The common shares of our company are considered speculative. Prospective investors should carefully consider the risk factors set out below.

RISKS RELATED TO OUR COMPANY

Our merchant banking activities are subject to transaction risks which may have a material adverse effect on our business, results of operations, financial condition and cash flow.

We manage transaction risks arising from our merchant banking activities by allocating and monitoring our capital investments, carefully screening clients and transactions, and engaging qualified personnel to manage transactions. Nevertheless, transaction risks can arise from, among other things, our merchant banking, corporate finance advisory services and proprietary investing activities. These risks include market and credit risks associated with our role in providing advisory services.

We anticipate that we will make investments in highly unstructured situations and in companies undergoing severe financial distress. Such investments often involve severe time constraints. These investments may expose us to significant transaction risks. An unsuccessful investment may result in the total loss of such an investment and may have a material adverse effect on our business, results of operations, financial condition and cash flow.

We may face a lack of suitable acquisition or merger or other proprietary investment candidates which may limit our growth.

In order to grow our business, we may seek to acquire or merge with or invest or make proprietary investments in new companies or opportunities. Our failure to make acquisitions or investments may limit our growth. In pursuing acquisition and investment opportunities, we may be in competition with other companies having similar growth and investment strategies. Competition for these acquisitions or investment targets could result in increased acquisition or investment prices and a diminished pool of businesses, services or products available for acquisition or investment.

Although we intend to regularly review our credit exposure to specific clients and counterparties and to specific industries, countries and regions, we are subject to significant credit risk which could have a material adverse effect on our business, results of operations, financial condition and cash flow.

We attempt only to deal with creditworthy counterparties and obtain collateral where appropriate. However, although we intend to regularly review our credit exposure to specific clients and counterparties and to specific industries, countries and regions that we believe may present credit concerns, default risk may arise from events or circumstances that are difficult to detect, such as fraud. We may also fail to receive full information with respect to the trading risks of a counterparty. In addition, in cases where we have extended credit against collateral, we may find that we are undersecured, for example, as a result of sudden declines in market values that reduce the value of collateral. If we are unsecured and a party defaults on its credit obligations to us, our business, results of operations, financial condition and cash flow could be adversely affected.

We are exposed to the risk of a market downturn which could lead to a decline in the number and size of the transactions that we execute for our clients.

As a merchant banking company, our business will be materially affected by conditions in the financial markets and economic conditions generally. In the event of a market downturn, our business, results of operations and financial condition could be adversely affected. In addition, you cannot be assured that an active public market for our securities will continue.

A market downturn could lead to a decline in the number and size of the transactions that we execute for our clients, including transactions in which we provide financial advisory and other services, and to a corresponding decline in the revenues we receive from fees.

A downturn in a market could further result in losses to the extent that we own assets in such market. Conversely, to the extent that we have sold assets we do not own (i.e. if we have short positions) in any market where such transactions are permitted, an upturn in such market could expose us to potentially unlimited losses as we attempt to cover our short positions by acquiring assets in a rising market.

Even in the absence of a market downturn, we are exposed to substantial risk of loss due to market volatility.

We rely exclusively on a $20 million loan facility from MFC Merchant Bank to provide us with financing to maintain the day-to-day operation of our business. Any change in the availability of the loan facility, or our inability to raise additional funds when required may cause our business to fail.

At present, our only source of cash is that provided by MFC Merchant Bank, a company organized under the laws of Switzerland, and a wholly-owned subsidiary of MFC Bancorp. MFC Merchant Bank agreed to extend a $20 million loan facility, pursuant to a credit facility agreement dated April 26, 2004, between MFC Merchant Bank and our company, to facilitate the development of our company’s merchant banking business and our proposed wind farm business. We do not have sufficient funds to independently finance the development and construction of the proposed wind farm, nor do we have the funds to independently finance our daily operating costs. We do not expect to generate any revenues from our proposed wind farm business for the foreseeable future. Accordingly, we will require additional funds from MFC Merchant Bank, and may require further equity or debt financing, to develop and construct our proposed wind farm business in China. Additional financing may not be available on acceptable terms, if at all, and MFC Merchant Bank may decide not to extend additional funds to our company or may call in funds already advanced under the credit facility. If we are unable to raise additional funds when required, we may be forced to delay, reduce or eliminate our proposed wind farm business and our entire business may fail.

We currently have no revenues and significant monthly general and administrative expenses.

As a general guideline, we anticipate spending approximately $125,000 per month on our day-to-day general and administrative operations during the fiscal year ending July 31, 2005. This cost includes a monthly payment of $75,000 to MFC Merchant Bank for various financial and operating advisory services pursuant to a financial advisory agreement dated January 1, 2004. In addition to the $75,000 per month advisory costs, our company estimates spending approximately $50,000 per month for general and administrative expenses associated with the operation of our company. Since our start-up and development costs are not fixed, we may be required to expend a significant amount of additional funds.

RISKS OF DOING BUSINESS IN CHINA

Any changes in the political and economic policies of, or any new regulations implemented by, the Chinese governments could affect, or even restrict, the operation of our business and our ability to generate revenues.

Our management is currently focused on developing our merchant banking business, with particular emphasis on identifying and exploiting business opportunities in China. Accordingly, our business, results of operations and financial conditions are affected to a significant degree by any economic, political and legal developments in China.

Since the late 1970s, the Chinese governments have been reforming China’s economic system. Although we believe that economic reform and the macroeconomic measures adopted by the Chinese governments have had and will continue to have a positive effect on economic development in China, there can be no assurance that the economic reform strategy will not from time to time be modified or revised. Some modifications or revisions, if any, could have a material adverse effect on the overall economic growth of China. Any such changes would have a material adverse effect on our business. Furthermore, there is no guarantee that the Chinese governments will not impose other economic or regulatory controls that would have a material adverse effect on our business. Any changes in the political, economic and social conditions in China, changes in policies by the Chinese governments or changes in the laws and regulations imposed on renewable energy resources and industries could affect the manner in which we operate our business and restrict or prohibit transactions initiated or conducted by our company. Any such changes or new regulations could affect our ability to generate and sell electricity and therefore affect our ability to generate revenues.

China’s current and future economic, political and social conditions, as well as governmental policies could have an adverse effect on our company’s overall financial condition and ability to generate revenues and profits.

We expect that a substantial portion of our business, and any future assets and operations of our company, will be located and conducted in China. The economy of China differs from the economies of most developed countries in many respects, including:

– government involvement;

– level of development;

– growth rate;

– control of foreign exchange; and

– allocation of resources.

While China’s economy has experienced significant growth in the past twenty years, growth has been uneven, both geographically and among various sectors of the economy. The Chinese governments have implemented various measures to encourage economic growth and guide the allocation of resources. While some of these measures benefit the overall economy of China, they may have a negative effect on our operation. For example, our operating results and financial condition may be adversely affected by government control over capital investments or changes in tax regulations applicable to us. If there are any changes in any policies by the Chinese governments and our proposed business is negatively affected as a result, then our financial results, including our ability to generate revenues and profits, will also be negatively affected.

In China, we face significant competition from national and international merchant banking companies who may have greater financial resources and established operations and revenues than our company and may be able to sustain price wars, resulting in reduced price levels and profit margins.

We anticipate that we will face particularly stiff competition from numerous international, national and local companies engaged in merchant banking activities in China. The majority of these competitors have significantly greater financial, technical and marketing resources, much larger economies of scale, and generate greater revenues and have greater name recognition than us and have considerably lower operating costs than our company. These competitors may be able to institute and sustain price wars, resulting in reduced price levels and profit margins.

RISKS RELATED TO OUR PROPOSED WIND FARM BUSINESS

Our company has only recently started developing a wind farm business with significant start-up costs and an unproven business strategy. Our new business will not provide us with any revenues for the foreseeable future, if ever, and as such, your entire investment may be lost.

We have recently commenced development of a wind farm business under the umbrella of our merchant banking activities. We have not begun to construct our proposed wind farm and we anticipate that our company will not recognize revenues from the wind farm business for the foreseeable future, if ever. Our wind farm business will require significant additional investment in equipment, maintenance, development, administration and marketing before operations commence. Even if we complete the construction of the proposed wind farm business and secure contracts for the sale of wind generated electricity, our business strategy may not be successful. Should our efforts to market and promote the sale of any electricity be unsuccessful, our planned wind farm business may fail.

Our proposed wind farm business is subject to significant governmental regulation and, as a result, changes to such regulations will affect our proposed wind farm business.

Although China has set a goal of generating 10% of its national electricity needs from renewable sources by 2020, this policy may not be maintained. Our operations will be subject to changes in governmental regulatory requirements, including regulations related to the environment. The operation of wind farms is subject to regulation by various government agencies at the state and provincial level in regards to energy policy, regulation, transmission and generation. There is always the risk of changes in governmental policies and laws, including laws and regulations relating to income, capital, corporate or local taxes and the removal of tax incentives related to our industry. Currently, there is a tax policy that reduces the value added tax for wind energy generation from 17% to 8.5% and the policy that will require 10% of China’s electricity needs to be generated from renewable sources. These policies and laws may change in a manner that will not be favorable to us. Such changes may cause us to incur higher costs of doing business.

The wind energy industry is characterized by rapid technological change and expensive technological innovation, and the failure of our company to keep pace with such changes may result in a failure of our company to be competitive and generate revenues.

The wind energy industry is subject to rapid technological change. If we elect to continue with the development of our proposed wind farm business, new technologies may be developed which may render our operations, including our equipment, materials, turbines and systems, obsolete, inefficient and non-competitive. The pace of developments may be such that we may not be able to keep pace with technological innovation, especially in regards to turbines and component parts. If we cannot afford such technological developments, our electrical production and business efficiencies will be compromised and we may not be able to generate or sustain sufficient revenues.

We may not be able to sell electricity, which may result in our inability to generate revenues.

Our company has not yet commenced construction of our proposed wind farm. We have yet to produce any electricity or generate any revenues from the sale of electricity. The generation of electricity will depend, in part, upon the number of turbines that we determine to erect in the Hebei province of China. We may not be able to secure any contracts for the purchase of any electricity we may generate. As such, we may never succeed in selling electricity or generating revenues.

Changes in weather patterns may affect our ability to operate our proposed wind energy business and prevent or substantially reduce the ability of our company to generate revenues from the sale of electricity.

Our company has purchased and installed two 60 meter meteorological towers and we are in the process of installing a third meteorological tower at our site. If the meteorological data collected is favorable to the construction of a wind farm on the property, there is nothing to guarantee that the wind conditions on the property will not change when a wind farm is actually constructed. Any wind farm that we develop will be subject to variations in wind and changes in world-wide climatic conditions generally. The actual wind conditions required for a wind farm to be financially viable may not be present on the property, or if present, may not continue over the long term. Inadequate or inconsistent wind speed to propel the wind turbines may render our proposed wind farm incapable of generating adequate, or any, electrical energy. The inability to generate electricity will prevent our company from recognizing any revenues from its proposed wind farm business.

If we elect to proceed with the construction of our proposed wind farm, environmental damage on the property may cause us to incur significant financial expense.

Environmental damage may result from the development of our proposed wind farm. The construction of wind turbines involves excavation and the installation and use of large concrete platforms. Increasing pressure may come to bear on our company to remove obsolete turbines and to complete reclamation work in the event that our proposed wind farm is abandoned. The costs to complete reclamation work and remove obsolete turbines may be significant. Environmental and government authorities may impose restrictions on our operations, such as the maximum height of wind towers or the maximum number of turbines, both of which would limit our ability to generate revenues. We may also be assessed significant financial penalties for any environmental damage caused. Financial losses and liabilities as a result of environmental damage could affect our revenues, or if we fail to generate revenues, could cause our business to fail.

We face significant competition in the wind energy market from competitors with greater financial resources and established operations and revenues.

If we elect to continue with the development of our wind farm business, we expect to face competitors and potential competitors with substantially greater product development capabilities and financial, scientific, marketing, and human resources than we do. In addition, there are relatively low barriers to entry into the wind farm energy market, and we expect to face additional competition from new entrants. Other companies may succeed in building wind farms earlier or faster than us and competing for our proposed customers. Successful research and development by other competitors may render our operations obsolete or non-competitive. Even if we secure contracts to sell electricity, we may not generate as much revenue as our competitors, which would leave us with less funds to allocate to our marketing, operations, research and development and general business development.

EMPLOYMENT RISKS

Our ability to hire and retain key personnel will be an important factor in the success of our merchant banking business and a failure to hire and retain key personnel may result in our inability to manage and implement our business plans.

We are highly dependent upon our management personnel because of their experience in the merchant banking industry and/or China. The loss of the services of one or more of these individuals could impair our ability to manage our company, or to obtain contracts for our services. We have not purchased key man insurance on any of these individuals, which insurance would provide us with insurance proceeds in the event of their death. Without key man insurance, we may not have the financial resources to develop or maintain our business until we could replace the individual or to replace any business lost by the death of that person. The competition for qualified personnel in the markets in which we operate is intense. This competition is increased by the fact that most of our personnel must be located in China. In addition, in order to manage growth effectively, we must implement management systems and recruit and train new employees. We may not be able to attract and retain the necessary qualified personnel. If we are unable to retain or to hire qualified personnel as required, we may not be able to adequately manage and implement our business.

RISKS OF ENFORCEMENT

Most of our assets and all of our directors and officers are outside the United States, with the result that it may be difficult for investors to enforce within the United States any judgments obtained against us or any of our directors or officers.

We are organized under the laws of the State of Delaware, United States. We are, however, seeking shareholder approval pursuant to this proxy statement-prospectus to change our jurisdiction of organization to the Turks and Caicos Islands. Our principal business office is located in Shanghai, China. Outside the United States, it may be difficult for investors to enforce judgments against us obtained in the United States in any such actions, including actions predicated upon civil liability provisions of federal securities laws. In addition, all of our directors and officers reside outside the United States, and nearly all of the assets of these persons and the assets of our company are located outside of the United States. As a result, it may not be possible for investors to effect service of process within the United States upon such persons or to enforce against us or such persons judgments predicated upon the liability provisions of the United States securities laws. There is substantial doubt as to the enforceability against us or any of our directors and officers located outside the United States in original actions or in actions of enforcement of judgments of United States courts or liabilities predicated on the civil liability provisions of United States federal securities laws.

You may not be able to enforce United States bankruptcy laws as most of our company’s assets are located outside the United States.

At present, we are organized under the laws of the State of Delaware, United States, but our company is seeking shareholder approval pursuant to this proxy statement-prospectus to change our jurisdiction of organization to the Turks and Caicos Islands. As the majority of our assets are located outside of the United States, it may be difficult to enforce United States bankruptcy proceedings against our company. Under bankruptcy laws in the United States, courts typically have jurisdiction over a debtor’s property, wherever it is located, including property situated in other countries. Courts outside of the United States may not recognize the United States bankruptcy court’s jurisdiction. Accordingly, you may have trouble administering a United States bankruptcy case involving a Turks and Caicos Islands company debtor doing business in China with most of its property located outside the United States. Any orders or judgments of a bankruptcy court obtained by you in the United States may not be enforceable.

SECURITIES RISKS

Trading of our stock may be restricted by the Securities and Exchange Commission’s penny stock regulations which may limit a stockholder’s ability to buy and sell our stock.

The Securities and Exchange Commission has adopted regulations which generally define “penny stock” to be any equity security that has a market price (as defined) less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions. Our securities are covered by the penny stock rules, which impose additional sales practice requirements on broker-dealers who sell to persons other than established customers and “accredited investors”. The term “accredited investor” refers generally to institutions with assets in excess of $5,000,000 or individuals with a net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouse. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document in a form prepared by the Securities and Exchange Commission which provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction and monthly account statements showing the market value of each penny stock held in the customer’s account. The bid and offer quotations, and the broker-dealer and salesperson compensation information, must be given to the customer orally or in writing prior to effecting the transaction and must be given to the customer in writing before or with the customer’s confirmation. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from these rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for the stock that is subject to these penny stock rules. Consequently, these penny stock rules may affect the ability of broker-dealers to trade our securities. We believe that the penny stock rules discourage investor interest in and limit the marketability of, our common stock.

The National Association of Securities Dealers, or NASD, has adopted sales practice requirements which may also limit a stockholder’s ability to buy and sell our stock.

In addition to the “penny stock” rules described above, the NASD has adopted rules that require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives and other information. Under interpretations of these rules, the NASD believes that there is a high probability that speculative low priced securities will not be suitable for at least some customers. The NASD requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may limit investors’ ability to buy and sell our stock and have an adverse effect on the market for our shares.

Our common stock is illiquid and subject to price volatility unrelated to our operations.

Our common shares are currently traded on the American Stock Exchange under the symbol “CMQ”. Further announcements concerning our or our competitors’ technological innovations, new product and service offerings, changes in government regulations, conditions in our market segment or changes in earnings estimates by analysts may cause the price of our common shares to fluctuate substantially. In addition, stock prices for merchant banking companies and companies generally that carry out most of their business in China, fluctuate widely for reasons that may be unrelated to their operating results. These fluctuations, as well as general economic, political and market conditions in China and worldwide, may adversely affect the trading price of our common shares.

MFC Merchant Bank may unilaterally exercise its conversion rights of the remaining balance of the credit facility, thereby substantially diluting our shareholders’ holdings in our company and resulting in a change of control of our company.

MFC Merchant Bank, a bank organized under the laws of Switzerland, and a wholly-owned subsidiary of MFC Bancorp, has the right to convert the balance amount under a credit facility agreement dated April 26, 2004, between our company and MFC Merchant Bank. As part of MFC Merchant Bank’s compensation for services to be performed by it under the credit facility agreement, MFC Merchant Bank may at any time and from time to time during the term of the agreement, convert the balance of the credit facility or any portion thereof into shares of our common stock. The rate of exchange for the purposes of calculating the number of shares of our company to be exchanged for the balance, or portion thereof, of the credit facility is: (amount of credit facility to be converted) divided by (the applicable ten day average of the closing price of the stock of the company).

On September 16, 2004, at a special meeting of our shareholders, our shareholders approved the right of MFC Merchant Bank to convert the remaining $18,425,000 amount of the credit facility into shares of our company. If MFC Merchant Bank exercises its conversion rights under our credit facility, the event will result in a change of control of our company. Based on our ten-day average of the closing price of our common stocks of and including April 15, 2005, of $18,425,000 the remainder of the credit facility may be converted into 34,764,150 shares of our common stock, or 64.9% of our outstanding stock as of such date. As a result, MFC Bancorp, its subsidiaries and affiliates would be beneficial owner, in the aggregate, of 39,998,294 shares of our common stock, or 74.6% of our outstanding common stock as of such date. The conversion of the remaining balance under the credit facility would significantly dilute our company’s shareholders and would grant MFC Bancorp power to unilaterally approve special resolutions without the support of any additional shareholder of our company.

TAX RISKS

Upon the consummation of the continuance, our company may be subject to United States income tax liabilities which may adversely effect our company’s working capital.

Upon the continuance, our company will be deemed to have disposed of all of its property at its fair market value, which may cause net taxable capital gains and income for which our company will incur United States federal income tax liability. Our company will also be subject upon the continuance to a special state toll or departure tax based on the net actual value of the assets of our company. The net actual value of our assets is determined by the amount of our company’s total assets less liabilities, not including contingent liabilities. Based upon our net actual assets as of January 31, 2005, our company must pay approximately $56,028 in order to obtain a certificate of transfer from the Secretary of State of the State of Wyoming and be permitted to proceed with the continuance.

Upon the consummation of the continuance, our company will be taxed as a Turks and Caicos Islands corporation. The American Jobs Creation Act of 2004 includes provisions the effect of which is to treat certain corporations that undergo “inversion transactions” as United States corporations. While we believe that these provisions will not apply to the merger and continuance, there is a risk that the Internal Revenue Service would interpret the rules so as to treat our company as a United States corporation. As a result, future income would be subject to United States income tax. Our company anticipates that we would not have significant income subject to United States tax in the future. We intend to invest in corporations that would be treated as controlled foreign corporations which would have operating businesses outside of the United States. We do not intend to repatriate any income from such corporations in the foreseeable future. As a consequence, we anticipate that any future income that would be subject to United States tax would be minimal.

PROPOSAL 1

NOMINATION AND ELECTION OF DIRECTORS

The articles of our company provide for a board of directors of no fewer than four and no greater than ten directors with the number of directors to be set from time to time by a resolution of our board of directors or by resolution of our stockholders. Our board of directors has adopted consent resolutions fixing the number of directors, within the minimum and maximum number of directors permitted by our articles, at four. Each director is elected by a plurality of votes voted at each annual meeting, continuing in office until the next annual meeting and until such director’s successor is elected and has been qualified, or until such director’s earlier death, resignation or removal.

Shares represented by proxies which are marked “Withhold” with respect to the election of each director will be counted for determination of a quorum, but will not be counted as either an affirmative vote for or a negative vote against such election.

During fiscal 2004, our board of directors had seven formal meetings and all of our directors attended four of such meetings. During the same period, our board of directors acted by unanimous consent on nine occasions.

NOMINEES FOR ELECTION

Michael J. Smith

Mr. Smith has been a member of our board of directors since May 10, 2004, and has been our president, chief executive officer, chief financial officer, secretary and chairman of our board of directors since October 6, 2004. Mr. Smith previously served as a member of our board of directors from September 9, 2003, to April 20, 2004, and as our president, chief executive officer, chief financial officer and secretary from September 16, 2003, to April 20, 2004. Mr. Smith is the president, chief executive officer and a director of MFC Bancorp, a publicly traded financial services company listed on the Nasdaq National Market and the Frankfurt Stock Exchange. Mr. Smith has also served as the president, secretary and a director of Blue Earth Refineries Inc., a non-traded foreign private issuer whose ordinary shares are registered under section 12(g) of the Securities Exchange Act of 1934, as amended, since July 7, 2004. Mr. Smith was also president, chief financial officer and sole director of Trimaine Holdings, Inc., a financial services company currently in dissolution whose shares were formerly quoted on the National Association of Securities Dealers Inc.‘s OTC Bulletin Board in the United States and a majority-owned subsidiary of MFC Bancorp. Michael J. Smith exercises beneficial ownership over 5,224,144 shares of our company, consisting of 680,000 shares, or 3.6%, held directly by MFC Bancorp, 806,100 shares, or 4.3%, held by MFC Merchant Bank and 3,738,044 shares, or 19.9%, held by Sutton Park International Limited. Michael J. Smith is the president, secretary and a director of Sutton Park International and the chairman of the board of directors of MFC Merchant Bank.

Jelena Djordjevic-Lausevic

Ms. Djordjevic-Lausevic has been a member of our board of directors since April 20, 2004. Ms. Djordjevic-Lausevic is currently the general manager of the Bureau of Urban Planning and Municipal Activities of Serbia, a state-owned company. The Bureau of Urban Planning was recently employed by the Government of Serbia and Montenegro to perform urban planning in southern Serbia. Ms. Djordjevic-Lausevic is the mother of Mirjana Lausevic-Zdravkovic, a member of our board of directors.

Mirjana Lausevic-Zdravkovic

Ms. Lausevic-Zdravkovic has been a member of our board of directors since April 20, 2004. Since 1997, Ms. Lausevic-Zdravkovic has served as marketing manager of Garden Center, a representative company of Blumex BV, a Dutch importer/exporter of flowers and plants. Ms. Lausevic-Zdravkovic was responsible for organizing Garden Center’s marketing campaign and strategy and promoting the company throughout Serbia and Montenegro. Ms. Lausevic-Zdravkovic has a bachelor’s degree in forestry from the University of Belgrade. Ms. Lausevic-Zdravkovic is the daughter of Jelena Djordjevic-Lausevic, a member of our board of directors.

Silke Brossmann

Ms. Brossmann has been a member of our board of directors since October 26, 2004. Ms. Brossmann has been a director of MFC Bancorp since 2003, and a director of Blue Earth Refineries Inc. since July 7, 2004. She was the head of investor relations with Prokurist and head of central administration of Koidl & Cie. Holding AG from 1999 to 2002. Ms. Brossmann has been an independent management consultant since 2002.

MANAGEMENT

The following table sets forth the names, positions and ages of our executive officers and directors. Our board of directors elects officers and their terms of office are at the discretion of our board of directors.

Name	Position Held with the Company	Age	Date First Elected or Appointed
Michael J. Smith	Chairman of the Board of Directors, President Executive Officer, Chief Financial Officer and Secretary	56	May 10, 2004
Jelena Djordjevic- Lausevic	Director	60	April 20, 2004
Mirjana Lausevic- Zdravkovic	Director	38	April 20, 2004
Silke Brossmann	Director	36	October 26, 2004

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Except as otherwise disclosed herein, no director, senior officer, principal shareholder, or any associate or affiliate thereof, had any material interest, direct or indirect, in any transaction since the beginning of our last financial year that has materially affected us, or any proposed transaction that would materially affect us, except for an interest arising from the ownership of shares of our company where the member will receive no extra or special benefit or advantage not shared on a pro rata basis by all holders of shares in the capital of our company.

MFC Merchant Bank

In January 2004, we entered into a financial advisory agreement with MFC Merchant Bank to obtain certain financial advisory services related to our potential sale and/or purchase of assets for and of our company, and to pay for operating expenses and provide personnel and advisors to our company. Such services include advice on the pre-sale and/or pre-purchase planning process, identification and contract of suitable purchasers and/or targets, preparation and dissemination of information to potential purchasers and/or targets, negotiation of sales and/or purchase pricing and terms, arrangement of appropriate legal representation, and co-ordination of the sale and/or purchase process. We agreed to pay to MFC Merchant Bank a success fee equal to: (i) 5% of the total consideration paid in connection with an asset purchase or sale valued at $10,000,000 or less; and (ii) 7% of the total consideration paid in connection with an asset purchase or sale valued at greater than $10,000,000. We also agreed to pay to MFC Merchant Bank a monthly retainer of $75,000. The initial term of the advisory agreement is twelve months. Following this initial term, the agreement continues indefinitely until terminated by either party upon four-months’ prior notice. Neither party is deemed to be an agent, employee or representative of the other, nor does this advisory agreement establish a joint venture, partnership or other relationship whereby one party may be liable for the debts or obligations of the other. The terms and conditions of this agreement are set forth in the financial advisory agreement attached as Exhibit 10.1 to our Annual Report on Form 10-KSB that was filed October 29, 2004, and is incorporated herein by reference. The description of the financial advisory agreement in this proxy statement-prospectus is qualified in its entirety by the full text of the agreement.

On April 26, 2004, we entered into a credit facility agreement with MFC Merchant Bank whereby MFC Merchant Bank agreed to provide us with a source of funding for the international merchant banking activities of our operating subsidiary, Cathay Merchant Group Shanghai, as well as for other general corporate purposes. Without any effect on the availability of the credit facility, our company has focused on our new business plan to develop, construct and operate a proposed wind farm business in China. The credit facility agreement with MFC Merchant Bank will be used to maintain our daily operations and to develop our proposed wind farm business. Under the terms of the credit facility agreement, MFC Merchant Bank is entitled to convert all available amounts under the credit facility into shares of our common stock. A copy of the credit facility agreement is attached as Exhibit 10.1 to our Current Report on Form 8-K filed April 30, 2004, and is incorporated herein by reference. The description of the credit facility agreement in this proxy statement-prospectus is qualified in its entirety by the full text of the agreement.

On August 24, 2004, MFC Merchant Bank exercised its conversion rights under the credit facility agreement and converted $1,575,000 of the credit facility at a rate of exchange of $0.50 per share. Our company issued 3,150,000 shares to MFC Merchant Bank who immediately transferred the shares to Sutton Park International at the same price of $0.50 per share for a total consideration of $1,575,000 pursuant to a transfer agreement dated August 24, 2004, between MFC Merchant Bank and Sutton Park International. At a special meeting of our shareholders on September 16, 2004, our shareholders approved the right of MFC Merchant Bank to convert the remaining $18,425,000 of the credit facility into shares of our common stock. On November 29, 2004, MFC Merchant Bank acquired an additional 806,100 shares of our common stock for a total price of $565,116.41.

HNS International Inc.

In December, 2003, Equidyne Systems, Inc., our wholly-owned subsidiary, agreed to sell to HNS International, all right, title and interest in and to: (i) its needle-free injection device, known as INJEX™; and (ii) its patent protection related to INJEX, pursuant to an asset purchase agreement and a patent purchase agreement. The purchase price for the assets purchased by HNS International was $750,000. HNS International is owned and controlled by Jim Fukushima, who was a member of our board of directors from September 1999 to July 2003. The terms and conditions of the asset purchase agreement, an amendment agreement to the asset purchase agreement and the patent purchase agreement are attached as Exhibits 2.1, 2.2 and 2.3 to a current report filed on Form 8-K on December 19, 2003. The description of the agreements in this proxy statement-prospectus are qualified in their entirety by the full text of the agreements.

MFC Bancorp Ltd.

In December, 2004, our wholly-owned subsidiary, Cathay Merchant Group, entered into an Assignment Agreement with MFC Bancorp whereby MFC Bancorp assigned all of its rights under a memorandum of understanding to our subsidiary for consideration of $10. The non-binding memorandum of understanding was entered into on September 16, 2004, between MFC Bancorp and three Chinese county governments: Weichang Manchu Mongolia Autonomous County Government of Hebei province, Yudaokou County Government and Laowopu County Government. The memorandum of understanding relates to the development of our proposed 60-megawatt wind farm on a 40-square-kilometer site in Hebei Province, China. The generation of electricity by the planned project will depend, in part, upon wind speeds at the site, and upon the number of turbines that we determine to erect on the property that we intend to lease from the Chinese county governments who are party to the memorandum of understanding. Accordingly, two meteorological masts were installed at the site for wind-measurement purposes, and we are in the process of installing a third meteorological mast at the site. The parties entered into an addendum to the memorandum of understanding on September 26, 2004, that added an additional 10 square kilometer section of land adjacent to the land covered by the initial memorandum of understanding. The terms of the memorandum of understanding and the addendum to the memorandum of understanding are attached as Exhibits 10.1 and 10.2 to a current report filed on Form 10-QSB on December 15, 2004. The description of the agreements in this proxy statement-prospectus are qualified in their entirety by the full text of the agreements.

COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT

Section 16(a) of the Securities Exchange Act of 1934 requires our executive officers and directors, and persons who own more than 10% of our common stock, to file reports regarding ownership of, and transactions in, our securities with the Securities and Exchange Commission and to provide us with copies of those filings. Based solely on our review of Forms 3, 4 and 5 (and amendments thereto) furnished to us during or in respect of the fiscal year ended July 31, 2004, we are not aware of any director, executive officer or beneficial owner of more than 10% of the outstanding common stock who or which has not timely filed reports required by Section 16(a) of the Exchange Act during or in respect of such fiscal year, except Initial Statements of Beneficial Ownership of Securities on Form 3 that were not timely filed upon the appointment of Lewis Cheung, Jelena Djordjevic-Lausevic and Mirjana Lausevic-Zdravkovic as directors in April 2004. Jelena Djordjevic-Lausevic and Lewis Cheung corrected this omission by filing a Form 3 with the Securities and Exchange Commission on October 28, 2004 as did Mirjana Lausevic-Zdravkovic on October 29, 2004.

COMMITTEES OF THE BOARD OF DIRECTORS

Our company operates with a standing audit committee, compensation committee and a nominating and corporate governance committee. During February 2005, our board of directors and our audit committee undertook a corporate governance review of our company. As a result of the review, our board of directors adopted a new audit committee charter, a new nomination and corporate governance charter and a compensation committee charter. Our board of directors and our management believe that the review of our corporate governance policies and procedures and the adoption of new and updated corporate charters emphasize our company’s efforts to upholding high standards of corporate governance and setting high standards of ethical conduct.

A shareholder who wishes to communicate with our board of directors, or specific individual directors, may do so by directing a written request addressed to such directors or director, as the case may be, to the care of Michael Smith, at the address appearing on the first page of this proxy statement-prospectus.

Audit Committee

We have a standing audit committee established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934. The members of our audit committee consist of Jelena Djordjevic-Lausevic, Mirjana Lausevic-Zdravkovic and Silke Brossmann. Our board of directors has determined that Ms. Brossmann is an audit committee financial expert (as such term is defined in Item 401(e)(2) of Regulation S-B) and all of our audit committee members are independent as such term is defined in the listing standards of the American Stock Exchange. During the fiscal year ended July 31, 2004, our audit committee did not hold any formal meetings and acted by unanimous consent on two occasions.

Our audit committee operates under a formal charter adopted by our board of directors that governs our audit committee’s duties and conduct. Our company’s audit committee charter was replaced by a new charter, adopted by our board of directors on February 15, 2005, a copy of which is attached as Exhibit 99.4 to this proxy statement-prospectus.

Our audit committee assists our board of directors in fulfilling its responsibilities relating to the quality and integrity of our financial statements, the financial reporting process, internal controls, risk management, as well as our accounting, legal and regulatory compliance. Our audit committee also has the responsibility and authority for the appointment, compensation, retention, evaluation, termination and oversight of our independent accountant, and pre-approval of audit and permissible non-audit services provided by our independent accountant.

Audit Committee Report

The audit committee of our board of directors has furnished this report concerning the independent audit of our financial statements. The audit committee has reviewed and discussed with management our company’s audited consolidated financial statements as of and for the year ended July 31, 2004. During the fiscal period ended July 31, 2004, the audit committee of our board of directors consisted of Jelena Djordjevic-Lausevic, Mirjana Lausevic-Zdravkovic and Silke Brossmann. During the fiscal year ended July 31, 2004, the audit committee operated pursuant to a written audit committee charter.

The audit committee has also discussed with Peterson Sullivan PLLC the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended, by the Auditing Standards Board of the American Institute of Certified Public Accountants.

The audit committee has received and reviewed the written disclosures and the letter from Peterson Sullivan PLLC required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, as amended, and has discussed with Peterson Sullivan PLLC their independence.

Based on the reviews and discussions referred to above, the audit committee has recommended to our board of directors that the audited financial statements referred to above be included in our company’s annual report on Form 10-KSB for the year ended July 31, 2004, filed with the Securities and Exchange Commission.

The material contained in this audit committee report is not soliciting material, is not deemed filed with the Securities and Exchange Commission, and is not incorporated by reference in any filing of our company under the Securities Act of 1933, or the Exchange Act of 1934, whether made before or after the date of this proxy statement-prospectus and irrespective of any general incorporation language in such filing.

Jelena Djordjevic-Lausevic Mirjana Lausevic-Zdravkovic Silke Brossmann

Compensation Committee

Our company has a standing compensation committee that operates pursuant to a compensation committee charter, a copy of which is attached as exhibit 99.5 to this proxy statement-prospectus. Our compensation committee consists of Jelena Djordjevic-Lausevic, Mirjana Lausevic-Zdravkovic and Silke Brossmann, each of whom is considered to be independent as that term is defined in the listing standards of the American Stock Exchange. During the fiscal year ended July 31, 2004, our compensation committee acted by consent resolution on one occasion.

The purpose of our compensation committee is to oversee our company’s compensation and benefit plans, including our incentive-compensation and equity-based plans. Our compensation committee also monitors and evaluates matters relating to the compensation and benefits structure of our company and takes other such actions within the scope of the compensation committee charter as our board of directors may assign to the compensation committee from time to time.

Nominating and Corporate Governance Committee

Our company has a standing nominating and corporate governance committee that operates pursuant to a nominating and corporate governance charter, a copy of which is attached as exhibit 99.6 to this proxy statement-prospectus. Our compensation committee consists of Jelena Djordjevic-Lausevic, Mirjana Lausevic-Zdravkovic and Silke Brossmann, each of whom is considered to be independent as that term is defined in the listing standards of the American Stock Exchange. During the fiscal year ended July 31, 2004, our nominating and corporate governance committee acted by consent resolution on one occasion.

The nominating and corporate governance committee is responsible for, among other things, identifying individuals qualified to become directors of our board of directors or any of our committees, and to select, or to recommend that our board of directors select, such individuals as nominees for election to our board of directors. In addition, our nominating and corporate governance committee periodically evaluates the qualifications and independence of each director on our board of directors and our various committees. Finally, our nominating and corporate governance committee annually assesses the performance of our board of directors.

Currently, our nominating and corporate governance committee does not have any specific or minimum qualifications that our nominating and corporate governance committee believes must be met by a nominee for a position on our company’s board of directors. Instead, our nominating and corporate governance charter empowers our committee to use their discretion on a case by case basis in considering a potential nominee based on the nominee’s individual merits and the needs of our company at that particular time.

Our committee does not have a policy with regards to the consideration of any director candidates recommended by our shareholders. Our nominating and corporate governance committee has determined that each of the independent directors who comprise the committee are in the best position to evaluate our company’s requirements as well as the qualifications of each candidate when the committee considers a nominee for a position on our board of directors.

Code of Ethics

On February 15, 2005, our company adopted a new code of ethics and business conduct which replaced our former code of ethics. A copy of our new code of ethics and business conduct is attached as Exhibit 99.7 to this proxy statement-prospectus. Our code of ethics and business conduct applies to our directors, executive officers and employees. We did not amend or waive any provisions of our former code of ethics which was in effect during the fiscal year ended July 31, 2004.

VOTING SECURITIES AND OWNERSHIP OF VOTING SECURITIES BY CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

We have set forth in the following table certain information regarding our shares of common stock beneficially owned as of April 15, 2005 for: (i) each shareholder we know to be the beneficial owner of 5% or more of shares of our common stock; (ii) each of our executive officers and directors; and (iii) all executive officers and directors as a group. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission. In computing the number of shares beneficially owned by a person, we have included shares for which the named person has sole or shared power over voting or investment decisions. Except as otherwise noted below, the number of shares beneficially owned includes common stock which the named person has the right to acquire, through conversion or option exercise, or otherwise, within 60 days after April 15, 2005. Beneficial ownership calculations for 5% stockholders are based solely on publicly filed Schedule 13Ds or 13Gs, which 5% stockholders are required to file with the Securities and Exchange Commission. Unless otherwise indicated, the address of each beneficial owner listed below is c/o Corporate Secretary, Cathay Merchant Group, Inc., 3604, Tower 1, Kerry Everbright City, 218, Tian Mu Road West, Shanghai, People’s Republic of China 200070. As of April 15, 2005, we had 18,796,829 common shares issued and outstanding. Accordingly, 18,796,829 shares are entitled to one vote per share at the meeting.

As of April 15, 2005, we had 162 registered holders of our common shares, 157 of whom were residents of the United States. The total shareholdings of such United States shareholders as of April 15, 2005 were 15,645,260 common shares representing 83.2% percent of our issued and outstanding capital.

To the best of our knowledge, there are no voting arrangements with other shareholders of our company.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percentage of Class(1)
MFC Bancorp Ltd. 8th Floor, Dina House Ruttonjee Centre 11 Duddell Street Central, Hong Kong SAR China	5,224,144(2)(3)	27.8%
Michael J. Smith 8th Floor, Dina House Ruttonjee Centre 11 Duddell Street Central, Hong Kong SAR China	5,224,144(2)(3)(4)	27.8%
Jelena Djordjevic-Lausevic III Bulevar 124 Beograd, Serbia, 11070	Nil	Nil%
Mirjana Lausevic-Zdravkovic Cara Lazara 7 Belgrade, Serbia, 11000	Nil	Nil%
Silke Brossmann c/o Floor 21, Millennium Tower Handelskai 94-96 Vienna, Austria, 1200	5,224,144(2)(3)(5)	27.8%

(1)	Based on 18,796,829 shares of our common stock outstanding on April 15, 2005.

(2)	This number consists of 680,000 shares, or 3.6%, held directly by MFC Bancorp, 806,100 shares, or 4.3%, held by MFC Merchant Bank and 3,738,044 shares, or 19.9%, indirectly held by Sutton Park International.

(3)	This number also includes the number of shares that can be acquired by MFC Merchant Bank upon conversion of the balance amount under a credit facility agreement dated April 26, 2004, between our company and MFC Merchant Bank. As part of MFC Merchant Bank’s compensation for services to be performed by it under the credit facility agreement, MFC Merchant Bank may at any time and from time to time during the term of the agreement, convert the balance of the credit facility or any portion thereof into shares of our common stock. The rate of exchange for the purposes of calculating the number of shares of our company to be exchanged for the balance, or portion thereof, of the credit facility is: (amount of credit facility to be converted) divided by (the applicable ten day average of the closing price of the stock of the company). See the section “Change of Control”, below, for further details regarding the conversion rights of our shares held by MFC Merchant Bank.

(4)	Michael J. Smith is the president, chief executive officer, secretary and a director of MFC Bancorp. Michael J. Smith is also president, secretary and a director of Sutton Park International, and is the chairman of the board of MFC Merchant Bank.

(5)	Silke Brossmann is a director of MFC Bancorp.

All directors hold office until the next annual meeting of shareholders of our company and until their successors have been elected and qualified. The articles of our company permit our board of directors to appoint directors to fill vacancies that may occur on our board from time to time. Our articles also permit our board of directors to add additional directors between successive annual meetings so long as the number appointed does not exceed more than one-third of the number of directors appointed at the last annual meeting. Our officers serve at the discretion of our board of directors. There are no arrangements or understandings among any of our directors or officers. There are no family relations among any of our directors or officers other than the relationship between Ms. Djordjevic-Lausevic and Ms. Mirjana Lausevic-Zdravkovic, both of whom are directors of our company. Jelena Djordjevic-Lausevic is the mother of Mirjana Lausevic-Zdravkovic.

Change of Control

At a special meeting of our shareholders on September 16, 2004, our shareholders granted MFC Merchant Bank the right to convert the remaining $18,425,000 of the credit facility into shares of our company. The rate of exchange for the purposes of calculating the number of shares of our company to be issued in regards to the conversion of the credit facility is determined by the following calculation: the amount of the credit facility to be converted divided by the ten day average of the closing price of our company’s stock. If MFC Merchant Bank exercises its conversion rights under our credit facility, the event will result in a change of control of our company. Based on our ten-day average of the closing price of our common stock as of and including April 15, 2005 of $18,425,000, the remainder of the equity line of credit may be converted in its entirety into 34,764,150 shares of our common stock, or 64.9% of our outstanding stock as of such date. As a result, MFC Merchant Bank and its parent, MFC Bancorp, its subsidiaries and affiliates would be the beneficial owner, in the aggregate, of 39,998,294 shares of our common stock, or 74.6% of our outstanding common stock as of such date.

INTERESTS OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

Except as disclosed in this proxy statement-prospectus, management of our company is not aware of any material interest in any matter to be acted upon or any material transaction, direct or indirect, of any director or senior officer of our company, of any person who beneficially owns, directly or indirectly, shares carrying more than 10% of the voting rights attached to all outstanding shares of our company, or of any associate or affiliate of the foregoing persons, other than as follows:

(1)	As of April 15, 2005, MFC Bancorp directly owns 680,000, or 3.6%, of the issued and outstanding shares of our company. In addition, MFC Bancorp indirectly owns 3,738,044, or 19.9%, of the issued and outstanding shares of our company through Sutton Park International, and indirectly owns 806,100, or 4.3%, of the issued and outstanding shares of our company through MFC Merchant Bank. MFC Bancorp intends to vote all of its shares in favor of the proposals to be voted upon at the meeting.

(2)	As of April 15, 2005, Sutton Park International directly owns 3,738,044, or 19.9%, of the issued and outstanding shares of our company. Sutton Park is a wholly-owned subsidiary of MFC Bancorp. Sutton Park International intends to vote all of its shares in favor of the proposals to be voted upon at the meeting.

(3)	As of April 15, 2005, MFC Merchant Bank directly owns 806,100, or 4.3%, of the issued and outstanding shares of our company. MFC Merchant Bank is a wholly-owned subsidiary of MFC Bancorp. MFC Merchant Bank intends to vote all of its shares in favor of the proposals to be voted at the meeting.

EXECUTIVE COMPENSATION

The particulars of compensation paid to the following persons:

(a)	our chief executive officer;

(b)	each of our four most highly compensated executive officers who were serving as executive officers at the end of the most recently completed financial year ended July 31, 2004, and whose total salary and bonus exceeds $100,000 per year; and

(c)	any additional individuals for whom disclosure would have been provided under (b) but for the fact that the individual was not serving as an executive officer of our company at the end of the most recently completed financial year, who we will collectively refer to as the named executive officers, of our three most recently completed fiscal years ended July 31, 2004, are set out in the following summary compensation table. During fiscal 2004, Marcus R. Rowan served as our chief executive officer until September 16, 2003, and Michael J. Smith served as our president, chief executive officer, chief financial officer and secretary from September 16, 2003, to April 20, 2004. Lewis Cheung served as our president, chief executive officer, chief financial officer and secretary from April 26, 2004, to October 4, 2004. Michael J. Smith is presently the sole executive officer of our company. The table also sets forth information concerning the compensation for the fiscal year ended July 31, 2004, for Jeffery B. Weinress, for whom disclosure would have been provided but for the fact that he was not serving as an executive officer at the end of the fiscal year.

SUMMARY COMPENSATION TABLE
		Annual Compensation			Long Term Compensation
					Awards		Payouts
Name and Position of Principal	Fiscal Year Ending	Salary (U.S. $)	Bonus (U.S. $)	Other Annual Compensation (1) (U.S. $)	Securities Under Options Granted	Restricted Shares or Restricted Share Units	LTIP Pay-Outs	All Other Compens- sation (U.S. $)
Marcus R. Rowan(1) Chief Executive Officer	2004 2003 2002	$32,062 $256,425 $144,231	Nil $99,026 $66,667	Nil $124,000 $12,000	Nil 450,000 750,000	Nil Nil Nil	N/A N/A N/A	$88,612(2) Nil Nil
Michael J. Smith(3) President, Chief Executive Officer, Chief Financial Officer and Secretary	2004 2003 2002	Nil Nil Nil	Nil Nil Nil	Nil Nil Nil	Nil Nil Nil	Nil Nil Nil	N/A N/A N/A	Nil Nil Nil
Lewis Cheung(4) President, Chief Executive Officer, Chief Financial Officer and Secretary	2004 2003 2004	$40,032 Nil Nil	Nil Nil Nil	Nil Nil Nil	Nil Nil Nil	Nil Nil Nil	N/A N/A N/A	Nil Nil Nil
Jeffrey B. Weinress(5) Chief Financial Officer	2004 2003 2002	$48,399 $174,144 $153,577	Nil $5,000 $5,000	Nil Nil Nil	Nil 75,000 125,000	Nil Nil Nil	Nil Nil Nil	$65,625 Nil Nil

(1)	Mr. Rowan was terminated in September 2003.

(2)	Consists of amounts paid as part of a settlement agreement related to Mr. Rowan’s termination.

(3)	Mr. Smith resigned all positions in April 2004, but was re-appointed as president, chief executive officer, chief financial officer, secretary and chairman of the board subsequent to the fiscal year end, in October, 2004.

(4)	Mr. Cheung was appointed as president, chief executive officer, chief financial officer and secretary in April 2004 and served in such capacities until October 2004.

(5)	Mr. Weinress was terminated in September 2003.

(6)	Consists of amounts paid in connection with Mr. Weinress’ severance arrangement.

LONG-TERM INCENTIVE PLANS - AWARDS IN MOST RECENTLY COMPLETED FISCAL YEAR

Our company established a Long Term Incentive and Share Award Plan in 2002, which permits the issuance of up to 1,000,000 shares of our company’s common stock. Options granted under the 2002 Share Award Plan are either incentive stock options or non-qualified stock options which are granted to employees, officers, directors or consultants of our company. Options are exercisable as determined at the time of grant, and the exercise price of the options cannot be less than the fair market value at the date of grant. A “Long-Term Incentive Plan” is a plan under which awards are made based on performance over a period longer than one fiscal year, other than a plan for options, SARs (stock appreciation rights) or restricted share compensation. During fiscal 2004, however, no options were exercised by our named executive officers and no award was made to any of our company’s named executive officers.

OPTIONS AND WARRANTS

Our company established the 1996 Stock Option Plan providing for the issuance of up to 300,000 shares of our company’s common stock. In 1999 and 2000, an additional 400,000 and 800,000 shares, respectively, were approved by our shareholders, increasing the total number of shares to 1,500,000 under the 1996 Stock Option Plan. Options granted under the 1996 Stock Option Plan are either incentive stock options or non-qualified stock options which are granted to employees, officers, directors and other persons who perform services for or on behalf of our company. Options are exercisable as determined at the time of grant, except options to officers or directors which may not vest earlier than six months from the date of grant, and the exercise price of the options cannot be less than the fair market value at the date of grant.

As at July 31, 2004, our company had 1,146,641 options outstanding and 1,359,500 options available for future grants. During the year ended July 31, 2004, our company did not grant any options to purchase shares of our common stock.

OPTIONS GRANTS IN THE LAST FISCAL YEAR

During the most recently completed fiscal year, no stock options were granted to the named executive officers.

AGGREGATED OPTIONS EXERCISED IN THE LAST FISCAL YEAR AND FISCAL YEAR END OPTION VALUES

The following table shows the aggregate exercise of options to purchase shares of our common stock in the fiscal year ended July 31, 2004, by the named executive officers:

Name	Shares Acquired on Exercise (#)	Aggregate Value Realized	Number of Securities Underlying Unexercised Options/SARs at fiscal year end (#) Exercisable /Unexercisable		Value of Unexercised In-the -Money Options/SARs at fiscal year end ($) Exercisable / Unexercisable(1)
			Exercisable	Unexercisable	Exercisable	Unexercisable
Marcus R. Rowan	356,250	121,125	506,250	Nil	$16,875	Nil
Michael J. Smith	Nil	Nil	Nil	Nil	Nil	Nil
Lewis Cheung	Nil	Nil	Nil	Nil	Nil	Nil
Jeffrey B. Weinress	75,000	23,250	125,000	Nil	Nil	Nil

TERMINATION OF EMPLOYMENT, CHANGE IN RESPONSIBILITIES AND EMPLOYMENT CONTRACTS

No employment contracts exist between our company and the named executive officers.

There are no compensatory plans or arrangements with respect to the named executive officers resulting from the resignation, retirement or other termination of employment or from a change of control.

REPRICING OF OPTIONS/SARS

We did not reprice any options previously granted to any named executive officers during the fiscal year ended July 31, 2004.

COMPENSATION OF DIRECTORS

We currently compensate each of our independent directors with annual cash compensation of $5,000. We had no other standard arrangement pursuant to which directors are compensated by our company for their services in their capacity as directors except for the granting from time to time of incentive stock options.

During the most recently completed financial year, we did not grant any stock options to our directors.

MANAGEMENT CONTRACTS

Management functions of our company are performed by directors and executive officers of our company and not, to any substantial degree, by any other person with whom we have contracted. There are no written agreements with our executive officers. Our company has retained advisory services, in addition to other services, from MFC Merchant Bank in exchange for $75,000 per month for an initial term of twelve months, terminated with four months notice. Details regarding the advisory services are set out under the heading “Certain Relationships and Related Transactions” commencing on page 15 of this proxy statement-prospectus.

Components of Compensation

Executive compensation consists primarily of base salary and stock options.

Base Salary. We target executives’ base salaries according to general market conditions. In determining each executive officer’s base salary, the compensation committee takes into account competitive market data for similar positions at energy sector companies, individual responsibilities and performance, and internal equity within our company.

Stock Options. Our company issues equity incentives in the form of stock options from time to time. Stock options are issued at an exercise price of fair market value on the date of grant. Our company did not issue any options during fiscal 2004. Options issued in fiscal 2003 expire in fiscal 2013. Fair-market-value stock options become valuable and exercisable only if the executive officer continues to work at our company and would likely be exercised only if the stock price subsequently increases.

CEO Compensation

The chief executive officer’s salary and stock option grants follow the policies set forth above. In deciding on Mr. Smith’s compensation package, the compensation committee considered compensation practices at companies similar in size and complexity to our company. Our company does not currently pay Mr. Smith any remuneration for his services as chief executive officer of our company.

EXECUTIVE EMPLOYMENT AGREEMENTS

We have not entered into any employment agreements with our officers and directors.

Our board of directors recommends that
you vote FOR the election of the nominees as
directors of our company.

PROPOSAL 2

APPOINTMENT OF INDEPENDENT ACCOUNTANT

Our company is seeking approval from our shareholders to appoint Peterson Sullivan PLLC, certified public accountants, to serve as independent accountant of our company until our next annual general meeting in 2005. The appointment of Peterson Sullivan PLLC will be approved if the affirmative vote of the majority of shares present in person or represented by proxy at the meeting and entitled to vote are voted in favor of the appointment. Shares represented by proxies which are marked “Withhold” with respect to the appointment of the independent accountant will be counted for determination of a quorum, but will not be counted as either an affirmative vote for or a negative vote against such appointment.

Peterson Sullivan PLLC was first appointed as independent accountant of our company on November 19, 2003. On November 19, 2003, our audit committee notified our former independent accountant, KBA Group LLP, that they would be replaced by Peterson Sullivan PLLC as our independent accountant for the fiscal year ended July 31, 2004, beginning with the quarter ended October 31, 2003.

The reports issued by KBA Group LLP on the financial statements for the last fiscal year of our company did not contain any adverse opinion or disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope or accounting principles.

During the fiscal years ended July 31, 2003, and 2002, there were no disagreements between our company and KBA Group LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to the satisfaction of KBA Group LLP, would have caused KBA Group LLP to make reference to the matter in their report on the financial statements for such year or such interim periods. None of the “reportable events” described in Item 304(a)(1)(v) of Regulation S-K of the Securities and Exchange Commission have occurred during the fiscal years ended July 31, 2003, and 2002.

Our company requested that KBA Group LLP prepare a letter addressed to the Securities Exchange Commission stating whether or not it agrees with the above statements. A copy of such letter, dated November 20, 2003, was filed as Exhibit 16.1 to a Form 8-K filed on November 20, 2003, and is incorporated herein by reference.

During the fiscal years ended July 31, 2003, and 2002, and through the date of filing the Form 8-K on November 20, 2003, neither our company nor anyone acting on our behalf consulted Peterson Sullivan PLLC regarding: (i) either the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on our company’s consolidated financial statements; or (ii) any matter that was either the subject of a disagreement with KBA Group LLP on accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which, if not resolved to the satisfaction of KBA Group LLP, would have caused KBA Group LLP to make reference to the matter in their report, or a “reportable event” as described in Item 304(a)(1)(v) of Regulation S-K of the Securities and Exchange Commission.

Representatives of Peterson Sullivan PLLC are invited to the meeting where such representatives, if present, will be provided with an opportunity to make a statement. Representatives of Peterson Sullivan PLLC, if they elect to attend the meeting, will have the option of making a statement, and answering appropriate questions from our shareholders.

Effective May 6, 2003, the Securities and Exchange Commission adopted rules that require that before Peterson Sullivan PLLC is engaged by our company to render any auditing or permitted to perform non-audit related services, the engagement be approved by our audit committee or entered into pursuant to pre-approval policies and procedures established by the audit committee, provided the policies and procedures are detailed as to the particular service, the audit committee is informed of each service, and such policies and procedures do not include delegation of the audit committee’s responsibilities to management.

Our audit committee pre-approves all services provided by our independent accountant. The pre-approval process has recently been implemented in response to the new rules. Therefore, the audit committee does not have records of what percentage of the independent accountant fees were pre-approved. However, all of the independent accountant services and fees rendered by Peterson Sullivan PLLC during the fiscal year ended July 31, 2004, were reviewed and approved by the audit committee either before or after the respective services were rendered.

The audit committee has considered the nature and amount of the fees billed by Peterson Sullivan PLLC during the fiscal year ended July 31, 2004, and believes that the provision of the services for activities unrelated to the audit is compatible with maintaining the independence of Peterson Sullivan PLLC. Additional information concerning our audit committee can be found under “Committees of the Board of Directors” on page 17 of this proxy statement-prospectus.

Fees Paid to Independent Accountant

Our company retained Peterson Sullivan PLLC to provide audit services and tax advice and planning during the fiscal period ended July 31, 2004, and retained KBA Group LLP to provide audit related services and tax advice and planning during the same period for fees totaling $27,703. Our company paid the following fees to our independent accountant during the fiscal year ended July 31, 2004:

	Fiscal year ended July 31, 2004	Fiscal year ended July 31, 2003
Audit Fees	$18,680	$62,000
Audit Related Services	Nil	Nil
Other Services	$ 9,023	$17,000
Total	$27,703	$79,000

Audit Fees. This category includes the fees for the examination of our consolidated financial statements and our quarterly reviews of interim financial statements. This category also includes advice on audit and accounting matters that arose during or as a result of the audit or the review of our interim financial statements, and the preparation of an annual “management letter” on internal control matters.

The aggregate fees billed by Peterson Sullivan PLLC for professional services rendered for the audit of our annual financial statements included in this proxy statement-prospectus for the fiscal year ended July 31, 2004 were $18,680. For the fiscal year ended July 31, 2004, Peterson Sullivan PLLC did not bill any fees to our company for assurance or services relating to our quarterly financial statements. Our company’s audit fees for the fiscal year ended July 31, 2003 were $62,000.

Audit Related Services. We did not incur any audit related services during the fiscal years ended July 31, 2004 and 2003.

Other Services. Other services consist largely of tax services provided in the United States. For the fiscal year ended July 31, 2004, our company incurred and paid Peterson Sullivan PLLC an aggregate of $5,623 in other services for tax compliance, tax advice and tax planning regarding United States tax matters. For the same period, our company incurred and paid KBA Group LLP an aggregate of $3,400 for tax compliance, tax advice and tax planning on United States matters. For the fiscal year ended July 31, 2003, our company incurred a cost of $17,000 in other services for tax compliance, tax advice and tax planning regarding United States tax matters.

Effective May 6, 2003, the Securities and Exchange Commission adopted rules that require that before Peterson Sullivan PLLC is engaged by us or our subsidiaries to render any auditing or permitted non-audit related services, the engagement be:

–approved by our audit committee; or

–entered into pursuant to pre-approval policies and procedures established by the audit committee, provided the policies and procedures are detailed as to the particular service, the audit committee is informed of each service, and such policies and procedures do not include delegation of the audit committee’s responsibilities to management.

The audit committee pre-approves all services provided by our independent accountant. The audit committee does not have records of what percentage of the above fees were pre-approved. However, all of the above services and fees rendered by Peterson Sullivan PLLC and KBA Group LLP were reviewed and approved by the audit committee either before or after the respective services were rendered.

The audit committee has considered the nature and amount of the fees billed by Peterson Sullivan PLLC and KBA Group LLP, and believes that the provision of the services for activities unrelated to the audit is compatible with maintaining the independence of Peterson Sullivan PLLC and KBA Group LLP.

Our board of directors recommends that
you vote FOR the appointment of Peterson Sullivan PLLCas
independent accountant of our company and the authorization for our board of directors to fix the remuneration of the independent accountant.

PROPOSAL 3

THE MERGER

GENERAL OVERVIEW OF THE MERGER

Our company has signed, and our board of directors has approved, the merger agreement dated March 11, 2005, between our company and Cathay Merchant Group (Wyoming) whereby, subject to shareholder approval of the resolutions contained in this proxy statement-prospectus, and subject to regulatory approval, our company will merge with and into Cathay Merchant Group (Wyoming) with Cathay Merchant Group (Wyoming) carrying on as the surviving corporation under the name Cathay Merchant Group, Inc.

Cathay Merchant Group (Wyoming) was incorporated on March 2, 2005 for the sole purpose of effecting the merger with our company to enable our company to merge into the jurisdiction of the State of Wyoming. Cathay Merchant Group (Wyoming) is a non-operating, wholly-owned subsidiary of our company, and does not have any assets. Pursuant to a unanimous shareholder’s agreement dated March 11, 2005, our company, as sole shareholder of Cathay Merchant Group (Wyoming), approved the merger.

Pursuant to the terms of the merger agreement, and at the effective time of the merger, all of the issued and outstanding shares of our company will be automatically converted into shares of Cathay Merchant Group (Wyoming), our merged company, without any action of our shareholders. All shares owned by our company in Cathay Merchant Group (Wyoming) will be cancelled. Each of our company’s shareholders will own the same number and proportion of shares in our merged company after the effective time of the merger.

At any time before the effective date of the merger, the merger agreement may be terminated and the merger may be abandoned for any reason whatsoever by the board of directors of our company or Cathay Merchant Group (Wyoming).

Our board of directors is currently comprised of Michael J. Smith, Jelena Djordjevic-Lausevic, Mirjana Lausevic-Zdravkovic and Silke Brossmann. Such persons, subject to their re-election at the meeting, will continue to serve as directors of our merged company.

CORPORATE LAW REQUIREMENTS

In order for our company to carry out the merger, it is necessary for our company to comply with certain provisions of the General Corporation Law of the State of Delaware.

The merger is conditional upon us satisfying the quorum requirements as set out in our bylaws and obtaining shareholder approval under the General Corporation Law of the State of Delaware in regards to the merger. Our bylaws state that a quorum is satisfied by having shareholders of our company who are entitled to vote, or duly appointed proxies or representatives for absent shareholders so entitled, present at the meeting who collectively own at least a majority of our common stock.

The General Corporation Law of the State of Delaware permits a corporation to carry out a merger of a parent corporation with and into a subsidiary corporation of another corporate jurisdiction, where the parent corporation owns at least 90% of the issued and outstanding shares of the subsidiary, subject to approval by the shareholders of the parent corporation. The merger must be approved by a majority of the votes cast by shareholders of the parent corporation who are present in person or by proxy and who are entitled to vote at a meeting of the parent corporation’s shareholders. Our company’s bylaws require that notice of the meeting must be sent to our shareholders not less than 10 days and not more than 60 days before the meeting.

In order to consummate the merger, our company must also comply with the requirements of the Wyoming Business Corporation Act of the State of Wyoming. The Wyoming Business Corporation Act permits a foreign corporation to merge with and into a Wyoming corporation if the board of directors and the shareholders of each merging company approve the merger agreement which sets out the terms and conditions of the merger. The merger will be permitted with shareholder approval from each merging corporation’s shareholders holding at least a majority of shares of the respective corporation’s common stock entitled to be voted. Cathay Merchant Group (Wyoming) is a wholly-owned subsidiary of our company, and pursuant to a unanimous shareholder’s consent resolution dated March 11, 2005, our company, as sole shareholder, approved the merger. After the merger is approved by the shareholders of our company at the meeting, our company intends to deliver articles of merger with the Secretary of State of the State of Wyoming and a certificate of merger with the Secretary of State of the State of Delaware to effect the merger.

REASONS FOR THE MERGER

The merger of our company from the State of Delaware to the State of Wyoming is necessary as an intermediate step to change our corporate jurisdiction to the Turks and Caicos Islands. The General Corporation Law of the State of Delaware requires unanimous shareholder approval, or approval from our shareholders holding 100% of the shares of our common stock entitled to be voted at the meeting, to effect a continuance of our company to the Turks and Caicos Islands. As we are a publicly traded company with a large shareholder base, the requirement for unanimous shareholder approval makes the continuance directly from the State of Delaware to the Turks and Caicos Islands highly improbable. An abstention or a broker non-vote from only one of our shareholders holding one share in our company at the meeting would thus prevent the requisite level of shareholder approval required to carry out the continuance. The General Corporation Law of the State of Delaware permits our company to merge into another state with shareholder approval from shareholders holding at least a majority of shares of our common stock entitled to be voted at the meeting. The Wyoming Business Corporation Act of the State of Wyoming will permit a merger of our company with and into a Wyoming corporation, with the Wyoming corporation as the surviving corporation, with shareholder approval from shareholders holding at least a majority of shares entitled to vote at the meeting. Once our company has merged into the State of Wyoming, the Wyoming Business Corporation Act will permit our merged company, as a Wyoming corporation, to carry out a continuance from the State of Wyoming to the Turks and Caicos Islands with approval from our shareholders holding at least two-thirds, or 66.7%, of our company’s shares entitled to be voted at the meeting.

DESCRIPTION OF OUR CAPITAL STOCK PRIOR TO THE PROPOSED MERGER AND CONTINUANCE

The authorized capital of our company consists of 100,000,000 common shares with a par value of $0.10 per share and 1,000,000 preferred shares with a par value of $0.01 per share. Our common stock has dividend and voting rights that are set out in our bylaws. Dividends may be paid, subject to the applicable provisions of the General Corporation Law of the State of Delaware and subject to the discretion of our board of directors. Dividends may be paid in money, property or stock. The voting rights for the common shares of our company entitle a holder to one vote per share of common stock held, provided that the holder is a holder on a record date declared by our board of directors.

DESCRIPTION OF OUR CAPITAL STOCK AFTER THE PROPOSED MERGER AND CONTINUANCE

Upon the consummation of the merger, the authorized capital of our merged company will be 100,000,000 common shares with a par value of $0.10 per share and 1,000,000 preferred shares with a par value of $0.01 per share. The rights and restrictions of our merged company’s shares will be governed by the provisions of the Wyoming Business Corporation Act of the State of Wyoming, the articles of merger which we intend to file with the Secretary of State of the State of Wyoming and by our merged company’s bylaws. The proposed articles of merger of our company are attached as Exhibit 3.1.10 and the proposed bylaws of our company are attached as Exhibit 3.2.2 to this proxy statement-prospectus.

The common stock of our merged company, a Wyoming corporation, will have dividend and voting rights that are set out in the proposed bylaws of our merged company. Dividends may be paid, subject to the applicable provisions of the Wyoming Business Corporation Act of the State of Wyoming and subject to the discretion of our board of directors. The voting rights for the common stock of our merged company will entitle a holder to one vote per share of common stock held, provided that the holder is a holder on a record date declared by our board of directors. The common shares of our merged company will not carry any pre-emptive rights, conversion rights, redemption provisions, or sinking fund provisions.

Upon consummation of the continuance, the authorized capital of our continued company will be 100,000,000 common shares with a par value of $0.10 per share and 1,000,000 preferred shares with a par value of $0.10 per share. The rights and restrictions of our continued company’s shares upon consummation of the continuance will be governed by the Companies Ordinance 1981 (as amended) of the Turks and Caicos Islands, the Memorandum of Association and Articles of Association which we intend to file with the Registrar of Companies and by our continued company’s bylaws. The proposed Memorandum of Association is attached as Exhibit 3.1.11 and the proposed Articles of Association are attached as Exhibit 3.2.3.

The common stock of our continued company will have dividend and voting rights that are set out in the proposed Articles of Association of our continued company which are attached to this proxy statement-prospectus as Exhibit 3.2.3. Dividends may be paid, subject to the applicable provisions of the Companies Ordinance 1981 (as amended) of the Turks and Caicos Islands and subject to the discretion of our board of directors. The voting rights for the common stock of our continued company will entitle a holder to one vote per share of common stock held, provided that the holder is a holder on a record date declared by our board of directors. The common shares of our continued company will not carry any pre-emptive rights, conversion rights, redemption provisions, or sinking fund provisions.

ACCOUNTING TREATMENT OF THE MERGER

There will be no impact on our consolidated financial statements as a result of the merger, except for the change in the description of our share capital.

WHAT OUR SHAREHOLDERS WILL RECEIVE IN THE MERGER

Pursuant to the terms of the merger agreement, and at the effective time of the merger, all of the issued and outstanding shares of our company will be automatically converted into shares of Cathay Merchant Group (Wyoming), our merged company, without any action of our shareholders. All shares owned by our company in Cathay Merchant Group (Wyoming) will be cancelled. Each of our company’s shareholders will own the same number and proportion of shares in our merged company after the effective time of the merger.

CERTAIN TERMS OF THE MERGER AGREEMENT

A summary of the material terms of the merger agreement is set forth below. The following description of the merger agreement is qualified in its entirety by the full text of the merger agreement, which is attached as Exhibit 2 to this proxy statement-prospectus.

Effective Time of the Merger

The merger agreement provides that, as promptly as practicable after the satisfaction or waiver of the conditions to effecting the merger, the parties shall cause the merger to be consummated by (i) filing a certificate of merger with the Secretary of State of the State of Delaware, in such form and as required by, and executed in accordance with, the relevant provisions of the General Corporation Law of the State of Delaware, and (ii) filing articles of merger with the Secretary of State of the State of Wyoming, in such form and as required by, and executed in accordance with, the relevant provisions of the Wyoming Business Corporation Act of the State of Wyoming. It is anticipated that the effective time of the merger will be as soon as practicable after the merger agreement is approved and adopted at the meeting, and all other conditions to the merger have been satisfied or waived.

Manner and Basis of Converting Shares of our Company’s Common Stock

At the effective time of the merger, by virtue of the merger and without any action on the part of any holder of our common stock, each share of our company’s common stock that is issued and outstanding immediately prior to the effective time of the merger shall be automatically converted into and exchanged into a share of our merged company, a Wyoming corporation. At the effective time of the merger, by virtue of the merger and without any action on the part of our company, as shareholder of Cathay Merchant Group (Wyoming), each share of Cathay Merchant Group (Wyoming) that is issued and outstanding prior to the effective time of the merger shall be cancelled.

Effect of Merger

Upon the consummation of the merger, our company will cease to exist as a corporation, and Cathay Merchant Group (Wyoming), the surviving corporation, will succeed to all of the assets, rights, powers, privileges, debts and obligations of our company.

Termination

The merger agreement may be terminated and the merger and the other transactions contemplated thereby may be abandoned, at any time prior to the effective time of the merger, notwithstanding any approval of the merger agreement or the merger by our shareholders, by mutual written agreement of our company and Cathay Merchant Group (Wyoming). If the merger agreement is terminated, the merger agreement will become void and of no effect. We anticipate terminating the merger agreement if the proposed continuance of our company to the Turks and Caicos Islands is not approved by our shareholders at the meeting.

APPRAISAL RIGHTS OF THE MERGER

Pursuant to section 262 of the General Corporation Law of the State of Delaware, the holders of our company’s common stock are not entitled to dissenters’ appraisal rights in connection with the merger because our company’s stock is traded on the American Stock Exchange. Section 262 grants an exemption from appraisal rights if a company’s stock is listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the NASD.

Article 13 of the Wyoming Business Corporation Act of the State of Wyoming grants dissent rights to shareholders who dissent from the consummation of a merger. Cathay Merchant Group (Wyoming), however, is a wholly-owned subsidiary of our company and our company has signed a unanimous shareholder’s consent resolution approving the merger.

Our board of directors recommends that
you vote FOR the merger.

PROPOSAL 4

THE CONTINUANCE

GENERAL OVERVIEW OF THE CONTINUANCE

Upon consummation of the merger, our merged company will seek to change our corporate jurisdiction from the State of Wyoming, United States, to the Turks and Caicos Islands, by means of a process called a “transfer” under the Wyoming Business Corporation Act of the State of Wyoming and a “continuation” under the Companies Ordinance 1981 (as amended) of the Turks and Caicos Islands. The continuance will be effective upon the acceptance of a Memorandum of Association and Articles of Association, that we will file with the Registrar of Companies of the Turks and Caicos Islands and the issuance of a certificate of transfer from the Secretary of State of the State of Wyoming. The certificate of transfer will be issued to our merged company after our company has paid the requisite departure tax and provided proof that the requisite shareholder approval was obtained in support of the continuance. Upon the effectiveness of the continuance, our company will: (i) thereafter be deemed to be a Turks and Caicos Islands company as if we had been incorporated as an exempted company under the Companies Ordinance 1981 (as amended) in that jurisdiction; (ii) be discontinued in the jurisdiction of the State of Wyoming, with our shareholders being subject to the rights and privileges afforded under the Companies Ordinance 1981 (as amended) of the Turks and Caicos Islands; and (iii) register an aggregate of 18,796,829 shares of common stock of our continued company to our shareholders.

An exempted company is governed by Part VII of the Companies Ordinance 1981 (as amended), and must conduct operations mainly outside the Turks and Caicos Islands. As the name implies, an exempted company is exempt from certain provisions of the Companies Ordinance 1981 (as amended), such as the requirement to hold an ordinary general meeting of members (shareholders) at least once annually at the company’s registered office or at such other place as the company in general meeting may determine. In addition, for at least 20 years, an exempted company is exempt from any tax or duty that would otherwise be levied by the Turks and Caicos Islands as profits or income or on capital assets, gains or appreciations, as well as any tax or duty payable on shares, debentures or other obligations of the company.

Our board of directors is currently comprised of Michael J. Smith, Jelena Djordjevic-Lausevic, Mirjana Lausevic-Zdravkovic and Silke Brossmann. Such persons, subject to their re-election at the meeting, will continue to serve as directors of our continued company.

CORPORATE LAW REQUIREMENTS

In order for our merged company to carry out the continuance following the merger, it is necessary for us to comply with the provisions of the Wyoming Business Corporation Act.

The continuance is conditional upon us satisfying the quorum requirements as set out in the bylaws of our merged company and the shareholder approval requirements for a resolution to effect the continuance as required under the Wyoming Business Corporation Act of the State of Wyoming. The bylaws of our merged company state that a quorum is satisfied by having shareholders of our merged company who are entitled to vote, or duly appointed proxies or representatives for absent shareholders so entitled, present at the meeting who collectively own at least a majority of our common stock.

The Wyoming Business Corporation Act permits a company to carry out a transfer from the State of Wyoming into another jurisdiction with shareholder approval from shareholders holding at least two-thirds, or 66.7%, of shares of our common stock entitled to be voted at the meeting. The bylaws of our merged company require that notice of the meeting must be sent to our shareholders not less than 10 days and not more than 60 days before the meeting.

In addition, a company which seeks to transfer from the State of Wyoming must pay a special toll or departure tax charged under section 1720(e) of the Wyoming Business Corporation Act. The special toll is charged on the net actual value of our merged company’s assets wherever located. The net actual assets of our company are determined as the total assets less liabilities, not including contingent liabilities, as determined by our company and verified by an auditor in accordance with generally accepted accounting principles. Based upon the calculation of our company’s net actual value as of January 31, 2005, as set out in the Wyoming Business Corporations Act, our company must pay approximately $56,028 in order to obtain a certificate of transfer from the Secretary of State of the State of Wyoming and be permitted to proceed with the continuance.

Upon receiving an application for a certificate of transfer from our merged company, proof of payment of the special toll tax and proof that a resolution to effect the continuance was approved by at least two-thirds, or 66.7%, of our company’s and Cathay Merchant Group (Wyoming)‘s shareholders, we anticipate that the Secretary of State of the State of Wyoming will issue a certificate of transfer to our company, certifying that our merged company has ceased to exist as a company under the jurisdiction of the State of Wyoming. Upon the date shown on the certificate of transfer and provided that our company satisfies the requirements of the Companies Ordinance 1981 (as amended) of the Turks and Caicos Islands as set out below, our company will become a Turks and Caicos Islands company.

As we are proposing to continue into the jurisdiction of the Turks and Caicos Islands, we must also comply with the applicable provisions of the Companies Ordinance 1981 (as amended) of the Turks and Caicos Islands in order to successfully complete the continuance. A company is permitted to continue from a foreign jurisdiction into the jurisdiction of the Turks and Caicos Islands upon the filing of an application, together with proof that the company has obtained the requisite level of shareholder approval in the jurisdiction that the company is seeking to transfer from. Upon filing the application with, and the acceptance by, the Registrar of Companies of the Turks and Caicos Islands, the Registrar of Companies may grant a permit to our company as a pre-requisite to the continuance, and endorse our company’s Memorandum of Association with the permit. Upon our company filing the Memorandum of Association and Articles of Association with the Registrar of Companies, the Registrar will, upon acceptance, register the Memorandum of Association and Articles of Association and issue our company a certificate of continuation. Upon the consummation of the continuance, our company will: (i) thereafter become a Turks and Caicos Islands company is if we had been incorporated as an exempted company under the Companies Ordinance 1981 (as amended) in that jurisdiction; and (ii) be discontinued in the jurisdiction of the State of Wyoming with our shareholders being subject to the rights and privileges afforded under the Companies Ordinance 1981 (as amended) of the Turks and Caicos Islands. Please refer to “Material Differences of the Rights of our Shareholders After the Continuance” commencing on page 33, for information regarding the differences of your shareholder rights before and after the continuance.

Upon the continuance being approved by the Secretary of State of the State of Wyoming and the Registrar of Companies of the Turks and Caicos Islands, no other regulatory approvals will be necessary for consummation of the continuance, other than compliance with applicable securities laws.

SHARES BEING REGISTERED

At the date of this proxy statement-prospectus, there were 18,796,829 shares of our common stock issued and outstanding. This proxy statement-prospectus relates to the 18,796,829 common shares of our company that, upon approval of the special resolution at the meeting and the completion of the necessary procedures under the Wyoming Business Corporation Act of the State of Wyoming and the Companies Ordinance 1981 (as amended) of the Turks and Caicos Islands, will be registered as common shares of our continued company.

REASONS AND RECOMMENDATION FOR THE CONTINUANCE

Our board of directors believes that the change in our corporate jurisdiction to the Turks and Caicos Islands will allow our company to take advantage of significant business and financial advantages that are not otherwise available under the General Corporation Law of the State of Delaware. Accordingly, the board of directors believes that the merger and continuance should have a favorable impact on our company’s future business operations for the following reasons:

(1)	an enhanced ability to compete with non-United States entities;

(2)	an enhanced ability to pursue business combinations with non-United States entities, including Turks and Caicos Islands companies;

(3)	an expansion of our company’s investor base as our shares may become more attractive to non-United States investors; and

(4)	our company will be able to reduce or eliminate the administrative burden and expense necessary to comply with United States tax laws with respect to our worldwide income. We expect that our company will not have significant operations in the United States. As a result of the merger and continuance, our company will be subject to income taxes in the jurisdictions in which we carry on business. The merger and continuance should permit our company to reduce or eliminate the burden and expense of having to report for United States tax purposes the portion of our operations conducted outside the United States and on the portion of our income from United States sources which is not subject to withholding taxes.

In addition to the potential benefits described above, the continuance will impose some moderate costs on our company and will expose us and our shareholders to some risk in terms of potentially greater impediments to enforcement of judgments and orders of United States courts and regulatory authorities against our continued company following the consummation of the continuance. Please see the section titled “Risk Factors” commencing on page 7 for a more comprehensive discussion regarding the risk factors of the continuance. There are also differences between the laws of the State of Delaware and the laws of the Turks and Caicos Islands. Please see the section titled “Material Differences of the Rights of our Shareholders After the Continuance” commencing on page 33 for a more comprehensive discussion regarding our shareholders’ rights before and after the proposed continuance. Regardless of these risks and costs associated with the continuance, the board of directors has determined that the potential advantages of the continuance outweigh the risks and costs.

Although our board of directors evaluated variations in the basic structure of the continuance, our board of directors believes, based on advice from management and its professional advisors, that the proposed structure of our continued company, as a Turks and Caicos Islands company, is the best structure to provide the advantages which our company is seeking, without substantial operational or financial risks. Consequently, our board of directors did not consider any alternatives to the continuance. No assurance can be given, however, that the anticipated benefits of the continuance will be realized.

MATERIAL DIFFERENCES OF THE RIGHTS OF OUR SHAREHOLDERS AFTER THE CONTINUANCE

After the continuance, shareholders of our company will become subject to the Companies Ordinance 1981 (as amended) of the Turks and Caicos Islands. The Companies Ordinance 1981 (as amended) is similar in many ways to the General Corporation Law of the State of Delaware, to which we are now subject, but differs in several material respects, including the following:

Vote on Extraordinary Corporate Transactions

Under the General Corporation Law of the State of Delaware, mergers or consolidations require the approval of the holders of a majority of the outstanding stock of the corporation entitled to vote thereon. A sale, lease or exchange of all or substantially all the property and assets of a corporation requires the approval of the holders of a majority of the outstanding stock of the corporation entitled to vote thereon, and an amendment to the certificate of incorporation of a corporation generally requires the approval of the holders of a majority of the outstanding stock entitled to vote thereon.

Under the Companies Ordinance 1981 (as amended) of the Turks and Caicos Islands, amalgamations, reorganizations, arrangements involving the sale or transfer of all or any part of the property and assets of a company, the company must make an application to the Court for an order to hold a shareholders’ meeting to vote on the approval of the specific transaction. If at least 75% of the shareholders of the company vote in person or by proxy at the meeting in favor of the transaction, and if the transaction is sanctioned by the Court, the transaction will be binding on all of the members. The order will have no effect until a copy of the order is filed with the Registrar of Companies.

Specifically, where an application is made by a company for sanctioning an arrangement, reorganization or in connection with an amalgamation of any two or more companies, and the transaction involves a transfer of all or any property from one company to another company, the company must make an application to the Court who, upon acceptance by the Court, will make an order sanctioning the transaction and permit the transfer of property. When an order is made by the Court, each company who is party to the order must file a copy of the order with the Registrar of Companies within seven days after making the order.

Bylaw and Memorandum of Articles Amendments

Under the General Corporation Law of the State of Delaware, after a corporation has received any payment for any of its stock and where authorized by the certificate of incorporation, the directors, may adopt, amend or repeal the bylaws.

Under the General Corporation Law of the State of Delaware, a company’s charter documents are referred to as articles and bylaws, whereas under the Companies Ordinance 1981 (as amended) of the Turks and Caicos Islands, such documents are referred to as the Memorandum of Association and the Articles of Association. The objects of the company, set out in the Memorandum of Association may be amended by special resolution, subject to the provisions of the Companies Ordinance 1981 (as amended). The Articles of Association must be signed by every subscriber to the Memorandum of Association in the presence of a witness. Subject to the provisions of the Companies Ordinance 1981 (as amended), and subject to any restrictions of a company’s Memorandum of Association, a company may, by special resolution, alter or add to its articles. A special resolution requires approval by at least 75% of the shareholders voted in person or by valid proxy at a meeting of the company.

Removal of Directors

Directors generally may be removed, with or without cause, under the General Corporation Law of the State of Delaware by holders of a majority of shares then entitled to vote at an election of directors. Directors of a Delaware corporation may be removed without cause unless the board is classified, in which case directors may be removed for cause only, unless the certificate of incorporation provides otherwise.

There is no provision in the general sections of the Companies Ordinance 1981 (as amended) of the Turks and Caicos Islands for the removal of Directors. The Articles of Association of an exempted company may adopt all or any of the regulations contained in Table A and Table B of the Second Schedule to the Companies Ordinance 1981 (as amended). Table B contains no provision for removal of directors but Regulation 100 of Table A provides that the company may by ordinary resolution, meaning a resolution passed by a majority of the votes cast by the shareholders who voted in respect of that resolution, remove any director before the expiry of the director’s period of office. If the shareholders appoint another person in the place of the removed director, the newly appointed director will be subject to retirement at the same time as the removed director.

Quorum of Shareholders

Under the General Corporation Law, a quorum consists of a majority of shares entitled to vote present in person or represented by proxy unless the certificate of incorporation or bylaws provide otherwise, but in no event may a quorum consist of less than one-third of shares entitled to vote at the meeting.

There is no provision in the general sections of the Companies Ordinance 1981 (as amended) of the Turks and Caicos Islands determining the necessary number of votes to constitute a quorum. The Articles of Association of an exempted company may adopt all or any of the regulations contained in Table A and Table B of the Second Schedule to the Companies Ordinance 1981 (as amended). Regulation 56 of Table A provides that a quorum at a general meeting of a company shall consist of two members personally or by proxy present together representing personally the majority of the issued share capital of the company. Regulation 20 of Table B provides that a quorum at a general meeting shall consist of one or more persons present in person and representing in person or by proxy in excess of 50% of the outstanding voting shares of the capital stock of the company.

Notice and Call of Shareholder Meetings

Under the General Corporation Law, unless the certificate of incorporation or bylaws authorize additional persons, only the board of directors may call a special shareholders’ meeting. Additionally, written notice of any meeting of shareholders shall be given not less than 10 nor more than 60 days before the date of the meeting to each shareholder entitled to vote at such meeting (provided that a minimum of 20 days notice is required for a merger).

The Companies Ordinance 1981 (as amended) of the Turks and Caicos Islands provides that in default of any regulations as to summoning general meetings, two members shall be competent to summon a meeting provided that fourteen days clear notice is given.

Furthermore a requisition for a special meeting may be made, in the case of a company having capital divided into shares of fixed amounts, by members holding not less than 15% of the issued shares.

The articles of association of an exempted company may adopt all or any of the regulations contained in Table A and Table B of the Second Schedule to the Companies Ordinance 1981 (as amended). Regulation 50 of Table A provides that an ordinary general meeting of a company shall be held once in every calendar year at such time (not being more than fifteen months after the holding of the last preceding general meeting) and place as may be resolved by the company in general meeting, or, in default, at such time in the third month following that in which the company’s incorporation occurs, and at such place as the directors shall appoint. Regulation 52 of Table A provides that the directors may, whenever they think fit, and they shall on the requisition of members of the company holding not less than one-tenth of the paid-up shares carrying the right to vote at a meeting, proceed to convene a general meeting. At least seven days’ notice of a general meeting must be given to the members under Regulation 54 of Table A. Since an exempt company is exempted from the requirements of the Companies Ordinance (1981) (as amended) to hold an ordinary general meeting at least once annually, we anticipate incorporating these provisions into our continued company’s articles.

Shareholder Written Consent in Lieu of Meeting

Under the General Corporation Law of the State of Delaware, shareholders may act by written consent without a meeting if holders of outstanding stock, having not less than the minimum number of votes that would be necessary to take such action at a meeting at which all shares entitled to vote thereon were present and voting, execute a written consent providing for such action unless otherwise provided in the corporation’s certificate of incorporation.

The Companies Ordinance 1981 (as amended) of the Turks and Caicos Islands generally permits a shareholders’ resolution in writing to be signed by all members of a company entitled to vote at a general meeting of the company. Such resolution shall be as valid and effective as if passed at a general meeting of the company.

Appraisal Rights

The General Corporation Law of the State of Delaware grants appraisal rights in a merger or consolidation to holders of stock, unless such stock is either:

(a)	listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the NASD; or

(b)	held of record by more than 2,000 shareholders; provided that such holders receive shares of stock of the corporation surviving the merger or consolidation which is, on the effective time of the merger or consolidation, either listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the NASD or held of record by more than 2,000 shareholders.

Notwithstanding the foregoing, appraisal rights are available under the General Corporation Law of the State of Delaware for sales of all or substantially all of the corporation’s assets, any merger or consolidation in which the corporation is a constituent corporation, or for amendments to its certificate of incorporation if the certificate of incorporation so provides.

The Companies Ordinance 1981 (as amended) of the Turks and Caicos Islands does not contain any similar exemption from its provisions relating to dissenters’ rights of appraisal for amalgamations.

Shareholder Register

A Delaware corporation’s stock list showing the names, addresses and the number of shares registered in the name of each shareholder may be inspected by shareholders of record for any purpose germane to a shareholder’s meeting. Under the Companies Ordinance 1981 (as amended), of the Turks and Caicos Islands a register of members may be inspected at the registered office of the company during business hours by any shareholder of the company.

The register of shareholders shall contain the names, addresses and occupations (if any) of the members of the company, a statement of the shares held by each member, the date on which any person was entered on the register as a member and the date on which any person ceased to be a member.

Dividends and Distributions

The General Corporation Law of the State of Delaware permits a corporation, unless otherwise restricted by the certificate of incorporation, to declare and pay dividends out of surplus or, if there is no surplus, out of the net profits for the fiscal year in which the dividend is declared and/or the preceding fiscal year (provided that the amount of capital of the corporation is not less than the aggregate amount of the capital represented by the issued and outstanding stock of all classes having a preference upon the distribution of assets). In addition, the General Corporation Law generally provides that a corporation may redeem or repurchase its shares only if such redemption or repurchase would not impair the capital of the corporation and the capital of the corporation is not impaired.

There is no provision in the general sections of the Companies Ordinance 1981 (as amended) of the Turks and Caicos Islands concerning dividends or distributions. The articles of association of an exempted company may adopt all or any of the regulations contained in Table A and Table B of the Second Schedule to the Companies Ordinance 1981 (as amended). Regulation 109 of Table A provides that no dividend shall be payable except out of the profits of the company. Regulation 38 of Table B provides that the Directors may declare a dividend out of the surplus or profits from the business of the company.

The Companies Ordinance 1981 (as amended) provides that if a company is authorized by its Articles of Association it may purchase its own shares, including any redeemable shares. However, a payment out of capital by an exempted company for the redemption or purchase of its own shares is not lawful unless immediately following the date on which the payment out of capital is proposed to be made the company shall be able to pay its debts as they fall due in the ordinary course of business.

Director Qualifications and Number

There is no residency requirement for directors under the Companies Ordinance 1981 (as amended) of the Turks and Caicos Islands and the General Corporation Law of the State of Delaware. The General Corporation Law provides that the number of directors shall be fixed by, or in the manner provided in, the bylaws unless the certificate of incorporation fixes the number of directors.

The Companies Ordinance 1981 (as amended) of the Turks and Caicos Islands provides that the company shall have not less than one director.

Director Liability

The General Corporation Law of the State of Delaware permits the certificate of incorporation of a Delaware corporation to contain a provision limiting the personal liability of a director to the shareholders or the corporation for monetary damages for breach of fiduciary duty, except:

(1)	for any breach of a directors’ duty of loyalty to the corporation or its shareholders;

(2)	for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of laws;

(3)	for paying a dividend or approving a stock repurchase in violation of statutory limitations; or

(4)	for any transaction from which a director derived an improper personal benefit.

Such a provision does not affect a director’s liability under United States federal securities laws.

The Companies Ordinance 1981 (as amended) of the Turks and Caicos Islands provides that the liability of the directors of a company may be unlimited, if so provided by the Articles of Association.

Indemnification of Officers, Directors and Others

Under the General Corporation Law of the State of Delaware, a corporation is authorized to indemnify its directors, officers, employees and agents against all reasonable expenses (including legal fees) and, provided that such individual, or indemnitee, acted in good faith and for a purpose which he or she reasonably believed to be in, or not opposed to, the best interests of the corporation and, in the case of a criminal proceeding, had reasonable grounds to believe his or her conduct was lawful. The General Corporation Law authorizes a corporation to indemnify its directors, officers, employees and agents against all reasonable expenses (including legal fees) in connection with a lawsuit by or in the right of the corporation to procure a judgment in its favor if such person acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be paid as to any claim, issue or matter as to which such person has been adjudged liable to the corporation unless it is determined by the court making such adjudication of liability that, despite such finding, such person is fairly and reasonably entitled for such expenses deemed proper. The General Corporation Law contemplates that the determination of whether the indemnitee is entitled to indemnification is to be made in the specific case by a majority vote of the directors who are not parties to such action, even though less than a quorum, by independent legal counsel in a written opinion or by the shareholders, unless otherwise determined by a court of competent jurisdiction.

Under the General Corporation Law of the State of Delaware, there is a right of mandatory indemnification to the extent that an indemnitee is successful on the merits or otherwise in defense of any action, suit or proceeding or any claim, issue or matter therein. The legislation allows for the advance payment of an indemnitee’s expenses prior to the final disposition of an action, provided that the indemnitee, if an officer or director of the corporation, undertakes to repay any such amount advanced if it is later determined that the indemnitee is not entitled to indemnification with regard to the action for which his or her expenses were advanced.

The General Corporation Law permits a corporation to maintain insurance on behalf of an indemnitee against any liability asserted against such indemnitee by reason of his or her having been a director or officer, whether or not the corporation would have the power to indemnify him or her against such liabilities under the applicable provisions of the respective act. In addition, the General Corporation Law provides that the indemnification rights provided by the provisions described above are not exclusive of any rights to indemnification or advancement of expenses to which such indemnitee may be entitled under any bylaw, agreement, vote of shareholders or disinterested directors or otherwise.

There is no provision in the general sections of the Companies Ordinance 1981 (as amended) of the Turks and Caicos Islands concerning the indemnification of officers, directors and others. The Articles of Association of an exempted company may adopt all or any of the regulations contained in Table A and Table B of the Second Schedule to the Companies Ordinance 1981 (as amended). Regulation 106 of Table A provides the directors, secretary and other officers for the time being of the Company shall be indemnified out of the assets of the company except in the case of willful neglect or default. Regulation 50 of Table B provides that the directors, auditors, secretary and other officers for the time being of the company shall be indemnified and secured harmless out of the assets and profits of the company except in the case of willful default or neglect.

Oppression Relief and Equitable Remedies

The powers granted to corporations under the General Corporation Law of the State of Delaware assist Delaware corporations in the defense of hostile takeover attempts. These powers include the absence of power of shareholders to call special meetings unless expressly granted as discussed above, the power of the directors to ascribe attributes to a series of preferred stock authorized by the certificate of incorporation which give the series a priority over another series within the class, and the restrictions on business combinations discussed below. On the other hand, because of such provisions as the power of shareholders to take action without a meeting by less than unanimous consent, the General Corporation Law of the State of Delaware may, under such circumstances, facilitate a hostile takeover attempt.

The Companies Ordinance 1981 (as amended) of the Turks and Caicos Islands does not contain comparable provisions with respect to oppression relief and equitable remedies.

Business Combinations

Section 203 of the General Corporation Law provides that any person who acquires 15 percent or more of a corporation’s voting stock, thereby becoming an interested shareholder, may not engage in certain “business combinations” with the target corporation for a period of three years following the date the person became an interested shareholder, unless:

(1)	the board of directors of the corporation has approved, prior to the date such person acquires 15 percent or more of the voting stock, either the business combination or the transaction that resulted in the person becoming an interested shareholder;

(2)	upon consummation of the transaction that resulted in the person becoming an interested shareholder, that person owns at least 85 percent of the corporations’ voting stock outstanding at the time the transaction is commenced (excluding shares owned by persons who are both directors and officers and shares owned by employee stock plans in which participants do not have the right to determine confidentially whether shares will be tendered in a tender or exchange offer); or

(3)	the business combination is approved by the board of directors and authorized by the affirmative vote (at an annual or special meeting and not by written consent) of at least two-thirds of the outstanding voting stock not owned by the interested shareholder.

For the purpose of determining whether a person is the “owner” of 15 percent or more of a corporation’s voting stock for these purposes, ownership is defined broadly to include the right, directly or indirectly, to acquire the stock or to control the voting or disposition of the stock. A “business combination” is also defined broadly to include:

(1)	merger and sales or other dispositions of 10 percent or more of the assets of a corporation with or to an interested shareholder;

(2)	certain transactions resulting in the issuance or transfer to the interested shareholder of any stock of the corporation or its subsidiaries;

(3)	certain transactions which would result in increasing the proportionate share of the stock of a corporation or its subsidiaries owned by the interested shareholder; and

(4)	receipt by the interested shareholder of the benefit (except proportionately as a shareholder) or any loans, advances, guarantees, pledges or other financial benefits.

These restrictions placed on interested shareholders do not apply under certain circumstances, including, but not limited to, the following:

(1)	if the corporation’s original certificate of incorporation contains a provision expressly electing not to be governed by the relevant section of the General Corporation Law; or

(2)	if the corporation, by action of its shareholders, adopts an amendment to its bylaws or certificate of incorporation expressly electing not to be governed by such section, provided that such an amendment is approved by the affirmative vote of not less than a majority of the outstanding shares entitled to vote and that such an amendment will not be effective until 12 months after its adoption and will not apply to any business combination with a person who became an interested shareholder at or prior to such adoption.

The Companies Ordinance 1981 (as amended) of the Turks and Caicos Islands does not contain comparable provisions with respect to business combinations.

SHARE CERTIFICATES

Manner and basis of Converting Shares of our Company’s Common Stock

Upon the consummation of the continuance, and without any action on the part of any holder of our common shares, each share of our common stock that is issued and outstanding immediately prior to the continuance shall be converted into and exchanged for the right to receive one share in the capital of our continued company.

The shares of our continued company exchanged for the shares of our company will be freely tradable shares, to the extent legally permissible and in accordance with the rules and regulations of the Securities and Exchange Commission.

As soon as practicable following the consummation of the continuance, our continued company will mail to each record holder of our common stock immediately prior to the consummation of the merger, a letter of transmittal and other information advising such holder of the consummation of the continuance and for use in exchanging our company’s common stock certificates for certificates representing common stock of our continued company.

AMERICAN STOCK EXCHANGE LISTING

Our common stock is currently listed on the American Stock Exchange under the symbol “CMQ.” We expect that immediately following the continuance, the common shares of our continued company, a Turks and Caicos Islands company, will be listed on the American Stock Exchange under the same symbol.

EFFECT OF THE CONTINUANCE

Upon the consummation of the continuance, our continued company will succeed to all of the assets, rights, powers, privileges, debts and obligations of our merged company. The continuance will not operate to prejudice or affect the continuity of our company, affect the property of our company or render defective any legal or other proceedings instituted or to be instituted by or against our company or any other person.

CERTAIN UNITED STATES FEDERAL SECURITIES LAW CONSEQUENCES

All shares of common stock of our continued company received by our shareholders pursuant to the continuance will be freely transferable, except that shares of our continued company received by persons who are deemed to be “affiliates,” as defined under the Securities Act of 1933, as amended, of our company prior to the continuance may be resold by them only in transactions permitted by the resale provisions of Rule 145 promulgated under the Securities Act of 1933, as amended or as otherwise permitted under the Securities Act of 1933, as amended. Persons who may be deemed to be affiliates of our company generally include individuals or entities that control, are controlled by, or are under common control with, such party and may include certain officers and directors of such party as well as principal shareholders of such party.

Our company is a reporting company under the Securities Exchange Act of 1934, as amended, that is required to file an annual report under Form 10-KSB to provide a comprehensive overview of our company’s business. Upon consummation of the continuance, our company will be deemed to be a foreign private issuer as defined in Rule 3b-4(c) under the Securities Exchange Act of 1934, as amended, and will be required to file annual reports on Form 20-F instead of Form 10-KSB. In addition, our continued company will no longer be required to file quarterly reports on Form 10-QSB.

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES OF THE CONTINUANCE

The following discussion is a general summary of the material federal income tax consequences of the merger and continuance to our company and our shareholders, but does not purport to be a complete analysis of all the potential tax effects. This discussion has been prepared by Peterson Sullivan PLLC, our company’s independent accountants, acting as our United States tax advisors in connection with the merger and continuance with the pre-approval of our audit committee. This discussion does not constitute a formal opinion, and we will not seek an opinion of counsel with respect to the anticipated tax treatment summarized herein. The discussion addresses neither the tax consequences that may be relevant to particular categories of investors subject to special treatment under certain federal income tax laws (such as dealers in securities, banks, insurance companies, tax-exempt organizations, and foreign individuals and entities) nor any tax consequences arising under the laws of any state, local or foreign jurisdiction.

The discussion is based upon the Internal Revenue Code of 1986, as amended, Treasury Regulations, administrative rulings and judicial decisions now in effect, all of which are subject to change at any time, either prospectively or retrospectively, by legislative, administrative or judicial action. The following discussion has no binding effect on the Internal Revenue Service or the courts. No ruling has been requested from the Internal Revenue Service with respect to the anticipated tax treatment of the merger and continuance. If any of the conclusions stated herein proves to be incorrect, the result could be increased taxation to our company and/or our shareholders, thus reducing the benefit to our shareholders and our company from the merger and continuance.

Consequences to the Company

As a consequence of the merger and continuance, our company will recognize gain, but not loss, on any assets we hold as if such assets were sold at their fair market value. The amount of such gain will equal the excess, if any, of each asset’s fair market value on the date of the merger and continuance over such asset’s adjusted tax basis. It is anticipated that our company will not incur any material tax liability from the merger and continuance.

Consequences to Shareholders

United States shareholders will recognize no gain or loss on the merger and continuance. The aggregate tax basis of common stock of the continued company received by each shareholder will be the same as the aggregate tax basis of common stock of our company held by such shareholder immediately before the merger and continuance. The holding period of common stock of the continued company received by each shareholder will include the period for which such shareholder held common stock of our company surrendered in exchange therefor, provided that such common stock of our company was held by such shareholder as a capital asset at the time of the merger and continuance.

Taxation of Non-United States Shareholders

Foreign corporations or persons who are not citizens or residents of the United States should consult their tax advisors with respect to the United States and non-United States tax consequences of the merger and continuance.

Certain State and Local Income Tax Consequences to Shareholders

State and local tax laws may differ in various respects from Federal income tax law. Shareholders should consult with their own tax advisors as to the effects of the merger and continuance under state or local income tax laws.

The foregoing summary of certain income tax consequences is included for general information only and does not constitute legal advice to any shareholder. Because individual circumstances may differ, each beneficial holder of shares is urged to consult such beneficial holder’s own tax advisor as to the particular tax consequences to such beneficial holder of the merger and continuance, including the application and effect of state, local, foreign and other tax laws.

MATERIAL TURKS AND CAICOS ISLANDS TAX CONSEQUENCES OF THE CONTINUANCE

The following discussion is a general summary of the material Turks and Caicos Islands tax consequences of the merger and continuance but does not purport to be a complete analysis of all the potential tax effects. This discussion has been prepared by Finbar F. Dempsey & Company, our Turks and Caicos Islands tax advisors, in connection with the merger and continuance.

In the opinion of Finbar F. Dempsey & Company, Turks and Caicos Islands tax counsel to our company, the following section is a summary of the material Turks and Caicos Islands income tax consequences of the continuance to our company. The following summary is based on the facts set out in this proxy statement-prospectus, and on additional information provided to counsel by management of our company.

Upon continuation to the Turks and Caicos Islands, for a period of 20 years from the date of its incorporation, the company shall be exempt from:

(a)	any tax or duty to be levied on profits or Income or on capital assets, gains and appreciations; and

(b)	any such tax or duty, or tax in the nature of estate duty or inheritance tax, payable on the shares, debentures or other obligations of the company.

Currently there are no taxes or duties levied on profits, income, capital assets, gains and appreciations of an exempted company incorporated or continued in the Turks and Caicos Islands. There are no proposals before the Legislative Council of the Turks and Caicos Islands to amend these provisions or introduce any such form of taxation.

Similarly, there is no estate duty or inheritance tax payable on the shares, debentures or other obligations of the company and the certificate of exemption extends to these taxes also. While there is no legislation providing for taxation on profits, income, capital assets, gains, appreciations and inheritances, there is legislation providing for the payment of duty on the transfer of shares. Schedule 1, Head 8(1) of the Stamp Duty Ordinance 1992 (as amended) provides for the payment of stamp duty of $0.20 for every $100 or part thereof of the amount of consideration or its value at the date of transfer on sale or purchase of any stock other than units in a unit trust scheme. Exemption 2 under the same head provides that this does not apply to the transfer of stock of a company incorporated or continued as an exempted company or treated as such under Part VII of the Companies Ordinance 1981 (as amended). As above, there are no proposals before the Legislative Council of the Turks and Caicos Islands to amend these provisions or introduce any such form of taxation.

While the government of the Turks and Caicos Islands has the power to introduce taxation at any time, the exemption from taxation conferred on an exempted or continued company is evidenced by a certificate issued in the name of the Governor of the Turks and Caicos Islands and is valid for a period of twenty years from the date of incorporation.

DISSENT RIGHTS OF THE CONTINUANCE

Pursuant to Article 13 of the Wyoming Business Corporation Act, the holders of our merged company’s common stock will not have dissenters’ appraisal rights in connection with the continuance as the Wyoming Business Corporation Act does not grant dissent rights to shareholders of a Wyoming company where the company effects a continuance and because, although the continuance will result in an amendment to the articles of incorporation, such alteration will not adversely effect the rights in respect to the shareholders of our company.

Our board of directors recommends that
you vote FOR the continuance.

DESCRIPTION OF OUR BUSINESS

NAME AND INCORPORATION

Our company was incorporated on January 28, 1977, as American Electromedics Corp. On December 10, 1980, our company merged with Matrix Research and Development Corporation, a corporation existing under the laws of the State of New Hampshire, with our company continuing on as the surviving company. On January 5, 2000, our company changed our name to Equidyne Corporation and on October 6, 2004, our company changed our name to Cathay Merchant Group, Inc.

Our principal business office is located at 3604 Tower 1, Kerry Everbright City, 218 Tian Mu Road West, Shanghai, People’s Republic of China 200070. Our registered office for service in the State of Delaware is located at 933 Westover Road Street, City of Wilmington, Delaware 19807.

Since our incorporation, we have been operating our business primarily through our subsidiaries. The names of our subsidiaries, their jurisdictions of organization and our percentage voting ownership of each are as follows:

NAME OF SUBSIDIARY	JURISDICTION OF INCORPORATION OR ORGANIZATION	PERCENTAGE SHARE OWNERSHIP AS OF JANUARY 31, 2005
Cathay Merchant Group Ltd.	Samoa	100%
Cathay Merchant Group Shanghai Ltd.	P.R. China	100%(1)
Equidyne Systems, Inc.	California	100%
Equidyne Holdings (2)	Massachusetts	100%
Dynamic Dental Systems, Inc.	Delaware	100%
Cathay Merchant Group (Wyoming), Inc.(3)	Wyoming	100%

(1)     Wholly-owned by Cathay Merchant Group Ltd.

(2)     Equidyne Holdings is a Massachusetts trust.

(3)     Cathay Merchant Group (Wyoming), Inc. was incorporated on March 2, 2005, solely to carry out the merger.

Due to the abandonment of our company's dental technology business and our focus on pursuing business opportunities in China, our board of directors has decided to commence the dissolution of Dynamic Dental Systems and Equidyne Systems. In addition, our board of directors may terminate Equidyne Holdings, a Massachusetts business trust.

Dynamic Dental Systems, Equidyne Systems and Equidyne Holdings are three inactive subsidiaries of our company. On April 12, 2005, our company, as sole shareholder of Dynamic Dental Systems, Equidyne Systems and Equidyne Holdings, executed a shareholder's resolution authorizing the dissolution of Dynamic Dental Systems and Equidyne Systems and the termination of the Equidyne Holdings business trust. On May 2, 2005, we filed an application for a Certificate of Dissolution with the Secretary of State of the State of Delaware to commence the dissolution of Dynamic Dental Systems. On May 2, 2005, our company filed an application for a Certificate of Dissolution with the Secretary of State of the State of California to commence the dissolution of Equidyne Systems. Upon the dissolution of Dynamic Dental Systems and Equidyne Systems, our company may terminate the Equidyne Holdings business trust. As of the date of this proxy statement-prospectus, the dissolution of Dynamic Dental Systems and Equidyne Systems have not yet been declared effective by the respective state authorities and we have not commenced the termination of Equidyne Holdings.

HISTORY OF OUR BUSINESS

Needle-Free Business

From our incorporation until September, 2003, we invested in various medical device technologies. From January, 1999, until September, 2003, our company, through a wholly-owned subsidiary, Equidyne Systems, Inc., primarily focused our efforts on the development and sale of patented, needle-free drug delivery systems, principally the reusable INJEX™ System.

Sale of Needle-Free Business and Development of Diversification Strategy

In 2002, our executive management evaluated our technologies, markets and production capabilities and concluded that a change in our strategic focus was necessary as our production capabilities were not cost effective, nor were sales and marketing programs generating satisfactory results. In September, 2003, after management of our company made little progress in developing our needle-free business or pursuing diversification opportunities, our shareholders voted to replace our company’s board of directors who, in turn, appointed a new executive management team. Under new leadership, our board of directors and management operated the company with three principle objectives: (i) minimize operating expenses; (ii) further evaluate and realize value from our existing needle-free technologies; and (iii) seek new business opportunities, investments and acquisitions not necessarily in the medical device field.

Pursuant to an asset purchase agreement dated December 8, 2003, between Equidyne Systems, our wholly-owned subsidiary, and HNS International, our company agreed to sell to HNS International all of our right, title and interest in and to: (i) our INJEX needle-free injection device; and (ii) our patent protection related to INJEX. The purchase price for the assets purchased by HNS International was $750,000. HNS International is owned and controlled by Jim Fukushima, who was a member of our board of directors from September, 1999, to July, 2003.

In connection with the sale, Equidyne Systems agreed not to develop, manufacture, promote, market, sell or otherwise exploit, directly or indirectly, any device similar or competitive with INJEX for a period of ten years following the execution of the asset purchase agreement. The asset purchase agreement, an amendment agreement to the asset purchase agreement and the patent purchase agreement, between Equidyne Systems and HNS International are attached as Exhibit 2.1, Exhibit 2.2 and Exhibit 2.3, respectively, to our Current Report on Form 8-K filed December 19, 2003. The foregoing descriptions of these agreements are qualified in their entirety by the full text of such agreements, each of which is incorporated herein by reference.

CURRENT BUSINESS

OVERVIEW

On April 26, 2004, we entered into a stock purchase agreement between Mr. Raj Kumar and our company whereby we purchased all of the issued and outstanding common stock of Cathay Merchant Group, a company incorporated under the laws of Samoa. Pursuant to the stock purchase agreement, we also acquired Cathay Merchant Group Shanghai, a company incorporated under the laws of the People’s Republic of China and a wholly-owned subsidiary of Cathay Merchant Group. We paid a purchase price of $50,000 to acquire all of the issued and outstanding shares of Cathay Merchant Group. The terms and conditions of the stock purchase agreement are attached as Exhibit 2.1 to our Current Report on Form 8-K filed April 30, 2004. The foregoing description of the acquisition of Cathay Merchant Group is qualified in its entirety by the full text of the stock purchase agreement, which is incorporated herein by reference.

Concurrently with the acquisition of Cathay Merchant Group, we announced the adoption of a new business strategy to pursue merchant banking projects in China. We intend to provide corporate finance advisory services and advice to our subsidiaries and our clients on corporate strategy and structure, including mergers and acquisitions and capital raising. We also intend to engage in the proprietary investing of our own capital in enterprises primarily based in China. We have not earned any revenues to date from our merchant banking business, and are actively seeking clients primarily in China.

We intend to make proprietary investments as part of our overall merchant banking activities, and to realize gains on such investments over time. We generally invest in businesses or assets whose intrinsic value is not properly reflected in their share or other price, often as a result of financial distress. We intend to generally make investments where our management determines that we may add or unlock value, rather than passively holding such investments for extended periods of time.

Our company is focussed on conducting our merchant banking business in an integrated and co-ordinated manner in order to take advantage of potential cross-selling opportunities for our subsidiaries and our clients, and to allow our company to participate in a broad range of businesses through our subsidiaries. Our company anticipates that this approach will provide us with several revenue sources on a consolidated basis, and provide flexibility in structuring business relationships, revenues and transactions with the view to maximizing revenues from particular businesses or opportunities in China.

Our integrated approach to our proposed merchant banking and corporate finance advisory services may assist us in identifying suitable proprietary investment opportunities. Our proprietary investment strategy includes the use of our own capital to help restructure businesses, acquire interests in suitable businesses, or to refinance obligations of our clients.

Our merchant banking business may generate revenues in the form of advisory, merchant banking and corporate finance service fees and interest income. We may also realize gains from time to time on our proposed proprietary investments, upon their eventual sale, upon the execution of an equity or debt restructuring, or the completion of other forms of divestment.

Description of Merchant Banking

Our merchant banking activities may include corporate finance advisory services, representation of American and European companies with respect to Chinese investments, and strategic investments on our own behalf and on behalf of clients. Merchant banking encompasses a broad spectrum of activities related to the integrated combination of merchant banking and proprietary investing. The acquisition of Cathay Merchant Group and Cathay Merchant Group Shanghai is intended to capitalize on opportunities in China in the merchant banking industry.

Our merchant banking operations are intended to include the provision of innovative financial structuring and advisory services. We intend to assist the financial needs of small to mid-sized companies and other business enterprises primarily in China and advise and structure business enterprises involved in unstructured and novel situations where a financial partner is needed and traditional “off-the-shelf” solutions are not workable.

We plan to counsel our clients on business and financing strategy, and assist them in capital raising and the execution of transactions that advance their strategic goals, including mergers, acquisitions, reorganizations and divestitures. In addition, we plan to act as an arranger of bridge or interim financing to business enterprises pending reorganization, prior to their going public, as a complement to our proposed proprietary investing. In furtherance of such merchant banking and advisory services, we intend to advise and help restructure enterprises that are undergoing financial distress or have, or are near, debt defaults.

Proprietary Investments Including Our Current Proprietary Investment

Our merchant banking activities include making proprietary investments using our own and our clients’ capital in order to realize investment opportunities. We intend to invest in businesses or assets whose intrinsic value is not properly reflected in their share or other price. Such investments may include companies or assets that are under financial, legal or regulatory distress and we intend to provide services to resolve such distress. Our investing may take many forms and can include acquiring entire businesses or portions thereof, investing in equity, investing in the existing indebtedness (secured and unsecured) of a business or in new equity or debt issues. We intend to avoid making passive investments, as we will invest where we believe we can add or unlock value through financial restructuring. We believe that any investing in distressed businesses and/or assets may result in complex and intricate legal issues relating to priorities, claims and other rights of stakeholders. We anticipate that such issues may result in our being involved in legal and other claims as part of our overall proprietary investment strategy. We intend to pursue proprietary investments that are a part of, or complementary to, our proposed merchant banking and advisory activities.

We intend to invest primarily in China, and our objective is to maximize total return measured through both long-term appreciation and recognized gains either through sales or other forms of divestment. We anticipate that we will realize upon our proprietary investments from time to time, based upon management’s view of the value of the investment, the form and structure of divestment, timing and our overall capital requirements.

Since September 2004, our company, through our wholly-owned subsidiary, Cathay Merchant Group, has commenced preparation and negotiation for the proprietary investment in the development of a wind farm in China to sell electricity generated from wind power. Our interest in the wind energy industry began when our company’s management recognized China’s interest and demand in alternative energy generation. Our company is currently negotiating with the Chinese governments to incorporate a company which our company may use to develop, construct and operate a wind farm business in China. We intend to name this company Cathay Merchant Group Wind Energy Company Ltd.

MFC Bancorp, a shareholder of our company, who directly and indirectly owns 27.8% of our issued and outstanding common shares, has entered into a memorandum of understanding, dated September 26, 2004, between MFC Bancorp and the following three counties located in the Hebei province of China: Weichang Manchu Mongolia Autonomous County Government of Hebei province, Yudaokou County Government and Laowopu County Government. The memorandum of understanding, which is non-binding, states that the parties will endeavor to carry out all reasonable efforts to enter into a definitive and binding agreement where it is contemplated that the three counties will grant MFC Bancorp, or its assignee, the exclusive right to lease approximately 40 square kilometers of land in the Hebei province of China.

On September 26, 2004, the parties to the original memorandum of understanding signed a non-binding addendum agreement to the memorandum of understanding. The addendum agreement states that the parties agree to carry out all reasonable efforts to enter into a definitive and binding agreement to grant MFC Bancorp, or its assignee, an additional 10-square-kilometer section of land adjacent to the original 40-square-kilometer grant of land contemplated in the memorandum of understanding. The memorandum of understanding and the addendum to the memorandum of understanding are attached as Exhibits 10.1 and 10.2, respectively, to our Current Report on Form 10-QSB filed December 15, 2004. The foregoing description of each agreement is qualified in its entirety by the full text of the agreements, which are incorporated herein by reference.

MFC Bancorp was permitted, under the terms of the memorandum of understanding and the addendum to the memorandum of understanding, to transfer both agreements to an affiliated company without the approval of the three counties. On December 3, 2004, MFC Bancorp assigned, for consideration of $10, all of MFC Bancorp’s rights and interest to the memorandum of understanding and the addendum to the memorandum of association to our wholly-owned subsidiary, Cathay Merchant Group. Upon the proposed incorporation of our wholly-owned subsidiary, Cathay Merchant Group Wind Energy Company, we intend to have Cathay Merchant Group Wind Energy Company enter into the proposed land lease agreement with the three counties to lease the 55 square kilometers of land in the Hebei province of China.

Once our wholly-owned subsidiary enters into the land lease agreement, the most important factor that will determine whether or not our company will proceed with the development and construction of our proposed wind farm will be determining the yearly average wind speed on the property. Initial estimates suggest that the property has a yearly average wind speed of approximately 8 meters per second at an elevation of 10 meters. In order to obtain detailed and reliable wind speed measurements, our wholly-owned subsidiary, Cathay Merchant Group, has purchased and installed two 60-meter meteorological masts on the property to collect detailed wind measurements, at an aggregate cost of $40,740, and a third meteorological mast is being installed at an estimated additional cost, including a rezoning fee, of $50,000. In addition, Cathay Merchant Group has entered into a services agreement with an independent third party for the collection and analysis of wind data for the purpose of determining whether it is practicable to develop, construct and operate the proposed wind farm. Cathay Merchant Group has agreed to pay $41,388 for the services associated with collecting and analyzing the meteorological data.

The wind measurement and analysis phase of the project is anticipated to take one year. If, after this phase, our company elects to proceed with the development and construction of the Twin Dragons Wind Farm, we must raise money and commence the development, construction and operation of the wind farm to produce electricity.

A new Law on Renewable Sources was approved by the 14th Meeting of the Standing Committee of the National People’s Congress on February 28, 2005 that becomes effective as of January 1, 2006. This new law includes provisions that the power grid operators are required to purchase the full amount of electricity supplied from registered renewable energy producers at a price to be calculated, adjusted and determined by the State Council Price Bureau which will be publicly disclosed. The new law also provides for subsidized local financing institution loans and for tax incentives to be determined by State Council.

The ultimate development and size of the wind farm will be dependent upon the economics of the site under development and the general economics of wind energy development within China as well as conditions related to the actual implementation of the new Law on Renewable Sources.

Under the memorandum of understanding with the three Chinese county governments, we must install at least one wind power turbine no later than September 26, 2007, failing which the Chinese county governments will be entitled to take over the project and transfer it to a third party without penalty or compensation to our company. Our current plan for the first phase of the development over the initial three-year period, assuming satisfactory wind measurements, is to construct a 100-megawatt wind farm (between 50 to 70 wind turbines), at an estimated cost of approximately $125 million.

Our company intends to obtain land use rights for the construction and operation of the wind farm. In anticipation of acquiring property rights to the proposed site, our company has entered into a Wind Park Project Land Use Rights Agreement dated January 23, 2005, among our wholly-owned subsidiary Cathay Merchant Group Limited, Weichang Manchu Mongolia Autonomous County Government, Yudaokou Town Government and Laowopu Town Government. The land use rights agreement is conditional upon obtaining a satisfactory feasibility study and all necessary approvals for the operation of the proposed wind farm. The land use rights agreement states that upon satisfaction of such conditions, Weichang Manchu Mongolia Autonomous County Government, Yudaokou Town Government, and Laowopu Town Government will carry out all reasonable efforts to obtain land use rights of the proposed site for the construction and operation of a wind farm by Cathay Merchant Group, our wholly-owned subsidiary. We anticipate that the land use rights will be for a term of 50 years and will cost our company a lump sum payment of approximately RMB125,000 for every wind turbine that our company decides to install on the proposed site.

Based on information obtained from our consultants, the cost of developing, constructing and completing a 100-megawatt wind farm development will cost approximately $125 million.

GENERAL INFORMATION ON DOING BUSINESS IN CHINA

The following information is summarized from the United States Department of Energy, available at www.fe.doe.gov/international/EastAsia_and_Oceania/chinover.html. The information obtained on the Department of Energy’s website is not part of this proxy statement-prospectus.

General Information Regarding China

China, with a population of about 1.3 billion, is the most populous country in the world. China has a land area of about 3.7 million square miles, which ranks it as the fourth largest country in terms of land area (after Russia, Canada, and the United States). China is located in east Asia, and is bordered by Russia and Mongolia to the north, Kazakhstan and Kyrgyzstan to the northwest, Tajikistan, Afghanistan, Pakistan, Nepal and India to the southwest, Bhutan, Burma, Laos, Vietnam, and the South China Sea to the south, and the East China Sea, the Yellow Sea, North Korea, and Russia to the east. It consists of 23 provinces, five autonomous regions, and four municipalities. The capital city, Beijing, has a population of about 9.3 million and is located in the northeastern part of the country. China’s unit of currency, the yuan, has a fixed exchange rate of approximately 8.3 yuan per United States dollar (as of April 15, 2005). Currently, China’s gross domestic product (based on purchasing power parity) is about $6 trillion, which ranks it 2nd (only to the United States) among 212 countries and territories.

Economic Summary

China has experienced very strong economic growth in the range of 7-10% per year over the last two decades, and experts predict a strong economic growth pattern to continue for the next ten to fifteen years. China’s economy has not only raised much of the population’s standard of living, but has also created a need for an overall better infrastructure capable of supporting future expected economic growth. The transportation, energy, and communications infrastructure will all need to be upgraded or expanded in order to allow the economy to grow at the expected pace. Likewise, materials and know-how will be needed to fuel China’s diversified industrial base. The Chinese have already begun implementing a number of reforms and changes that are meant to attract and facilitate foreign investment; however, in doing so, they have also allowed for the greater market volatility associated with a free market economy.

State-owned enterprises are costing the government significant amounts of money to maintain and, accordingly, China has established a plan to reform as many as 1,000 companies. These enterprises cause problems both through their favorable ties to the banking system and accompanying debt, and through their growing inventories of relatively low-quality goods. Restructuring of the banking system is also a priority for the government since many banks had to write off delinquent debts from state-owned enterprises.

Special Economic Zones set up along the coast and in a number of inland cities have attracted foreign investment by providing favorable tax incentives. A foreign investor may be refunded between 40-100% of taxes paid on income, if the money is reinvested. The exact percentage depends on the type of technology; investments in high-tech and export-oriented businesses receive full refunds. Special Economic Zones can be found in Shenzhen, Shantou, Zhuhai, Xiamen, Hainan, and 14 other cities. In addition to sectors that are open to foreign participation, China offers opportunities for foreign investment in certain sensitive sectors on a limited, experimental, basis.

The tax incentives have attracted a great deal of direct foreign investment, ranking China the second largest recipient of foreign direct investment in the world (behind the United States). World Trade Organization membership will also provide momentum for China to continue the reform of state-owned enterprises, including those in the energy sector. It should further provide more opportunities for mergers and acquisitions among Chinese companies, as well as between Chinese and international energy companies.

According to statistics released in March, 2003, by China’s Ministry of Foreign Trade and Economic Co-operation, actual foreign direct investment in China rose 53.6% from the previous year to $7.5 billion. Pledged foreign direct investment also increased by 59.1% over that time, to $14.2 billion. The acceleration follows a record $52 billion in actual foreign direct investment into China in 2002.

SELECTED INFORMATION ON WIND ENERGY IN CHINA

The following information is summarized from the United States Department of Energy, available at www.fe.doe.gov/international/EastAsia_and_Oceania/chinover.html. The information obtained on the Department of Energy’s website is not part of this proxy statement-prospectus.

Energy Policy and Regulation in China

There is no one agency responsible for the energy sector in China; the government’s energy responsibilities are shared mainly between the State Development Planning Commission, the State Economic and Trade Commission, and the Ministry of Land and Natural Resources. The State Development Planning Commission oversees plans for developing the energy sector and reviews major energy projects, and any proposed project must receive their approval to move ahead. Within the State Development Planning Commission is the State Price Bureau, which sets prices for electricity, natural gas and oil. The State Economic and Trade Commission oversees industrial policy and evaluates modernization projects and plant upgrades, and also enforces technical standards and is important in industry reform. Other important agencies are the State General Bureau for Environmental Protection, which polices environmental standards, and the Ministry of Foreign Trade and Economic Co-operation, which evaluates projects involving foreign investment. In March 2003, the State Electricity Regulatory Commission began operations and is responsible for supervising and regulating market competition in the electricity industry and also issues licenses to power operators.

The first step in the energy policy-making process (a part of overall national policy) is for China’s parliament, the National People’s Congress, to provide a basic set of objectives. The State Department Planning Commission then prepares national plans for key areas. The procedure further requires that all government departments and regional authorities make industry-specific plans following the National People’s Congress’ outline and the more detailed plans expressed by the State Department Planning Commission. National goals in the energy sector are codified in China’s Five-Year Plans. In its 10th Five-Year Plan, covering the period from 2001 to 2005, China plans to dramatically increase the share of hydropower and natural gas in its energy resources portfolio. This will necessitate construction of pipelines and terminals, as well as many more hydroelectric facilities.

The State Electricity Regulatory Commission was created in 2002 to supervise China’s electric power industry upon the break-up of China’s State Power Corporation. The State Electricity Regulatory Commission will be responsible for making proposals on electric power tariff adjustments and issuing and managing electric power service licenses. The commission is also responsible for setting market rules and resolving disputes.

Wind Energy in China

China has a significant wind energy resource of more than 250,000 megawatts of electricity, according to its Ministry of Electric Power. Much of this potential is concentrated in the northern and eastern parts of the country, especially along the coastline and in Nei Monggol (Inner Mongolia) province. The wind resource in Inner Mongolia alone is thought to be sufficient for most of the power needs of Beijing and the rest of northern China. Exploitation of this wind resource is practical for both grid-connected electricity power production and for use in isolated rural communities. By the end of the year 2000, nearly 350 megawatts of grid-connected wind turbines and more than 150,000 small wind turbines (with a cumulative capacity of approximately 20 megawatts) for rural electrification came into use. The largest windpower facility in China is presently the Dabanchen Power Plant in Xinjiang province, which has more than 100 wind turbines for a total installed capacity of more than 50 megawatts.

China’s development plans for grid-connected wind energy power plants call for many new wind farms in about the 100 megawatts size range; foreign windpower developers will likely play a role in any projects that size. Most wind turbines used will also be imported as China presently does not have a domestic company that produces turbines larger than about 0.75 megawatts. Overall, China intends to add as much as 3,000 megawatts of new windpower capacity by 2010, but in light of the moderate pace of windpower development in China, this may be unachievable.

Electricity Generation and Consumption

China is presently the second greatest electricity generating country (after the United States) and accounts for nearly 10% of the world’s total annual electricity generation. China is also ranked second (again behind the United States) in annual electricity consumption, accounting for about 9.4% of the world’s total annual electricity consumption. China has experienced significant growth in its electricity generation, more than doubling its annual generation during the 1990s. China’s 10th Five-Year Plan has set an electricity generation target of 1,945 billion kilowatt-hours by 2005, which requires an average annual growth rate of more than 5%. From a pure consumption projection viewpoint, China’s demand for electricity is expected to grow by an average of 4.3% annually through 2025. Annual electricity consumption in China is projected to reach nearly 2 trillion kilowatt-hours by 2010 and nearly 3 trillion kilowatt-hours by 2020.

Tax Incentives For Wind Energy

In 2002, the Ministry of Finance and the State Duty Bureau implemented a new tax policy that reduced the value-added tax for wind energy generation from 17% to 8.5%. According to the new tax policy, the average price for wind-generated electricity will decrease by $0.05-0.06 per kilowatt-hour.

MFC CREDIT FACILITY

In order to provide a possible source of funding for the international merchant banking activities of our company, we entered into a five-year, $20 million credit facility with MFC Merchant Bank. MFC Merchant Bank is a wholly-owned subsidiary of MFC Bancorp. Under the terms of the credit facility, MFC Merchant Bank agreed to provide our company with a revolving credit facility in the principal amount of up to $20 million at any time and from time to time until the maturity date of March 31, 2009. The maturity date may be extended for an additional six-month term at MFC Merchant Bank’s option and sole discretion. Under the credit facility agreement, we may use all advances of the credit facility to fund: (i) operating and acquisition activities; and (ii) working capital and general corporate activities. The credit facility is secured by a pledge agreement and is evidenced by a promissory note.

At MFC Merchant Bank’s option, the credit facility is convertible into shares of our common stock. The rate of exchange for the purposes of calculating the number of shares of our common stock issuable in exchange for the $20 million credit facility (or a portion thereof) is: (x) the amount of the credit facility to be converted; divided by (y), the ten-day average of the closing price per share of our common stock immediately prior to the conversion.

On August 24, 2004, MFC Merchant Bank converted $1,575,000 of the credit facility into 3,150,000 shares of our common stock at the exercise price of $0.50 per share. Immediately thereafter, MFC Merchant Bank entered into a transfer agreement dated August 24, 2004, between MFC Merchant Bank and Sutton Park International, whereby MFC Merchant Bank transferred its 3,150,000 shares of our company to Sutton Park International at the same price of $0.50 per share for a total price of $1,575,000.

At a special meeting held on September 16, 2004, our shareholders approved the right for MFC Merchant Bank to convert the remaining $18,425,000 of the credit facility at any time into such number of shares of our common stock in accordance with the formula mentioned above. If MFC Merchant Bank exercises its conversion rights under our credit facility, the event will result in a change of control of our company. For the consequences of this conversion, please see the section “Change of Control” located on page 21 of this proxy statement-prospectus.

The terms and conditions of the credit facility are set forth in the credit facility agreement attached as Exhibit 10.1 to our Current Report on Form 8-K filed April 30, 2004. The foregoing description of the credit facility is qualified in its entirety by the full text of the credit facility agreement, which is incorporated herein by reference.

PROPERTY

Our company intends to obtain land use rights for the construction and operation of a wind farm located on a 55-square-kilometer parcel of land in the Hebei province of China. In anticipation of acquiring property rights to the proposed site, our company has entered into a Wind Park Project Land Use Rights Agreement dated January 23, 2005, among our company, Weichang Manchu Mongolia Autonomous County Government, Yudaokou Town Government and Laowopu Town Government. The land use rights agreement is conditional upon obtaining a satisfactory feasibility study and all necessary approvals for the operation of the proposed wind farm. The land use rights agreement states that upon satisfaction of such conditions, Weichang Manchu Mongolia Autonomous County Government, Yudaokou Town Government, and Laowopu Town Government will carry out all reasonable efforts to obtain land use rights of the proposed site for the construction and operation of a wind farm by Cathay Merchant Group, our wholly-owned subsidiary. We anticipate that the land use rights will be for a term of 50 years and will cost our company a lump sum payment of approximately RMB125,000 for every wind turbine that our company decides to install on the proposed site.

The site of our proposed wind farm is located approximately 350 kilometers north of Beijing. The current travel time from Beijing to the site is approximately eight hours by automobile. A highway development has been proposed which, if completed, will pass in the vicinity of the site and result in decreasing travel time to approximately three hours by automobile. There can be no assurance, however, that the proposed highway will be built, and if built, that the proposed highway will be constructed along the currently proposed route.

If our wind farm is completed and operational at the proposed site, our company will have several options available for connecting the transmission lines from our site to the power grid. The costs associated with connecting the transmission lines to each of the options currently available to our company are being evaluated by our management.

The geography of the proposed site consists of generally flat to rolling hills. The source of wind over the proposed site originates primarily through a wind gap facing Mongolia which is located several miles from the project site.

COMPETITION

COMPETITION OF OUR MERCHANT BANKING BUSINESS

We conduct our business in a global environment that is highly competitive and unpredictable. Upon commencement of our merchant banking activities, we anticipate that we will encounter intense competition in all aspects of our proposed businesses as we will compete directly with other merchant banking entities. Many of our competitors are national or international companies with far greater resources, capital and access to information than us. As a result, we may become involved in transactions with more risk.

COMPETITION OF OUR PROPOSED WIND FARM BUSINESS

Upon commencement of our proposed wind farm business, we will be conducting business in a global environment that is highly competitive and unpredictable and we will be competing with numerous energy providers who generate electricity from a variety of sources. The markets in which we propose to conduct our business, particularly the Hebei province of China, are serviced by several large electrical generating facilities. There are several other wind farms planned in the area of our proposed project. The success of our project is highly dependent upon the current and future policies of China in regards to renewable energy.

At the present time, we are not aware of any other utility scale wind farm operating in the Hebei province of China. According to information published by the United States Department of Energy (available at the United States Department of Energy website at www.fe.doe.gov/international/EastAsia_and_Oceania/Chinover.html), nearly 350 megawatts of grid-connected wind turbines and more than 150,000 small wind turbines (with a cumulative capacity of approximately 20 megawatts) for rural wind electricity generation, were in use in other parts of China at the end of the year 2000. The largest wind power facility in China is presently the Dabanchen Power Plan in Xinjiang province, which has more than 100 wind turbines for a total installed capacity of more than 50 megawatts.

In October 2003, two companies were selected through competitive bidding to develop the first large-scale wind farm projects in China. Hua Rui Company intends to develop a 100 megawatt wind farm at Rudong in Jiangsu province, while Guangdong Yuedian Company intends to develop 100 megawatts at the Shi Bei Shan site in Guangdong province. Work began in January 2004, with planning and construction scheduled for completion in three years. The information on the Department of Energy’s website is not part of this proxy statement-prospectus.

EMPLOYEES

We currently do not have any employees on our payroll. All of our daily administrative and operating services are performed by MFC Merchant Bank, a wholly-owned subsidiary of MFC Bancorp pursuant to a financial advisory agreement. For more information regarding the advisory arrangement between our company and MFC Merchant Bank, please see the section titled “Certain Relationships and Related Transactions” commencing on page 15 of this proxy statement-prospectus.

We expect to hire additional personnel as and when circumstances warrant.

DESCRIPTION OF PROPERTIES

We do not own any real property.

As of April 15, 2005, our principal business office was located in Shanghai, People’s Republic of China in approximately 113 square meters of leased office space, under an informal, month-to-month lease arrangement. We paid $6,400 during the fiscal year as rent under this arrangement. We believe that our current lease arrangements provide adequate space for our foreseeable future needs as well as those of our subsidiaries.

Prior to April 2004, Logan International Corp., located at 1620-400 Burrard Street, Vancouver, B.C., Canada V6C 3A6, provided administrative support to us. We did not pay rent or any other fees in connection with this arrangement.

LEGAL PROCEEDINGS

On October 22, 2003, Marcus R. Rowan, our former chief executive officer, and Mark Myers, our former president, brought claims against us in the District Court of Dallas County, Texas, alleging breach of contract for failure to pay back wages, severance payments, accrued but unpaid vacation and certain health and welfare benefits under the terms of their respective employment arrangements. In addition, the plaintiffs alleged defamation as it relates to their dismissal from our company “for cause.”

On October 31, 2003, we commenced an action against our former directors, officers and employees James R. Gavin, Harry P. Yergey, Mr. Rowan and Mr. Myers in the Court of Chancery for the State of Delaware, alleging claims for breach of fiduciary duty and breach of contract. On December 17, 2003, Mr. Rowan and Mr. Myers commenced an action against us in the Court of Chancery for the State of Delaware demanding advancement of attorneys’ fees and costs incurred by them in defense of the action. On January 29, 2004, we dismissed the claims against Mr. Gavin and Mr. Yergey without prejudice.

On May 28, 2004, we entered into settlement agreements with each of Mr. Rowan, Mr. Myers, Mr. Gavin and Mr. Yergey regarding the claim filed on October 22, 2003, in the District Court of Dallas County, Texas and the claims filed on October 31, 2003, and December 17, 2003, filed in the Court of Chancery for the State of Delaware. Under the terms of each settlement agreement, our company and Mr. Myers agreed to release each other for all claims either party could assert against the other party relating to any relationship such persons had with us as an employee, officer, director, indemnitee or stockholder as of May 28, 2004. All of the respective parties stipulated to dismissal of the three claims. In the ordinary course of conducting our business, we may become subject to litigation and claims regarding various matters. There was no outstanding litigation against our company as of April 15, 2005.

MARKET FOR COMMON EQUITY AND RELATED SHAREHOLDER MATTERS

PRINCIPAL MARKET AND SALES PRICES FOR OUR COMMON STOCK

Our common stock has been listed on the American Stock Exchange since December 15, 2000. Our common stock traded under the symbol “IJX” from December 15, 2000, to October 6, 2004, and has traded under the symbol “CMQ” since October 6, 2004. Our common stock was previously traded in the over-the-counter market on the National Association of Securities Dealers Inc.‘s Over-the-Counter Electronic Bulletin Board in the United States under the symbol “INJX”. The following table sets forth, for the periods indicated, the high and low closing prices as reported by the American Stock Exchange:

	High	Low
FISCAL YEAR ENDED JULY 31, 2003
First Quarter	$0.66	$0.27
Second Quarter	$0.50	$0.27
Third Quarter	$0.66	$0.31
Fourth Quarter	$0.52	$0.36
FISCAL YEAR ENDED JULY 31, 2004
First Quarter	$0.64	$0.45
Second Quarter	$0.71	$0.50
Third Quarter	$0.77	$0.55
Fourth Quarter	$0.75	$0.51
FISCAL YEAR ENDING JULY 31, 2005
First Quarter	$0.53	$0.46
Second Quarter	$0.84	$0.42

APPROXIMATE NUMBER OF HOLDERS OF OUR COMMON STOCK

As of April 15, 2005, there were approximately 162 shareholders of record of our common stock. A substantial amount of the shares are held in “street name” for beneficial owners.

DIVIDENDS

We have not paid dividends on our common stock in the past and we do not anticipate paying dividends in the near future. We intend to retain earnings, if any, for use in our business and do not anticipate paying any cash dividends. Our directors will determine if and when dividends should be declared and paid in the future based on our financial position at the relevant time. All of our shares of common stock are entitled to an equal share in any dividends declared and paid.

RECENT SALES OF UNREGISTERED SECURITIES

Pursuant to the credit facility agreement dated April 26, 2004, between our company and MFC Merchant Bank, MFC Merchant Bank converted $1,575,000 of the $20 million credit facility into 3,150,000 shares of our common stock at the exercise price of $0.50 per share on August 24, 2004. In addition, at a shareholders meeting on September 16, 2004, our shareholders voted in favor of granting MFC Merchant Bank the right to convert all of the remaining $18,425,000 of the credit facility into such number of shares of our common stock as is determined by: the amount of the credit facility (or portion thereof) to be converted, divided by the ten-day average of the closing price per share of our common stock immediately prior to the conversion.

For consequences of this conversion, please see the section titled “Change of Control” located on page 21 of this proxy statement-prospectus.

The terms and conditions of the credit facility are set forth in the credit facility agreement attached as Exhibit 10.1 to our Current Report on Form 8-K filed April 30, 2004. The foregoing description of the credit facility is qualified in its entirety by the full text of the credit facility agreement, which is incorporated herein by reference.

SELECTED FINANCIAL DATA

The following information represents selected financial data for our company for the previous five fiscal years (year ended July 31). Such selected consolidated financial data is qualified in its entirety by, and should be read in conjunction with, the consolidated financial statements of our company.

CATHAY MERCHANT GROUP, INC. AND SUBSIDIARIES
STATEMENTS OF OPERATIONS DATA
(In thousands except per share data)

	2004	2003	2002	2001	2000
STATEMENT OF OPERATIONS DATA
Revenues	$39	$82	$715	$247	$802
Cost of revenues	74	155	839	294	502
General and administrative	2,719	3,226	7,504	13,815	9,407
Research and development	--	273	534	2,065	1,257
Asset impairment	--	966	5,402	--	--

Operating loss	(2,754)	(4,538)	(14,010)	(17,040)	(10,364)
Other income	199	148	418	41,815	12,277
Income tax provision (benefit)	--	(1,063)	(4,114)	10,936	(2,605)

Net income (loss)	$(2,555)	$(3,327)	$(9,478)	$13,839	$4,518

Net income (loss) per share - basic	$(0.16)	$(0.22)	$(0.63)	$0.90	$0.32

CATHAY MERCHANT GROUP, INC. AND SUBSIDIARIES
BALANCE SHEETS DATA

	2004	2003	2002	2001	2000
BALANCE SHEETS DATA
Cash and cash equivalents	$9,879	$9,517	$13,092	$15,405	$2,010
Other current assets	3,783	6,583	5,737	9,092	1,745
Total assets	14,042	16,645	20,620	30,628	20,599
Current liabilities	3,441	3,706	4,354	4,884	1,682
Long term liabilities	--	--	--	--	--

Total liabilities	3,441	3,706	4,354	4,884	1,682
Shareholders' equity	10,601	12,939	16,266	25,744	18,917
Cash dividends per share	--	--	--	--	--

SUPPLEMENTARY FINANCIAL INFORMATION
(In thousands except per share data)

The following information represents selected unaudited quarterly financial information to January 31, 2005 and January 31, 2004:

STATEMENT OF OPERATIONS DATA	Six Months Ended January 31, 2005	Six Months Ended January 31, 2004
	(Unaudited)
Sales	$--	$39
Cost of Goods Sold	--	74
General and administrative expenses	928	2,044
Net loss	(827)	(1,836)
Net loss per share - basic and diluted	(0.04)	(0.12)

BALANCE SHEET DATA	As at January 31, 2005
(Unaudited)
Cash and cash equivalents	$14,723
Total assets	15,297
Current liabilities	3,942
Total liabilities	3,942
Shareholders' equity	11,355

MANAGEMENT’S DISCUSSION AND ANALYSIS

The following is a discussion and analysis of our results of operations and financial position for the two years ended July 31, 2004, and the factors that could affect our future financial condition and results of operations. Historical results may not be indicative of future performance.

This discussion and analysis should be read in conjunction with our consolidated financial statements and the notes thereto included elsewhere in this proxy statement-prospectus. Our consolidated financial statements are prepared in accordance with United States Generally Accepted Accounting Principles. All references to dollar amounts in this section are in United States dollars unless expressly stated otherwise. Please see our “Note on Forward Looking Statements” and “Risk Factors” for a complete list of our risk factors.

Company Overview

We are a financial holding company whose business is conducted primarily through our indirect wholly-owned operating subsidiary, Cathay Merchant Group Shanghai, a company organized under the laws of the People’s Republic of China. In April 2004, we acquired Cathay Merchant Group Shanghai and its immediate parent, Cathay Merchant Group, a company organized under the laws of Samoa. Cathay Merchant Group Shanghai is an international merchant banking company. Merchant banking encompasses a broad spectrum of activities related to the integrated combination of merchant banking and proprietary investing. Cathay Merchant Group Shanghai’s merchant banking activities may provide specialized corporate finance services and advise clients on corporate strategy and structure, including mergers and acquisitions and capital raising. These activities may also include proprietary investing of our own capital in enterprises to realize long-term or short-term gains. Our current proprietary investment involves the development of our first wind energy project in China, the Twin Dragons Wind Farm, which is a 160-megawatt project in the Hebei Province of China.

We were formed in January 1977 as American Electromedics Corp. and changed our name to Equidyne Corporation in December 1999. In October 2004, we changed our name to Cathay Merchant Group, Inc. Since our formation, we had invested in various medical device companies and technologies. From January 1999 until January 2004, we had principally focused on the development of patented, needle-free drug delivery systems, principally the reusable INJEX™ System. In early 2002, our executive management evaluated our technologies, markets and production capabilities and concluded that a change in our strategic focus was necessary as our production capabilities were not cost effective nor were our sales and marketing programs generating satisfactory results. We evaluated strategic alternatives both within and outside of the medical products industry. On January 6, 2004, Equidyne Systems, our wholly-owned subsidiary, sold all its right, title and interest in and to its needle-free technologies to HNS International.

From January 2004 to April 2004, we pursued merchant banking opportunities in China, culminating in our acquisition of Cathay Merchant Group and Cathay Merchant Group Shanghai in April 2004. In December 2004, we commenced our current proprietary investment when all the rights under a memorandum of understanding dated September 16, 2004 among MFC Bancorp and three Chinese county governments, Weichang Manchu Mongolia Autonomous County Government of Hebei Province, Yudaokou County Government and Laowopu County Government, relating to the development a new 160-megawatt wind energy project in Hebei Province, China, were assigned to our subsidiary Cathay Merchant Group for consideration of $10. The generation of electricity by the planned project will depend, in part, upon satisfactory wind speeds at the site, and upon the number of wind turbines. Accordingly, two meteorological masts were installed at the site for wind-measurement purposes, and a third meteorological mast is in the process of being installed.

RESULTS OF OPERATIONS – FISCAL YEAR ENDED JULY 31, 2004

Net product sales for the year ended July 31, 2004, were $39,000 compared with $82,000 for fiscal 2003. The decrease in sales through our company’s distribution partners reflected our change in strategic focus and the effect of the cessation of most sales and marketing activities for the needle-free business. On January 6, 2004, we sold all of our remaining inventories to HNS International. As a result of our acquisition of Cathay Merchant Group and Cathay Merchant Group Shanghai, we refocused our business to pursue merchant banking business in Asia. We are in the early stages of developing our planned Twin Dragons Wind Farm project in China, and are currently exploring other business opportunities in Asia. We do not expect to generate significant revenue from these activities in the near term.

Cost of sales was $74,000 for the fiscal year ended July 31, 2004, compared to $155,000 for the fiscal year ended July 31, 2003.

General and administrative expenses were $2,719,000 on sales of $39,000 during fiscal 2004, compared to $3,226,000 on $82,000 of sales during fiscal 2003. General and administrative expenses were 69.7 times greater than sales during fiscal 2004, compared to 39.3 times greater than sales during fiscal 2003. Although the amount of general and administrative expenses decreased in 2004, the ratio of such expense to revenues actually increased from fiscal 2003. The increase in the ratio of such expenses to revenue was mainly due to the sale of essentially all of our needle-free delivery business in December of 2003. After such sale, our company continued to incur legal, accounting and other costs while our company ceased to recognize any revenue.

Our company expects that our general and administrative expenses will continue to exceed revenues as we continue to investigate the potential for developing and constructing a wind farm on the property we intend to lease in the Hebei province of China.

Our company incurred a net loss of $2,555,000 in fiscal 2004 and a net loss of $3,327,000 in 2003.

RESULTS OF OPERATIONS – SIX MONTHS ENDED JANUARY 31, 2005

Net product sales were $nil for the six months ended January 31, 2005, compared to $39,000 for the same period in 2004. The decrease in sales through our company’s distribution partners reflected our change in strategic focus to pursue our merchant banking business in Asia and the effect of the cessation of most sales and marketing activities for the needle-free business.

Cost of sales for the six months ended January 31, 2005 were $nil, compared to $74,000 for the same period in 2004.

Selling, general and administrative expenses for the six months ended January 31, 2005 were $0.9 million compared to $2.0 million for the same period in 2004. Our company paid $0.5 million for reimbursement of expenses and administrative and management fees to MFC Merchant Bank for the six months ended January 31, 2005.

Gain on sale of patents, property and equipment were $nil for the six months ended January 31, 2005, compared to $0.2 million in the same period in 2004.

We reported net loss of $0.8 million, or $0.04 per common share for the six months ended January 31, 2005, compared to $1.8 million, or $0.12 per common share, in the same period in 2004.

RESULTS OF OPERATIONS – THREE MONTHS ENDED JANUARY 31, 2005

Net product sales were $nil for the three months ended January 31, 2005, compared to $37,000 for the same period in 2004. The decrease in sales through our company’s distribution partners reflected our change in strategic focus to pursue our merchant banking business in Asia and the effect of the cessation of most sales and marketing activities for the needle-free business.

Cost of sales for the three months ended January 31, 2005 were $nil, compared to $55,000 for the same period in 2004.

Selling, general and administrative expenses for the three months ended January 31, 2005 were $0.5 million compared to $0.4 million for the same period in 2004. Our company paid $0.3 million for reimbursement of expenses and administrative and management fees to MFC Merchant Bank for the three months ended January 31, 2005.

Gain on sale of patents, property and equipment were $nil for the three months ended January 31, 2005, compared to $0.2 million in the same period in 2004.

We reported net loss of $0.6 million, or $0.03 per common share for the three months ended January 31, 2005, compared to a net loss of $0.2 million, or $0.01 per common share, in the same period in 2004.

LIQUIDITY AND CAPITAL RESOURCES

We have cash and cash equivalents of $9,879,000 as of July 31, 2004, compared to $9,517,000 as of July 31, 2003. We have financed our operations from cash flow acquired in prior years from debt and equity financing. We have accumulated a deficit of $12,544,000 as at July 31, 2004 compared to a deficit of $9,989,000 as at July 31, 2003. As at January 31, 2005, our company had working capital of $10.9 million, compared to working capital of $10.2 million at July 31, 2004.

We entered into a five-year $20 million revolving credit facility dated April 26, 2004 with MFC Merchant Bank which is to mature in March 2009. In August 2004, MFC Merchant Bank converted $1,575,000 of the principal that we have drawn under the credit facility into 3,150,000 shares of our common stock at the exercise price of $0.50 per share. As of January 31, 2005, we have an unused portion of a credit facility of $18,425,000. We are required to pay interest on any outstanding principal amount that we have drawn down under the credit facility on the first banking day of each calendar month, at an annual rate of Libor (being the one month London Inter-Bank Offered

Rate fixed daily by the British Bankers Association) plus 3.5%, based on a 360 day year. The credit facility is secured by a first fixed and specific charge and security interest on all of our property, assets and undertakings imposed under our promissory note in the aggregate principal amount of $20,000,000, and a floating charge on all of our company’s other property, assets and undertakings not specifically mortgaged and charged under the promissory note, including after-acquired assets or the proceeds of any and all assets. Our obligations under the credit facility are also secured by a pledge agreement in the aggregate principal amount of $20,000,000, pursuant to which we have pledged to MFC Merchant Bank all or our existing and future pecuniary claims against third parties.

In order to complete our proposed business plan for the international merchant banking activities, we believe that additional capital will be required. As a general guideline, we anticipate spending approximately $125,000 per month on our day-to-day general and administrative operations during the fiscal year ending July 31, 2005. This cost includes a monthly payment of $75,000 to MFC Merchant Bank for various financial and operating advisory services pursuant to a financial advisory agreement dated January 1, 2004. In addition to the $75,000 per month advisory costs, our company estimates spending approximately $50,000 per month for general and administrative expenses associated with the operation of our company. Since our start-up and development costs are not fixed, we may be required to expend a significant amount of additional funds.

As discussed below under the heading, “Current Proprietary Investment – The Twin Dragons Wind Farm Project, Hebei Province, China,” we believe that we have sufficient working capital to meet operating expenses in respect of the Twin Dragons Wind Farm Project during the next twelve months. However, we are also seeking investments in or acquisitions of companies, technologies or products in connection with our international merchant banking activities. We may need additional capital if we pursue other opportunities that we may identify through such activities. Should the need arise, we will consider financing alternatives in addition to the possibility of further draws under our credit facility with MFC Merchant Bank, including the possibility of effecting private placements of our securities.

There is no assurance that management will find suitable opportunities or effect the necessary financial arrangements for such investments or provide the working capital needed for the acquired activities.

As at January 31, 2005, our company had working capital of $10.9 million, compared to $10.2 million at July 31, 2004.

Operating Activities

Operating activities used cash of $0.2 million for the year ended July 31, 2004, compared to $3.6 million the same period in 2003. Operating activities provided cash of $3.3 million for six months ended January 31, 2005, compared to cash of $0.7 million used in the same period in 2004, primarily as a result of collection of refundable income taxes in 2004. The tax refund resulted from the utilization by our company of net operating loss carry-backs to reduce our taxable income for the fiscal year ended July 31, 2001. Apart from a further tax refund of $146,000 that we received during the quarter ending January 31, 2005, we do not anticipate to receive any additional tax refunds in the future.

Investing Activities

Investing activities provided cash of $0.7 million in the year ended July 31, 2004, compared to $6,000 in the same period in 2003, primarily due to sales of patents, property and equipment. Investing activities used cash of $72,000 for the six months ended January 31, 2005, compared to $0.7 million cash provided in the same period in 2004, primarily due to purchase of fixed assets in 2005.

Financing Activities

Financing activities used cash of $0.2 million for the year ended July 31, 2004, compared to $nil in the same period in 2003. Financing activities provided cash of $1.6 million for the six months ended January 31, 2005, compared to $0.2 million in the same period in 2004, primarily due to borrowing under our credit facility with MFC Merchant Bank in 2005.

CURRENT PROPRIETARY INVESTMENT - THE TWIN DRAGONS WIND FARM PROJECT, HEBEI PROVINCE, CHINA

On December 3, 2004, our wholly-owned subsidiary, Cathay Merchant Group, was assigned, for consideration of $10, all of MFC Bancorp’s rights and interest under a memorandum of understanding dated September 16, 2004, and a subsequent addendum, among MFC Bancorp and three Chinese county governments, Weichang Manchu Mongolia Autonomous County Government of Hebei Province, Yudaokou County Government and Laowopu County Government, relating to an initial development a new 160-megawatt wind energy project in Hebei Province, China, to be known as the Twin Dragons Wind Farm.

Cathay Merchant Group, our wholly-owned subsidiary, has the exclusive right to develop a wind power project on 55 square kilometers of land in Hebei Province, for a minimum of three years. Cathay Merchant Group is in the process of establishing a Shanghai-based wholly-owned foreign enterprise under the laws of China, to be called Cathay Merchant Group Wind Energy Company.

The generation of electricity by the planned project will depend, in part, upon satisfactory wind speeds at the site, and upon the number of turbines that we erect on the site. Our company has commenced testing to determine the viability of the Twin Dragons Wind Farm. One of the most important factors that will determine whether or not our company will proceed with the development and construction of the project will be the wind speed in the area where the property is located. The wind speed is also qualified by the height of the wind measuring equipment, with the default height normally being 10 meters from the ground.

The wind measurement and analysis phase of the project is anticipated to take one year. If, after this phase, our company elects to proceed with the development and construction of the Twin Dragons Wind Farm, we must raise money and commence the development, construction and operation of the wind farm to produce electricity.

A new Law on Renewable Sources was approved by the 14th Meeting of the Standing Committee of the National People’s Congress on February 28, 2005 that becomes effective as of January 1, 2006. This new law includes provisions that the power grid operators are required to purchase the full amount of electricity supplied from registered renewable energy producers at a price to be calculated, adjusted and determined by the State Council Price Bureau which will be publicly disclosed. The new law also provides for subsidized local financing institution loans and for tax incentives to be determined by State Council.

The ultimate development and size of the wind farm will be dependent upon the economics of the site under development and the general economics of wind energy development within China as well as conditions related to the actual implementation of the new Law on Renewable Sources.

Under the memorandum of understanding with the three Chinese county governments, we must install at least one wind power turbine no later than September 26, 2007, failing which the Chinese county governments will be entitled to take over the project and transfer it to a third party without penalty or compensation to our company. Our current plan for the first phase of the development over the initial three-year period, assuming satisfactory wind measurements, is to construct a 100-megawatt wind farm (between 50 to 70 wind turbines), at an estimated cost of approximately $125 million.

Our company intends to obtain land use rights for the construction and operation of the wind farm. In anticipation of acquiring property rights to the proposed site, our company has entered into a Wind Park Project Land Use Rights Agreement dated January 23, 2005, among our wholly-owned subsidiary Cathay Merchant Group Limited, Weichang Manchu Mongolia Autonomous County Government, Yudaokou Town Government and Laowopu Town Government. The land use rights agreement is conditional upon obtaining a satisfactory feasibility study and all necessary approvals for the operation of the proposed wind farm. The land use rights agreement states that upon satisfaction of such conditions, Weichang Manchu Mongolia Autonomous County Government, Yudaokou Town Government, and Laowopu Town Government will carry out all reasonable efforts to obtain land use rights of the proposed site for the construction and operation of a wind farm by Cathay Merchant Group, our wholly-owned subsidiary. We anticipate that the land use rights will be for a term of 50 years and will cost our company a lump sum payment of approximately RMB125,000 for every wind turbine that our company decides to install on the proposed site.

Our estimated operating expenses for the project over the next twelve months total $0.4 million. We are installing a third meteorological mast on the property, which will require us to incur an additional $50,000 in expenses, some of which will be absorbed by the current budget.

Our estimates of our operating expenses over the next twelve months may be significantly impacted by legislative changes that are anticipated to be introduced in China within the next 12 months, in part in connection with a review of Chinese energy policy and regulation that the Chinese governments will be undertaking in connection with the formulation of its 11th Five-Year Plan which will cover the period from 2006 to 2010.

We anticipate that we will have sufficient working capital available to us to meet these estimated costs and expenses over the next twelve months.

OFF-BALANCE SHEET ARRANGEMENTS

The following table sets forth our best estimates for material long-term obligations as at July 31, 2004. Operating leases include commitments for office space, computers and office equipment. As of July 31, 2004, our principal business office is located in Shanghai, People’s Republic of China. We occupy approximately 113 square meters of leased office space, under an informal, month-to-month lease arrangement and payment under this arrangement is not included in the following table. We paid $6,400 during the fiscal year ended July 31, 2004, under this arrangement. The table excludes commitments such as open purchase orders under long term agreements with customers and suppliers. We have no minimum purchase or supply arrangements in place. Our contractual obligations as of July 31, 2004 were:

	Payments Due by Period (in $000's)
Contractual Obligations(1)	Total		Less Than One Year		2-3 Years		4-5 Years		After 5 Years
Capital Lease Obligations	$	Nil	$	Nil	$	Nil	$	Nil	$	Nil
Operating Leases		60		29		31		Nil		Nil
Purchase Obligations (2)		42		14		28		Nil		Nil

Total Contractual Obligations		$102		$43		$59	$	Nil	$	Nil

(1)	There have been no material changes to the contractual obligations of our company subsequent to January 31, 2005.

(2)	Purchase obligations represent engineering fee for wind speed measurements.

APPLICATION OF CRITICAL ACCOUNTING POLICIES

The preparation of financial statements in conformity with generally accepted accounting principles requires management of the company to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods.

Our management routinely makes judgments and estimates about the effects of matters that are inherently uncertain. As the number of variables and assumptions affecting the probable future resolution of the uncertainties increase, these judgments become even more subjective and complex. We are currently in the merchant banking business and have identified certain accounting policies, described below, that are the most important to the portrayal of our current financial condition and results of operations. Our significant accounting policies are disclosed in Note 1 to our consolidated financial statements set out on page F-7 of this proxy statement-prospectus.

Revenue Recognition

The revenue in our current merchant banking business primarily come from the provision of merchant banking, finance and advisory services and the sales of proprietary investments. Fees earned from merchant banking, finance and advisory services are recognized when the services are performed, and revenue from the sales of proprietary investments are recognized as the sales are completed; and when the amounts of the revenues are fixed, agreed or determinable and collectibility is reasonably assured.

Allowance for Credit Losses

Our allowance for credit losses is to be maintained at an amount considered adequate to absorb estimated credit-related losses. Such allowances reflect management’s best estimate of the probable losses with our customers and our credit portfolio and judgments about both macro- and micro-economic conditions. The evaluation process involves estimates and judgments, which could change drastically in the near-term, and could result in a significant change to a recognized allowance. Credit losses arise primarily from loans, but may also relate to other credit instruments such as guarantees and letters of credit. An allowance for credit losses may be increased by provisions which are charged to income and reduced by write-offs net of any recoveries.

We review our customer obligations, loan portfolio and receivables on a regular basis. Specific provisions are established on a case by case basis. In determining whether a specific provision is required or not, we consider, but such consideration is not limited to, the following factors: (a) repayment history of the customer; (b) overall financial position and results of the customer; (c) the nature and quality of collateral and guarantee; (d) business plan and outlook of the customer; (e) secondary market value of the loan and the collateral; and (f) our business plan or strategy to divest or restructure the debt.

A general provision may be established to absorb potential credit losses attributable to the deterioration of credit quality on aggregate exposures for which specific provisions cannot yet be determined. A country’s risk provision may be made based on exposures in less developed countries and on management’s overall assessment of the underlying economic conditions in those countries. A market risk provision may be made based on the macro-economic factors which are specific to a particular region or industry and the micro-economic factors which are specific to a particular borrower. Write-offs are generally recorded after all reasonable restructuring or collection activities have taken place and there is no realistic prospect of recovery.

Valuation of Securities

Trading securities are stated at quoted market value, with the unrealized gain or loss included in the results of operations.

When there has been a loss in value of a long-term security that is other than a temporary decline, the security will be written down to recognize the loss. The write-down is included in the determination of income.

A decline in market value may be only temporary in nature or may reflect conditions that are more persistent. Declines may be attributable to general market conditions, either globally or regionally, that reflect prospects of the economy as a whole or prospects of a particular industry or a particular company. Such declines may or may not indicate the likelihood of ultimate recovery of the carrying amount of a security. We regularly review our portfolio position to determine whether an other than temporary decline exists.

In determining whether the decline in value is other than temporary, quoted market price is not the only deciding factor, particularly for thinly traded securities, large block holdings and restricted shares. We consider, but such consideration is not limited to, the following factors: (a) trend of the quoted market price and trading volume; (b) financial position and results for a period of years; (c) liquidity or going concern problems of the investee; (d) changes in or reorganization of the investee and/or its future business plan; (e) outlook of the investee’s industry; (f) the current fair value of the investment (based upon an appraisal thereof) relative to its carrying value; and (g) our business plan and strategy to divest the security or to restructure the investee.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

There have been no changes in or disagreements with our accountants on accounting or financial disclosure.

QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

Market risk sensitive instruments include all financial or commodity instruments and other financial instruments that are sensitive to future changes in interest rates, currency exchange rates, commodity prices or other market factors. We do not believe that we are currently subject to any material market risks.

If our company elects to proceed with the wind farm business in China and generates revenues in Chinese currency, our company will be subject to currency risks. In such circumstances, a sudden or significant change in foreign exchange rates could have a material effect on our future operating results or cash flows. At this stage, it is too early to formulate our policy to manage this potential foreign currency risk.

LEGAL MATTERS

The legality of the shares of common stock offered by our company was passed upon by the law firm of Finbar F. Dempsey & Company, Turks and Caicos Islands.

INTEREST OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this proxy statement-prospectus as having prepared or certified any part of this proxy statement-prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration of our common stock was employed on a contingency basis or had, or is to receive, in connection with the registration, a substantial interest, directly or indirectly, in our company or any of our subsidiaries. Nor was any such person connected with our company or any of our subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer or employee.

Our company retained Finbar F. Dempsey & Company, a Turks and Caicos Islands law firm to provide our company with an opinion as to the validity of our shares of common stock and an opinion as to the Turks and Caicos Islands tax consequences of the proposed continuance. The legal and tax opinions in this proxy statement-prospectus are included herein in reliance upon the opinions and upon the authority of the firm as qualified legal counsel. The opinion from Finbar F. Dempsey & Company regarding the legality of our securities is attached as Exhibit 5.1 to this proxy statement-prospectus and the opinion regarding the Turks and Caicos Islands tax consequences of the proposed continuance is attached as Exhibit 8.1 to this proxy statement-prospectus.

The consolidated financial statements of our company as of July 31, 2004, included in this proxy statement-prospectus have been audited by Peterson Sullivan PLLC, an independent registered public accounting firm, as stated in their report appearing herein, and have been so included in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing. In addition, the discussion of “Material United States Federal Income Tax Consequences of the Continuance” commencing on page 40 has been prepared by Peterson Sullivan PLLC acting as United States tax advisors in connection with the merger and continuance with the pre-approval of our audit committee.

The consolidated financial statements of our company for the year ended July 31, 2003, included in this proxy statement-prospectus have been so included in reliance on the report of KBA Group LLP, an independent registered public accounting firm, given on the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We intend to file annual, quarterly and special reports and other information with the Securities and Exchange Commission until the consummation of the continuance, upon which time we will be deemed a foreign private issuer. Upon our company becoming a foreign private issuer, we intend to file annual reports on Form 20-F and will no longer be required to file quarterly reports. You may read and copy any document filed by us, including this proxy statement-prospectus and its exhibits and schedules, at the Securities and Exchange Commission’s public reference room, 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the Securities and Exchange Commission at 1-800-732-0330 for further information about its public reference room. These Securities and Exchange Commission filings are also available to the public at the Securities and Exchange Commission’s website at “www.sec.gov”.

CATHAY MERCHANT GROUP, INC.

CONSOLIDATED FINANCIAL REPORTS

JULY 31, 2004

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To The Board of Directors and Shareholders
Cathay Merchant Group, Inc.

We have audited the accompanying consolidated balance sheet of Cathay Merchant Group, Inc. (formerly Equidyne Corporation) and Subsidiaries as of July 31, 2004, and the related consolidated statements of operations, stockholders’ equity, and cash flows for the year then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Cathay Merchant Group, Inc. and Subsidiaries as of July 31, 2004, and the results of their operations and their cash flows for the year then ended, in conformity with U.S. generally accepted accounting principles.

/s/ Peterson Sullivan PLLC
Seattle, Washington
September 18, 2004

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of
Cathay Merchant Group, Inc.

We have audited the accompanying consolidated statements of operations, changes in stockholders’ equity, and cash flows of Cathay Merchant Group, Inc. (formerly Equidyne Corporation) and subsidiaries for the year ended July 31, 2003. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated results of operations and cash flows of Cathay Merchant Group, Inc. and subsidiaries for the year ended July 31, 2003, in conformity with accounting principles generally accepted in the United States of America.

/s/ KBA GROUP LLP
Dallas, Texas
August 13, 2003

CATHAY MERCHANT GROUP, INC. AND SUBSIDIARIES
(Formerly Equidyne Corporation)

CONSOLIDATED BALANCE SHEET
July 31, 2004
(In Thousands)

ASSETS	2004
Current Assets
Cash and cash equivalents	$9,879
Refundable income taxes	3,611
Prepaid expenses and other	172

Total current assets	13,662
Deferred credit facility costs	380

Total assets	$14,042

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities
Accounts payable	$381
Accrued expenses	624
Accrued income taxes	2,436

Total current liabilities	3,441
Stockholders' Equity
Preferred stock - $0.01 par value; authorized - 1,000,000 shares;
issued and outstanding - none	--
Common stock, $0.10 par value; authorized - 35,000,000 shares;
issued and outstanding - 17,131,929	1,713
Additional paid-in capital	26,745
Accumulated deficit	(12,544)
Treasury stock, at cost (1,497,100 shares)	(5,313)

Total stockholders' equity	10,601

Total liabilities and stockholders' equity	$14,042

See Notes to Consolidated Financial Statements

CATHAY MERCHANT GROUP, INC. AND SUBSIDIARIES
(Formerly Equidyne Corporation)

CONSOLIDATED STATEMENTS OF OPERATIONS
For the Years Ended July 31, 2004 and 2003
(In Thousands, Except Loss Per Share)

	2004	2003
Product sales, net	$39	$82
Cost of goods sold	74	155

	(35)	(73)
Selling, general and administrative expenses	2,719	3,226
Research and development	--	273
Asset impairment	--	966

Total operating expenses	2,719	4,465

Operating loss	(2,754)	(4,538)
Other income (expense)
Interest and financing charges, net	(30)	140
Gain on sale of patents, property, and equipment	212	8
Miscellaneous	17	--

	199	148

Loss before income tax benefit	(2,555)	(4,390)
Income tax benefit	--	1,063

Net loss	$(2,555)	$(3,327)

Weighted average common shares outstanding, basic and diluted	15,535	14,985

Loss per common share, basic and diluted	$(0.16)	$(0.22)

See Notes to Consolidated Financial Statements

CATHAY MERCHANT GROUP, INC. AND SUBSIDIARIES
(Formerly Equidyne Corporation)

CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY
For the Years Ended July 31, 2004 and 2003
(In Thousands)

	Common stock				Treasury Stock
	Shares	Par Value	Additional Paid-in Capital	Accumulated Deficit	Shares	Cost	Total Stockholders' Equity
Balance at July 31, 2002	16,482	$1,648	$26,593	$(6,662)	1,497	$(5,313)	$16,266
Exercise of stock options
(792 shares)	1	--	--	--	--	--	--
Net loss	--	--	--	(3,327)	--	--	(3,327)

Balance at July 31, 2003	16,483	1,648	26,593	(9,989)	1,497	(5,313)	12,939
Exercise of stock options
(649,234 shares)	649	65	152	--	--	--	217
Net loss	--	--	--	(2,555)	--	--	(2,555)

Balance at July 31, 2004	17,132	$1,713	$26,745	$(12,544)	1,497	$(5,313)	$10,601

See Notes to Consolidated Financial Statements

CATHAY MERCHANT GROUP, INC. AND SUBSIDIARIES
(Formerly Equidyne Corporation)

CONSOLIDATED STATEMENTS OF CASH FLOWS
For the Years Ended July 31, 2004 and 2003
(In Thousands)

	2004	2003
Operating activities
Net loss	$(2,555)	$(3,327)
Adjustments to reconcile net loss to net cash
used in operating activities
Bad debt expense	--	15
Depreciation and amortization	55	241
Gain on sale of patents, property and equipment	(212)	(8)
Asset impairment	--	966
Deferred income tax benefit	--	1,921
Changes in operating assets and liabilities
Accounts receivable	7	30
Refundable income taxes	2,830	(2,995)
Inventories	66	168
Prepaid expenses and other current assets	(108)	46
Deferred costs	10	10
Accounts payable	(69)	116
Accrued income taxes	105	(281)
Accrued expenses	(289)	(469)
Deferred revenue	(12)	(14)

Net cash used in operating activities	(172)	(3,581)
Investing activities
Proceeds on sale of patents, property and equipment	725	8
Purchase of property and equipment	(8)	(2)

Net cash provided by investing activities	717	6
Financing activities
Deferred credit facility costs	(400)	--
Cash received for exercise of stock options	217	--

Net cash used in financing activities	(183)	--

Change in cash and cash equivalents	362	(3,575)
Cash and cash equivalents, beginning of year	9,517	13,092

Cash and cash equivalents, end of year	$9,879	$9,517

Supplemental cash flow information
Interest paid	$--	$--
Income taxes paid	$--	$293

See Notes to Consolidated Financial Statements

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 1. Business Description and Summary of Significant Accounting Policies

The notes to these consolidated financial statements are presented in United States Dollars. With the exception of per share amounts, amounts are presented in thousands.

Business Description/Related Party Transactions

Cathay Merchant Group, Inc. (formerly Equidyne Corporation) (the “Company”) is a holding company which has invested in various medical device companies and technologies. From 1999 until 2004, the Company had principally focused on the development of patented, needle-free drug delivery systems.

In 2002, the Company’s executive management evaluated the Company’s technologies, markets, and production capabilities and concluded that a change in the strategic focus of the Company was necessary as the Company’s production capabilities were not cost effective nor were its sales and marketing programs generating satisfactory results. Presently, the Company is in the process of evaluating strategic alternatives both within and outside of the medical products industry. In this regard, during fiscal year 2004, the Company sold its needle-free technologies for $725 and its remaining inventory for $25, both in cash. The Company that purchased the needle-free technologies and inventory is owned by a former member of the Company’s board of directors. Further, the Company acquired all the stock of Cathay Merchant Group Limited (“CMG”) (a Samoan Corporation) to pursue merchant banking projects in Asia, including but not limited to, trade finance, representation of American and European companies with respect to Chinese investments, and strategic investments for its own behalf and on behalf of clients. This purchase was not deemed material to the consolidated financial statements.

In order to provide a source of funding for CMG’s merchant banking activities, the Company entered into a five-year $20 million Revolving Credit Facility (the “Facility”) with MFC Merchant Bank, S.A. (“MFC Bank”) which matures in March 2009. The Company has a common director with MFC Bank’s parent company. The interest rate on all outstanding amounts under the Facility is the one-month London Inter-Bank Offered Rate plus 3.5%. Additionally, the Company is required to pay an unused Facility fee of 0.75% per year on the daily average of the unused amount of the commitment during the term. The amount for the year ended July 31, 2004, was $38. The Company also agreed to pay MFC Bank an arrangement fee of $400. This amount was paid in full during the year ended July 31, 2004. The Facility is secured by receivables and any current or future property assets. The Company may need additional funding in the future depending on the ultimate scope of the merchant banking activities. During the year ended July 31, 2004, the Company deposited its cash and cash equivalents with MFC Bank. Interest income on the deposit was $12. The Company also has a management agreement with MFC Bank whereby the Company pays $75 per month as a management fee. The expense recognized in these consolidated financial statements was $600 for the year ended July 31, 2004. This amount was paid in full on a monthly basis.

Under the term of the Facility, MFC Bank may convert all amounts borrowed into shares of the Company’s common stock at a price equal to the ten-day trailing average of the closing price per share of the Company’s common stock immediately prior to conversion, subject to any regulation imposed by an exchange where the Company’s shares are listed. As of July 31, 2004, the maximum number of shares into which the Facility could be converted was equal to 19.9% of the Company’s outstanding stock at the time of such conversion unless the Company obtained stockholder approval for shares in excess of this. Subsequent to year end, the Company obtained stockholder approval to allow MFC Bank to exceed this restriction at a special meeting of the Company’s stockholders described in Note 6. The Company reserved sufficient shares of common stock for this potential conversion. Subsequent to July 31, 2004, the Company borrowed $1,575 under the Facility. On August 24, 2004, MFC Bank converted $1,575 into 3,150 shares of the Company’s common stock.

Principles of Consolidation

The accompanying consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries. All material intercompany transactions have been eliminated.

Cash and Cash Equivalents

For the purpose of the consolidated statements of cash flows, cash and cash equivalents include all highly liquid debt instruments with original maturities of three months or less. Cash balances are in excess of insured limits.

Property and Equipment

All property and equipment was sold during the year ended July 31, 2004, for a loss of $13. Depreciation expense for the years ended July 31, 2004 and 2003, totalled $13 and $85, respectively, using the straight-line method.

Patents

Prior to their sale in 2004, patents were amortized on a straight-line basis over 15 years. Amortization expense for the years ended July 31, 2004 and 2003, was $22 and $156, respectively.

Further, in 2003, the Company evaluated the carrying value of its patents in accordance with Statement of Financial Accounting Standards Number 144. Based on limited revenues related to the needle-free technologies, management determined the carrying value of the underlying patent was impaired. Based on an independent appraisal, the patent carrying value was reduced by $966. This amount is shown in the 2003 consolidated statement of operations as an “asset impairment” charge. All patents held by the Company were sold during the year ended July 31, 2004, for a gain of $225.

Deferred Credit Facility Costs

As noted above, the Company paid MFC Bank $400 as a credit facility arrangement fee which is being amortized over the life of the Facility. Accumulated amortization and expense amounted to $20 for the year ended July 31, 2004.

Revenue Recognition

In prior years, the Company’s products were sold subject to rights of return which resulted in the deferral in recognizing revenue until the right to return expired. There was no deferred revenue at July 31, 2004.

Research and Development

Research and development costs are charged to operations as incurred.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires the Company’s management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

Loss Per Share

Basic loss per share is based upon the weighted average number of common shares outstanding during the period. Diluted loss per share reflects the effect of dilutive potential common shares, if any, which consist principally of stock options and warrants. Dilutive securities were not included in the calculation of diluted weighted average shares for the years ended July 31, 2004 and 2003, respectively, due to their anti-dilutive effect.

Stock-Based Compensation

The Company accounts for options and other stock-based compensation under the recognition and measurement principles of Accounting Principles Board Opinion No. 25, “Accounting for Stock Issued to Employees,” and related interpretations. This is referred to as the intrinsic value method. No stock-based employee compensation expense is reflected in these consolidated financial statements because all options granted under the plan had an exercise price equal to or greater than the market value of the underlying common stock on the date of the grant. The Company, at its option, could elect to follow the fair value method (as described in Statement of Financial Accounting Standards, or SFAS, No. 123, “Accounting for Stock-Based Compensation”) rather than the intrinsic value method. The following table illustrates the effect on net loss and net loss per share if the Company had applied the fair value method of SFAS No. 123 to stock-based employee compensation.

	2004	2003
Net loss as reported	$(2,555)	$(3,327)
Deduct: Stock-based compensation expense determined under fair
value based method	(507)	(397)

Pro forma net loss	$(3,062)	$(3,724)

Net loss per share - basic and diluted - as reported	$(0.16)	$(0.22)

Net loss per share - basic and diluted - pro forma	$(0.20)	$(0.25)

For purposes of pro forma disclosures, the estimated fair value of the options is amortized to expense over the options’ vesting period.

The fair values for these options were estimated at the date of grant using a Black-Scholes option pricing model. For the periods presented in these consolidated financial statements, options were only issued during the year ended July 31, 2003. The following assumptions were used to value the 2003 options:

Expected life (years)	3
Interest rate	4.0%
Volatility	1.04
Dividend yield	0.0%

The Black-Scholes option valuation model was developed for use in estimating the fair value of traded options which have no vesting restrictions and are fully transferable. In addition, option valuation models require the input of highly subjective assumptions, including the expected stock price volatility. Because the Company’s employee stock options have characteristics significantly different from those of traded options, and because changes in the subjective input assumptions can materially affect the fair value estimate, the existing model may not necessarily provide a reliable measure of the fair value of its stock options.

Compensation cost for stock options and warrants to purchase stock granted to non-employees is measured using a fair value model at the date of grant multiplied by the number of options granted.

Income Taxes

The Company accounts for income taxes in accordance with the liability method. Under the liability method, deferred assets and liabilities are recognized based upon anticipated future tax consequences attributable to differences between financial statement carrying amounts of assets and liabilities and their respective tax bases. The Company establishes a valuation allowance to the extent that it is more likely than not that deferred tax assets will not be receivable against future taxable income.

Recent Accounting Pronouncements

SFAS No. 149 amends existing standards on derivatives (effective for derivatives entered into or modified after June 30, 2003). SFAS No. 150 gives guidance on the accounting for certain financial instruments with characteristics of both liabilities and equity (effective for financial instruments entered into after May 31, 2003). Financial Accounting Standards Board Interpretation No. 46 requires consolidation of certain variable interest entities (effective for fiscal years ending after December 15, 2003). These new standards do not have an effect on the Company’s consolidated financial statements.

Note 2. Income Taxes

Significant components of the Company’s deferred tax assets are as follows:

Deferred tax assets:
Net operating loss carryforward	$1,376
Deferred compensation	199
Other	37

Total deferred tax assets	1,612
Valuation allowance for deferred tax assets	(1,612)

Net deferred tax assets	$--

At July 31, 2004, the Company had a net operating loss carryforward of $3,454 which will expire in 2024.

Following is a summary of the tax benefit recognized for the years ended July 31, 2004 and 2003:

	2004	2003
Current:
Federal	$--	$(2,995)
State	--	11

Total current	--	(2,984)
Deferred:
Federal	--	1,921
State	--	--

Total deferred	--	1,921

	$--	$(1,063)

A reconciliation of income taxes computed at the federal statutory rates to the income tax benefit in the consolidated financial statements is as follows:

	2004		2003
	Amount	Percent	Amount	Percent
Benefit at federal statutory rates	$(894)	35%	$(1,536)	35%
State income tax	(124)	5	11	--
Change in valuation allowance	1,018	(40)	46	(1)
Permanent differences	--	--	385	(9)
Other	--	--	31	(1)

	$--	--	$(1,063)	24%

Note 3. Equity

Preferred Stock

During a prior year, the Board of Directors authorized 500 shares of Series C Convertible Preferred Stock, par value $0.01, and declared a dividend of one preferred share purchase right (“Right”) for each outstanding share of Common Stock. Each Right entitles the holder to purchase one one-hundredth (1/100) of a share of the Company’s Series C Preferred Stock at a purchase price of $40. The Rights will be exercisable only if a person or group (1) acquires beneficial ownership of 15% or more of the outstanding shares of Common Stock, or (2) commences a tender or exchange offer, the consummation of which would result in the beneficial ownership by a person or group of 15% or more of the outstanding shares of Common Stock. Until that time, the Rights will be attached to the shares of Common Stock and they will expire in January 2011.

Stock Options and Warrants

The Company established the 2002 Long Term Incentive and Share Award Plan (“the 2002 Plan”) providing for the issuance of up to 1,000 shares of the Company’s common stock. Options granted under the 2002 Plan would be either incentive stock options or non-qualified stock options which would be granted to employees, officers, directors or consultants of the Company. Options are exercisable as determined at the time of grant, and the exercise price of the options cannot be less than the fair market value at the date of grant.

The Company also established the 1996 Stock Option Plan (“the 1996 Plan”) providing for the issuance of up to 300 shares of the Company’s common stock. In 1999 and 2000, an additional 400 and 800 shares, respectively, were approved by the stockholders, increasing the total number of shares to 1,500 under the 1996 Plan. Options granted under the 1996 Plan would be either incentive stock options or non-qualified stock options which would be granted to employees, officers, directors and other persons who perform services for or on behalf of the Company. Options are exercisable as determined at the time of grant, except options to officers or directors which may not vest earlier than six months from the date of grant, and the exercise price of the options cannot be less than the fair market value at the date of grant.

From time to time the Company has issued warrants to purchase shares of the Company’s common stock. As of July 31, 2004, there were 20 outstanding warrants to purchase the Company’s common stock at an exercise price of $1.25 per share. The warrants were issued in August 1999 and expired in August 2004.

Option activity for the years ended July 31, 2004 and 2003, is summarized below:

	2004		2003
	Shares	Weighted Average Exercise Price per share	Shares	Weighted Average Exercise Price per share
Outstanding at beginning of year	2,799	$1.16	3,032	$1.73
Granted	--	--	1,127	0.34
Expired or cancelled	(779)	1.92	(1,359)	1.76
Exercised	(649)	0.33	(1)	0.31

Outstanding at end of year	1,371	$1.11	2,799	$1.16

Exercisable at end of year	1,371	$1.11	2,058	$1.33

Available for future grants	1,147		967

Weighted average fair value of		None
options granted during year		granted		$0.23

The following table presents weighted average price and life information about significant option grants outstanding at July 31, 2004:

Range of Exercisable Prices per share	Number Outstanding	Weighted Average Remaining Contractual Life	Weighted Average Exercise Price per share
$0.31 - $0.50	353	8.51	$ 0.39
$0.78 - $1.00	526	7.45	$ 0.87
$1.09 - $2.00	422	0.81	$ 1.57
$2.68 - $7.00	70	0.67	$ 3.70

	1,371

Note 4. Fair Value of Financial Instruments

The Company’s short-term financial instruments comprising cash, receivables, and payables are carried at cost which, due to their short-term nature, approximates their fair value.

Note 5. Litigation

The Company and its subsidiaries are subject to litigation in the normal course of business. There was no outstanding litigation at July 31, 2004.

Note 6. Subsequent Event

On September 16, 2004, at a special meeting of the Company’s stockholders, the Company’s name was changed from Equidyne Corporation to Cathay Merchant Group, Inc. In addition, the stockholders approved increasing the number of authorized shares of the Company’s common stock to one hundred million and approved the issuance of the appropriate number of shares of common stock to MFC Bank as may be required by the terms of the Facility.

CATHAY MERCHANT GROUP, INC.

UNAUDITED CONSOLIDATED FINANCIAL REPORTS

JANUARY 31, 2005

CATHAY MERCHANT GROUP, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(DOLLARS IN THOUSANDS)

	JANUARY 31, 2005	JULY 31, 2004
	(UNAUDITED)
ASSETS
Current Assets:
Cash and cash equivalents	$14,723	$9,879
Refundable income taxes	--	3,611
Prepaid expenses and other	166	172

Total current assets	14,889	13,662
Fixed assets, net
	69	--
Deferred credit facility costs	339	380

Total assets	$15,297	$14,042

LIABILITIES & STOCKHOLDERS' EQUITY
Current Liabilities:
Accounts payable	$472	$381
Accrued expenses	624	624
Accrued income taxes
	2,436	2,436
Due to related parties	410	--

Total current liabilities	3,942	3,441
Stockholders' Equity:
Common stock	2,029	1,713
Additional paid-in capital	28,010	26,745
Accumulated deficit	(13,371)	(12,544)
Treasury stock, at cost	(5,313)	(5,313)

Total stockholders' equity	11,355	10,601

Total liabilities and stockholders' equity	$15,297	$14,042

See accompanying notes.

CATHAY MERCHANT GROUP, INC. AND SUBSIDIARIES
UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS
(IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

	SIX MONTHS ENDED JANUARY 31,
	2005	2004
Net sales	$--	$39
Cost of goods sold	--	74

Gross loss	--	(35)
Selling, general and administrative expenses	928	2,044

Operating loss	(928)	(2,079)

Other income:
Interest and financing charges, net	101	14
Gain on sale of property and equipment	--	229

	101	243

Net loss	$(827)	$(1,836)

Net loss per common share, basic and diluted	$(0.04)	$(0.12)

See accompanying notes.

CATHAY MERCHANT GROUP, INC. AND SUBSIDIARIES
UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS
(IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

	THREE MONTHS ENDED JANUARY 31,
	2005	2004
Net sales	$--	$37
Cost of goods sold	--	55

Gross loss	--	(18)
Selling, general and administrative expenses	539	412

Operating loss	(539)	(430)

Other income (expense):
Interest and financing charges, net	(46)	5
Gain on sale of property and equipment	--	249

	(46)	254

Net loss	$(585)	$(176)

Net loss per common share, basic and diluted	$(0.03)	$(0.01)

See accompanying notes.

CATHAY MERCHANT GROUP, INC. AND SUBSIDIARIES
UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS
(IN THOUSANDS)

	SIX MONTHS ENDED JANUARY 31,
	2005	2004
OPERATING ACTIVITIES:
Net loss	$(827)	$(1,836)
Adjustments to reconcile net loss to net cash
provided by operating activities:
Depreciation and amortization	44	35
Gain on sale of property and equipment	--	(229)
Changes in operating assets and liabilities:
Accounts receivable	--	7
Refundable income taxes	3,611	2,830
Inventories	--	66
Prepaid expenses and other	6	(81)
Due to related parties	410	--
Accounts payable and other current liabilities	91	(60)

Net cash provided by operating activities	3,335	732
INVESTING ACTIVITIES:
Proceeds from sale of property and equipment	--	734
Purchase of fixed assets	(72)	--

Net cash provided by (used in) investing	(72)	734
activities
FINANCING ACTIVITIES:
Proceeds from exercise of stock options	6	216
Borrowing from a credit facility	1,575	--

Net cash provided by financing activities	1,581	216

Increase in cash and cash equivalents	4,844	1,682
Cash and cash equivalents, beginning of period	9,879	9,517

Cash and cash equivalents, end of period	$14,723	$11,199

SUPPLEMENTAL CASH FLOW INFORMATION:
Income taxes paid	$--	$--
Interest expenses paid	$--	$--

See accompanying notes.

CATHAY MERCHANT GROUP, INC. AND SUBSIDIARIES
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

1.	DESCRIPTION OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Description of Business

        We are a financial holding company whose business is conducted primarily through our indirect wholly owned operating subsidiary, CMG Shanghai Ltd. (“CMG Shanghai”), a company organized under the laws of the People’s Republic of China. In April 2004, we acquired CMG Shanghai and its immediate parent, Cathay Merchant Group Ltd., a company organized under the laws of Samoa. CMG Shanghai is an international merchant banking company. Merchant banking encompasses a broad spectrum of activities related to the integrated combination of merchant banking, trading, financing commercial trade and proprietary investing. CMG Shanghai’s merchant banking activities may provide specialized corporate finance services and advise clients on corporate strategy and structure, including mergers and acquisitions and capital raising in Asia. These activities may also include proprietary investing of our own capital in enterprises to realize long-term or trading gains. Our current proprietary investment involves the development of our first wind energy project in China, the Twin Dragons Wind Farm, which is a 160-megawatt project in the Hebei Province in China.

        We were formed in January 1977 as American Electromedics Corp. and changed our name to Equidyne Corporation in December 1999. In October 2004, we changed our name to Cathay Merchant Group, Inc. Since our formation, we had invested in various medical device companies and technologies. From January 1999 until January 2004, we had principally focused on the development of patented, needle-free drug delivery systems, principally the reusable INJEX™ System. In early 2002, our executive management evaluated our technologies, markets and production capabilities and concluded that a change in our strategic focus was necessary as our production capabilities were not cost effective nor were our sales and marketing programs generating satisfactory results. We evaluated strategic alternatives both within and outside of the medical products industry. On January 6, 2004, Equidyne Systems, Inc., our wholly owned subsidiary, sold all its right, title and interest in and to its needle-free technologies to HNS International Inc.

        From January 2004 to April 2004, we pursued the opportunity to enter into the international merchant and investment banking industry, culminating in our acquisition of Cathay Merchant Group Ltd. and CMG Shanghai in April 2004.

Basis of Presentation

        The unaudited interim period consolidated financial statements have been prepared by the Company pursuant to the rules and regulations of the U.S. Securities and Exchange Commission (the “SEC”). Certain information and footnote disclosure normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States have been condensed or omitted pursuant to such SEC rules and regulations. The interim period consolidated financial statements should be read together with the audited consolidated financial statements and accompanying notes included in the Company’s latest annual report on Form 10-KSB for the fiscal year ended July 31, 2004. In the opinion of management, the interim period consolidated financial statements contain all adjustments necessary in order to make the interim period consolidated financial statements not misleading. The results for the periods presented herein may not be indicative of the results for any subsequent period or the entire year.

2.	LOSS PER SHARE

        Basic loss per share is based upon the weighted average number of common shares outstanding during the period. Diluted loss per share reflects the effect of dilutive securities, if any, principally stock options and warrants. Dilutive securities were not included in the calculation of diluted weighted average shares for the six and three months ended January 31, 2005 and 2004, due to their anti-dilutive effect.

        The following table sets forth the computation of basic and diluted loss per share (in thousands, except per share amounts):

	SIX MONTHS ENDED JANUARY 31,
	2005	2004
Net loss	$(827)	$(1,836)

Weighted-average shares	18,399	15,436

Net loss per share, basic and diluted	$(0.04)	$(0.12)

	THREE MONTHS ENDED JANUARY 31,
	2005	2004
Net loss	$(585)	$(176)

Weighted-average shares	18,797	15,620

Net loss per share, basic and diluted	$(0.03)	$(0.01)

3.	STOCK-BASED COMPENSATION

        In accordance with Statement No. 123, “Accounting for Stock-Based Compensation” (“FAS 123”), the Company accounts for its two stock option plans and other stock-based employee compensation using the intrinsic value method prescribed by Accounting Principles Board (“APB”) Opinion No. 25, “Accounting for Stock Issued to Employees”, and related interpretations, as described more fully in the Company’s annual report on Form 10KSB for the year ended July 31, 2004. Accordingly, compensation expense is recorded on the date of grant only to the extent the current market price of the underlying stock exceeds the option exercise price. The Company did not record any stock-based compensation expense in the six and three months ended January 31, 2005 and 2004.

        Had compensation expense been determined based on the fair values at dates of grant for its stock options under FAS 123, as amended by FAS 148, net loss and net loss per share would have been reported as indicated in the pro forma results below (in thousands, except per share amounts):

	SIX MONTHS ENDED JANUARY 31,
	2005	2004
Net loss, as reported	$(827)	$(1,836)
Deduct: Stock-based employee compensation expense determined under fair
value based method	--	(507)

Pro forma net loss	$(827)	$(2,343)

Net loss per share, basic and diluted, as reported	$(0.04)	$(0.12)

Net loss per share, basic and diluted, pro forma	$(0.04)	$(0.15)

	THREE MONTHS ENDED JANUARY 31,
	2005	2004
Net loss, as reported	$(585)	$(176)
Deduct: Stock-based employee compensation expense determined under fair
value based method	--	--

Pro forma net loss	$(585)	$(176)

Net loss per share, basic and diluted, as reported	$(0.03)	$(0.01)

Net loss per share, basic and diluted, pro forma	$(0.03)	$(0.01)

        For purposes of pro forma disclosures, the estimated fair value of the options is amortized to expense over the options’ vesting period.

        The fair values under FAS 123 for options granted were estimated at the date of grant using a Black-Scholes option pricing model with the following weighted-average assumptions:

2004

Expected life (years)	3
Interest rate	4.0%
Volatility	0.95
Dividend yield	0.0%

        In December 2004, FAS 123 was revised, which eliminates the alternative to use APB Opinion No.25‘s intrinsic value method of accounting that was provided in FAS 123 as originally issued. The revised FAS123 requires a public entity to measure the cost of employee services received in exchange for an award of equity instruments based on the grant-date fair value of the award. The Company does not expect that such revision will have significant impact on the Company’s financial position in the foreseeable near future.